                                                                   DRAFT 7/31/96


                  FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.
                              300 DELAWARE AVENUE
                                   SUITE 1704
                           WILMINGTON, DELAWARE 19801
                                 (302) 427-5800


Dear Stockholder:

     You are cordially invited to attend a Special Meeting of the Stockholders of Financial Institutions Insurance Group, Ltd. ("FIIG" or the "Company"), to be held at the offices of Schulte Roth & Zabel, 900 Third Avenue, New York, New York on _____________, 1996, at 9:00 a.m., Eastern Daylight Saving Time. A notice of the Special Meeting, a proxy statement and related information about the Company and a proxy card are enclosed. All holders of the Company's outstanding shares of Common Stock as of July 17, 1996 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting.

     At the Special Meeting, you will be asked to consider and to vote upon a proposal to approve and adopt a Merger Agreement, dated as of April 12, 1996 (the "Merger Agreement"), by and among the Company, FIIG Holding Corp., a Delaware corporation ("Buyer"), and FIIG Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Buyer Sub"), pursuant to which Buyer Sub will be merged with and into the Company (the "Merger"). Buyer currently is a wholly-owned subsidiary of Castle Harlan Partners II, L.P. It is expected that John A. Dore, President and Chief Executive Officer of the Company, will receive options to acquire approximately 7% of the outstanding shares of Buyer (of which approximately 3% will be issued in exchange for the cancellation of certain of his options in the Company). If the Merger Agreement is approved and the Merger becomes effective, each outstanding share of Common Stock of the Company (other than dissenting shares) will be converted into the right to receive $16.00 in cash. Approval of the Merger requires the affirmative vote of the holders of a majority of all outstanding shares of the Company's Common Stock. Certain executive officers and members of the Board of Directors of the Company have entered into Voting Agreements pursuant to which such stockholders have agreed to vote shares representing approximately 20 percent of the Company's outstanding shares of Common Stock in favor of the Merger.

     Details of the proposed Merger and other important information are set forth in the accompanying Proxy Statement, and you are urged to read it carefully.

     YOUR BOARD OF DIRECTORS HAS APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. If you attend the Special Meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.


                                   R. Keith Long
                                   Chairman of the Board
___________, 1996

                FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.

      NOTICE OF SPECIAL MEETING OF STOCKHOLDERS ON ______________, 1996

To Stockholders of Financial Institutions Insurance Group, Ltd.:

     A special meeting of the stockholders of Financial Institutions Insurance Group, Ltd. ("FIIG" or the "Company"), will be held at the offices of Schulte Roth & Zabel, 900 Third Avenue, New York, New York on _____________, 1996 at 9:00 a.m. Eastern Daylight Saving Time (the "Special Meeting"), to consider and act upon the following matters:

        1. To consider and vote upon a proposal to approve and adopt a Merger Agreement dated as of April 12, 1996 (the "Merger Agreement"), by and among the Company, FIIG Holding Corp., a Delaware corporation ("Buyer"), and FIIG Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Buyer Sub"), pursuant to which, among other things (i) Buyer Sub will be merged with and into the Company (the "Merger"); and (ii) each outstanding share of common stock, par value $1.00 per share, of the Company (other than dissenting shares), will be converted into the right to receive $16.00 in cash. A copy of the Merger Agreement is attached as Appendix A to the accompanying Proxy Statement; and

        2. The transaction of such other business as properly may come before the Special Meeting or any adjournment or adjournments thereof.

     Your attention is called to the Proxy Statement and other materials concerning the Company which are mailed with this Notice for a more complete statement regarding the matters to be acted upon at the Special Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.


                                        By Order of the Board of Directors



                                        Lana J. Braddock, Secretary


_____________, 1996

     YOUR VOTE IS IMPORTANT. ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

                                PROXY STATEMENT

                  FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.
                              300 DELAWARE AVENUE
                                   SUITE 1704
                           WILMINGTON, DELAWARE 19801
                                 (302) 427-5800


     This Proxy Statement is being furnished to the stockholders of Financial Institutions Insurance Group, Ltd. ("FIIG" or the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for a Special Meeting of Stockholders to be held on __________, 1996 at 9:00 a.m. Eastern Daylight Saving Time, at the offices of Schulte Roth & Zabel, 900 Third Avenue, New York, New York (the "Special Meeting"). At the Special Meeting, the stockholders of the Company will consider and vote upon a proposal to approve and adopt a Merger Agreement dated April 12, 1996 (the "Merger Agreement"), among the Company, FIIG Holding Corp. ("Buyer") and FIIG Merger Corp. ("Buyer Sub"). Buyer currently is a wholly-owned subsidiary of Castle Harlan Partners II, L.P. ("CHP II"). It is expected that John A. Dore, President and Chief Executive Officer of the Company, will receive options to acquire approximately 7% of the outstanding shares of Buyer (of which approximately 3% will be issued in exchange for the cancellation of certain of his options in the Company), and certain other officers and employees of the Company will own shares and options aggregating approximately 1% of the outstanding shares of Buyer. If the Merger is consummated, Buyer Sub will be merged into the Company, with the Company being the surviving corporation (the "Surviving Corporation"). Pursuant to the Merger Agreement, each outstanding share of the Company's common stock (other than dissenting shares) will be converted into the right to receive $16.00 per share in cash. Each outstanding share of Buyer Sub common stock will be converted into one share of the common stock of the Surviving Corporation, which will become a wholly-owned subsidiary of Buyer.

     This Proxy Statement is first being sent to stockholders on or about ___________, 1996.



THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               TABLE OF CONTENTS



                                                                                     PAGE
                                                                                     ----
SUMMARY                                                                               S-1
  General                                                                             S-1
    The Special Meeting                                                               S-1
    Purpose of the Special Meeting; Quorum; Vote Required                             S-1
    The Parties to the Transaction                                                    S-1
    The Merger                                                                        S-2
    Certain Effects of the Merger                                                     S-3
    Procedures for Exchange of Certificates                                           S-3
    Recommendation of Board of Directors                                              S-3
    Voting of Shares of Certain Holders                                               S-3
    Interests of Certain Persons in the Merger                                        S-3
    Accounting Treatment                                                              S-4
    Federal Income Tax Consequences                                                   S-4
  The Merger Agreement                                                                S-4
    Effective Time of the Merger                                                      S-4
    Conditions to Consummation of the Merger                                          S-4
    Termination of the Merger Agreement                                               S-5
    Amendments to the Merger Agreement                                                S-5
    Dissenters' Rights                                                                S-5
  Comparative Market Price Data                                                       S-6
  Dividends                                                                           S-6
  Selected Consolidated Financial Data of the Company                                 S-7

INTRODUCTION                                                                           1
  Proposal to be Considered at the Special Meeting                                     1
  Voting Rights; Vote Required for Approval                                            1
  Voting and Revocation of Proxies                                                     2
  Solicitation of Proxies                                                              2

SPECIAL FACTORS                                                                        2
  Background of the Merger                                                             2
  Opinion of Investment Banker                                                         7
  The Board of Directors' Reasons for the Merger;
    Recommendation of the Company's Board of Directors                                 13
    Voting Agreements                                                                  16
  Interest of John A. Dore and Management in the Merger                                16
  Dore's Belief as to the Fairness of the Merger                                       16
  CHP II's Belief as to the Fairness of the Merger                                     18
  Purpose and Certain Effects of the Merger                                            19
  Interests of Certain Persons in the Merger                                           20
    Stock Option Plan and Directors' Incentive Plan                                    20
    Acceleration of Stock Options                                                      21
    Employment Agreements                                                              21
    Indemnification and Insurance                                                      21

                                                                                     PAGE
                                                                                     ----

  Certain Federal Income Tax Consequences of the Merger to the
    Company's Stockholders                                                             22

THE MERGER                                                                             23
  Effects of the Merger                                                                24
  Effective Time                                                                       24
  Procedures for Exchange of Certificates                                              24
  Accounting Treatment                                                                 25
  Source and Amount of Funds                                                           25
  Plans or Proposals After the Merger                                                  26
  Rights of Dissenting Stockholders                                                    27
  Regulatory Approvals                                                                 29
  Connecticut Insurance Laws                                                           30

THE MERGER AGREEMENT                                                                   30
  General                                                                              30
  Effective Time                                                                       31
  Consideration to be Received by Stockholders of the Company                          31
  Representations and Warranties                                                       32
  Covenants                                                                            33
  Termination Fee                                                                      38
  Amendments and Waivers                                                               38
  Expenses                                                                             38
  Conditions to Consummation of the Merger                                             39
  Termination                                                                          40

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS                            40

OTHER MATTERS                                                                          43

PROPOSALS BY HOLDERS OF COMPANY SHARES                                                 44

EXPENSES OF SOLICITATION                                                               44

INDEPENDENT PUBLIC ACCOUNTANTS                                                         44

AVAILABLE INFORMATION                                                                  44

BUSINESS, FINANCIAL INFORMATION AND MANAGEMENT'S DISCUSSION AND ANALYSIS               45

INDEX TO FINANCIAL STATEMENTS                                                          F-1






Appendix A  -  Merger Agreement
Appendix B  -  Section 262 of DGCL
Appendix C  -  Opinion of William Blair & Company, L.L.C.

                                                                           PAGE
                                                                           ----
Appendix D  -  Form of Voting Agreement

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. The following summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained in this Proxy Statement, in the materials accompanying this Proxy Statement and in the Appendices hereto. Stockholders are urged to review the entire Proxy Statement and accompanying materials carefully.

GENERAL

The Special Meeting

     The Special Meeting of Stockholders of Financial Institutions Insurance Group, Ltd. ("FIIG" or the "Company") will be held on _____________, 1996 at 9:00 a.m. Eastern Daylight Saving Time, at the offices of Schulte Roth & Zabel, 900 Third Avenue, New York, New York (the "Special Meeting"). Only holders of record of shares of $1.00 par value common stock of the Company (the "Common Stock" or the "Company Shares") at the close of business on July 17, 1996 are entitled to notice of and to vote at the Special Meeting. On that date, there were approximately 281 holders of record of Common Stock and 3,210,584 shares of Common Stock outstanding, with each share entitled to cast one vote at the Special Meeting. See "INTRODUCTION--Voting Rights; Vote Required for Approval."

Purpose of the Special Meeting; Quorum; Vote Required

     At the Special Meeting, stockholders will consider and vote upon a proposal to approve and adopt the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement (the "Merger Agreement"). The Merger Agreement provides for the merger of FIIG Merger Corp. with and into the Company (the "Merger"). The Company, as the surviving corporation (the "Surviving Corporation"), would then become a wholly-owned subsidiary of FIIG Holding Corp. (the "Buyer"). All of the issued and outstanding capital stock of the Buyer currently is owned by Castle Harlan Partners II, L.P. ("CHP II"). It is expected that John A. Dore, President and Chief Executive Officer of the Company, will receive options to acquire approximately 7% of the outstanding shares of Buyer (of which approximately 3% will be issued in exchange for the cancellation of certain of his options in the Company, and of which approximately 4% will be issued in connection with his employment arrangement), and certain other officers and employees of the Company will own shares and options aggregating approximately 1% of the outstanding shares of Buyer. John
A. Dore has been President and Chief Executive Officer of the Company since 1990. See "INTRODUCTION--Proposal to be Considered at the Special Meeting" and "SPECIAL FACTORS -- Interest of John A. Dore and Management in the Merger."
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding Company Shares. See "INTRODUCTION--Voting Rights; Vote Required for Approval," and "THE MERGER AGREEMENT--Conditions to Consummation of the Merger."

The Parties to the Transaction


     Castle Harlan Partners II, L.P. CHP II, which pursuant to the Merger will become the ultimate parent of the Company, is a Delaware limited partnership which invests in businesses for long-term appreciation. The sole general partner of CHP II is Castle Harlan Associates, L.P., a Delaware limited partnership ("CHALP"). The principal business of CHALP is serving as general partner of CHP II. The sole general partner of CHALP is Castle Harlan Partners II GP, Inc., a Delaware corporation ("CHALP GP"). The principal business of CHALP GP is serving as general partner of CHALP. CHALP GP is controlled by John
K. Castle.  The principal executive offices of CHP II,

CHALP, CHALP GP and John K. Castle are located at 150 East 58th Street, New York, NY 10155, and the telephone number is (212) 644-8600.


     FIIG Holding Corp. and FIIG Merger Corp. FIIG Holding Corp. ("Buyer") and FIIG Merger Corp., a wholly-owned subsidiary of Buyer ("Buyer Sub"), have been formed solely for the purpose of the Merger. Neither company has engaged in any business activity unrelated to the Merger. The principal executive offices of Buyer and Buyer Sub are located at 150 East 58th Street, New York, NY 10155, c/o Castle Harlan, Inc., and the telephone number is (212) 644-8600. Neither Buyer, Buyer Sub nor CHP II is an affiliate of the Company or its officers or directors.

     Financial Institutions Insurance Group, Ltd. The Company is an insurance holding company that, through its subsidiaries, underwrites insurance and reinsurance. The principal lines of business include professional liability, directors' and officers' liability, and other lines of property and casualty insurance and reinsurance. The First Reinsurance Company of Hartford ("First Re") is the Company's largest subsidiary. First Re is domiciled in the State of Connecticut and maintains direct insurance licenses in 19 states and the District of Columbia, with reinsurance approval or authority in 12 additional states. The principal underwriting activity of the group is managed by the Company's wholly-owned subsidiary, Oakley Underwriting Agency, Inc. ("Oakley"). Oakley underwrites directors' and officers' liability insurance and professional liability insurance coverages on behalf of First Re and Virginia Surety Company, Inc., an unaffiliated insurance company that maintains an underwriting contract with Oakley. The insurance coverages underwritten by Oakley on behalf of Virginia Surety Company, Inc. are generally reinsured by First Re. First Re Management Company, Inc. ("FRM") is a wholly-owned subsidiary of the Company which was organized to provide centralized management and administrative service to the Company and its subsidiaries. F/I Insurance Agency, Incorporated ("F/I Agency") is an Illinois-licensed insurance producer and a wholly-owned subsidiary of the Company. The Company's Common Stock is traded on The Nasdaq Stock Market under the symbol "FIRE." The principal executive offices of the Company are located at 300 Delaware Avenue, Suite 1704, Wilmington, Delaware 19801, and the telephone number is (302) 427-5800.

The Merger

     Pursuant to the Merger Agreement, Buyer Sub will merge into the Company, with the Company being the Surviving Corporation. Each outstanding share of Common Stock (except those shares held by the Company as treasury shares, or held by Buyer or Buyer Sub, or shares as to which appraisal rights have been properly exercised under the Delaware General Corporation Law ("DGCL") ("Dissenting Shares")) will be converted into the right to receive $16.00 in cash, without interest thereon (the "Merger Consideration"). Holders of Dissenting Shares will be entitled to receive from the Surviving Corporation a cash payment in the amount of the "fair value" of such shares, determined in the manner provided in Section 262 of the DGCL. Each of the outstanding stock options of the Company issued to certain directors, officers and employees of the Company will be converted into the right to receive a cash payment equal to the difference between $16.00 and the exercise price of such options. Buyer intends to fund payment of the Merger Consideration through third party debt financing and equity contributions by CHP II and certain of its affiliates.
The Merger is not contingent upon the Buyer obtaining financing. The Buyer has requested approval from the Commissioner of Insurance of the State of Connecticut for First Re to pay a dividend to Buyer of $10,000,000 after the consummation of the Merger. All shares of Common Stock held by the Company as treasury shares and each share of Common Stock held by Buyer or Buyer Sub will be canceled without consideration. Each outstanding share of Buyer Sub's common stock will be converted into one share of common stock of the Surviving Corporation. See "THE MERGER--Rights of Dissenting Stockholders." After the Merger, Buyer will own 100% of the outstanding shares of the Company's Common Stock. See "THE MERGER AGREEMENT."

Certain Effects of the Merger

     As a result of the Merger, Buyer will acquire the entire equity interest in the Company. Therefore, following the Merger, the present holders of the Company Shares will no longer have an equity interest in the Company and will no longer share in future earnings and growth of the Company, the risks associated with achieving such earnings and growth, or the potential to realize greater value for their Company Shares through divestitures, strategic acquisitions or other corporate opportunities that may be pursued by the Company in the future. Instead, each holder of Company Shares at the effective time of the Merger (the "Effective Time") will have the right to receive the Merger Consideration (or, in the case of Dissenting Shares, the statutorily determined "fair value") for each Company Share. The Company Shares will no longer be listed or traded on The Nasdaq Stock Market and the registration of the Company Shares under the Securities Exchange Act of 1934 (the "Exchange Act") will be terminated. See "SPECIAL FACTORS--Purpose and Certain Effects of the Merger," and "THE MERGER--Effects of the Merger."

Procedures for Exchange of Certificates

     As soon as practicable after the Effective Time, a letter of transmittal and instructions for surrendering stock certificates evidencing shares of the Company's Common Stock will be mailed to each holder of the Company's Common Stock for use in exchanging such holder's stock certificates for the Merger Consideration to which such holder is entitled as a result of the Merger. STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. See "THE MERGER--Procedures for Exchange of Certificates."

Recommendation of Board of Directors

     The Board of Directors has determined that the Merger and the Merger Consideration are fair to, and in the best interests of, the Company's stockholders. The Board of Directors has approved the Merger Agreement and recommends that stockholders vote FOR the proposal to approve and adopt the Merger Agreement. See "SPECIAL FACTORS--The Board of Directors' Reasons for the Merger; Recommendation of the Company's Board of Directors."

Voting of Shares of Certain Holders

     Certain stockholders of the Company, including certain executive officers and members of the Board of Directors of the Company, have entered into Voting Agreements with Buyer and Buyer Sub pursuant to which such stockholders have agreed to vote in favor of the Merger at the Special Meeting. Pursuant thereto, it is expected that shares representing approximately 20 percent of the Company's outstanding shares of Common Stock will be voted in favor of the Merger. See "SPECIAL FACTORS--The Voting Agreements."

Interests of Certain Persons in the Merger

     In considering the recommendation of the Board of Directors of the Company with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain members of management of the Company and the Board of Directors of the Company have certain interests in the Merger that are in addition to the interests of stockholders of the Company generally. See "SPECIAL FACTORS--Interests of Certain Persons in the Merger; Interest of John A. Dore and Management in the Merger."

     The Company's financial advisor, William Blair & Company L.L.C. ("William Blair"), will receive a fee equal to 1.2 percent of the Merger Consideration, or approximately $650,000, if the Merger is consummated. Total fees and expenses payable to the financial advisor are expected to be approximately $685,000. In the event the Merger is not consummated, fees and expenses payable to William Blair are expected to be approximately $255,000 - $280,000. See "SPECIAL FACTORS--Opinion of Investment Banker."

Accounting Treatment

     The Merger will be accounted for under the purchase method of accounting by Buyer. See "THE MERGER--Accounting Treatment."

Federal Income Tax Consequences

     The receipt of $16.00 per share in cash for Company Shares pursuant to the Merger will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended, and also may be a taxable transaction under applicable state, local, foreign and other tax laws. For federal income tax purposes, a stockholder of the Company will realize taxable gain or loss as a result of the Merger measured by the difference, if any, between the per share tax basis of such stockholder's Company Shares and $16.00. Each holder of an option to acquire Company Shares who receives a cash payment equal to the difference between $16.00 and the exercise price per share of such option will have ordinary income to the extent of the cash received. See "SPECIAL FACTORS--Certain Federal Income Tax Consequences of the Merger to the Company's Stockholders."

THE MERGER AGREEMENT

Effective Time of the Merger

     The Merger will become effective upon the filing of a properly executed Certificate of Merger with the Secretary of State of the State of Delaware or at such later date specified in the Certificate of Merger. The filing will occur after all conditions to the Merger contained in the Merger Agreement have been satisfied or waived. The Company, Buyer and Buyer Sub anticipate that the Merger will be consummated as promptly as practicable following the Special Meeting. See "THE MERGER AGREEMENT--General" and "THE MERGER AGREEMENT--Effective Time."

Conditions to Consummation of the Merger

     The respective obligations of the Company, Buyer and Buyer Sub to effect the Merger are subject to the satisfaction at or prior to the Effective Time of various closing conditions. Such conditions include, among others, the approval and adoption of the Merger Agreement by the holders of a majority of the outstanding Company Shares, the obtaining of regulatory approvals and the correctness in all material respects of each of the representations and warranties of the parties to the Merger Agreement. In addition, Buyer and Buyer Sub are not obligated to consummate the Merger if the holders of 5% or more of the outstanding Company Shares have delivered written notice of their intent to seek dissenters' rights. See "THE MERGER AGREEMENT--Conditions to Consummation of the Merger" and "THE MERGER AGREEMENT--Termination."

Termination of the Merger Agreement

     The Merger Agreement may, under specified circumstances, be terminated and the Merger abandoned at any time prior to the Effective Time, notwithstanding approval of the Merger Agreement by the stockholders of the Company. The Merger Agreement provides under certain circumstances for the payment of a cash fee in the amount of $3,500,000 to CHP II in the event the Company executes an agreement with a third party involving a merger or other business combination or sale of a substantial portion of the assets or stock of the Company prior to February 17, 1997. See "THE MERGER AGREEMENT--Termination" and "THE MERGER AGREEMENT--Termination Fee."

Amendments to the Merger Agreement

     The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. After approval of the Merger Agreement by the stockholders of the Company and without the further approval of such stockholders, no amendment will be made in a manner which is materially adverse, as reasonably determined by the Company, to the rights of the stockholders of the Company. See "THE MERGER AGREEMENT--Amendments and Waivers."

Dissenters' Rights

Pursuant to the DGCL, any holder of Common Stock of the Company (i) who files a proper demand for appraisal in writing prior to the vote taken at the Special Meeting and (ii) whose shares are not voted in favor of the Merger, shall be entitled to appraisal rights under Section 262 of the DGCL. A copy of Section 262 of the DGCL is attached as Appendix B to this Proxy Statement. Voting stockholders of the Company who desire to exercise their appraisal rights must not vote in favor of the Merger Agreement or the Merger and must deliver a separate written demand for appraisal to the Company prior to the vote by the stockholders of the Company on the Merger Agreement and the Merger. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform the Company of the identity of the stockholder of record and that such record stockholder intends thereby to demand appraisal of the Company Shares. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of Common Stock owned, and that the stockholder is thereby demanding appraisal of his or her shares. Within 120 days after the Effective Time, either the Surviving Corporation or any stockholder who has complied with the required conditions of
Section 262 may file a petition in the Delaware Court, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. If a petition for an appraisal is timely filed and assuming appraisal rights are available, at the hearing on such petition, the Delaware Court will determine which stockholders, if any, are entitled to appraisal rights, and will appraise the shares of Common Stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In such event, the Delaware Court's appraisal may be more than, less than, or equal to the Merger Consideration. See "THE MERGER--Rights of Dissenting Stockholders."

COMPARATIVE MARKET PRICE DATA

     The Company's Common Stock is traded on The Nasdaq Stock Market under the symbol "FIRE." The following table sets forth the high and low sales price per share of the Company's Common Stock on The Nasdaq Stock Market for the periods indicated. All share amounts and per share prices set forth herein have been adjusted to give effect to capital adjustments such as stock dividends and stock splits.


                                        HIGH         LOW
- -----------------------------------------------------------
1994
  First Quarter                         $10.24       $ 8.68
  Second Quarter                          9.72         8.33
  Third Quarter                           9.54         7.99
  Fourth Quarter                          9.20         8.33
- -----------------------------------------------------------
1995
  First Quarter                         $ 9.72       $ 9.03
  Second Quarter                         12.84         9.20
  Third Quarter                          13.75        11.46
  Fourth Quarter                         14.48        12.92
- -----------------------------------------------------------
1996
  First Quarter                         $15.75       $12.25
  Second Quarter                         16.25        15.31
===========================================================

     On February 16, 1996 the last full day of trading prior to the announcement by the Company of the execution of a letter of intent with respect to the Merger, the reported high and low sales price per share of Common Stock was $14.50. On ______________, 1996, the last full day of trading prior to the printing of this Proxy Statement, the reported high and low sales prices per share of Common Stock were $______________.

DIVIDENDS

     Since January 1, 1994, the Company has paid the following cash and common stock dividends to holders of record of Common Stock:


                                                Dividend
                            Stockholder         Paid Per
1996     Payment Date       Record Date       Common Share
      ------------------------------------------------------
      February 22, 1996   January 25, 1996  20% Common Stock
      February 22, 1996   January 25, 1996       $0.075
      May 23, 1996        April 18, 1996         $0.075

                                                Dividend
                            Stockholder         Paid Per
1995     Payment Date       Record Date       Common Share
      ------------------------------------------------------
      February 23, 1995   January 26, 1995       $0.075
      May 25, 1995        April 20, 1995         $0.075
      August 24, 1995     July 27, 1995          $0.075
      August 24, 1995     July 27, 1995     20% Common Stock
      November 24, 1995   October 26, 1995       $0.075

                                                Dividend
                            Stockholder         Paid Per
1994     Payment Date       Record Date       Common Share
      ------------------------------------------------------
      February 24, 1994   January 20, 1994       $0.065
      May 26, 1994        April 21, 1994         $0.065
      August 25, 1994     July 28, 1994          $0.065
      November 25, 1994   October 27, 1994       $0.065

The State of Connecticut, under the statutes and regulations that govern the operations and affairs of insurance companies that are domiciled in the state, imposes a restriction on the amount of dividends that can be paid by First Re to the Company without prior regulatory approval. The aggregate amount of dividends that may be paid within a 12-month period by First Re without prior regulatory approval is limited to the greater of (i) 10% of statutory policyholders' surplus as of the preceding December 31 or (ii) 100% of net income for the preceding fiscal year. Dividends also may not exceed earned surplus. Dividends exceeding these limitations require regulatory approval.

SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY

     Set forth below is a summary of certain consolidated selected financial data with respect to the Company excerpted or derived from the information contained in the Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 1995, 1994, 1993, 1992 and 1991, and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996 and 1995. More comprehensive financial information is included in such reports and other documents filed by the Company with the Securities and Exchange Commission (the "Commission"), and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information (including any related notes) contained therein. Such reports and other documents may be inspected and copies may be obtained from the offices of the Commission. See "AVAILABLE INFORMATION." See "BUSINESS, FINANCIAL INFORMATION AND MANAGEMENT'S DISCUSSION AND ANALYSIS" for more detailed financial information.

                     SELECTED FINANCIAL DATA OF THE COMPANY



                                                         FOR THE YEAR ENDED
                                                            DECEMBER 31,
                                   ---------------------------------------------------------------
                                      1995         1994         1993         1992         1991
                                   -----------  -----------  -----------  -----------  -----------
Premiums earned                    $11,356,083   $7,819,784   $7,433,716   $7,344,128   $8,872,195
- --------------------------------------------------------------------------------------------------
Net investment income                4,050,602    3,277,864    3,470,202    3,344,198    3,936,098
- --------------------------------------------------------------------------------------------------
Net realized gains on investments    1,193,780      570,231    1,275,142    1,031,977      830,722
- --------------------------------------------------------------------------------------------------
Other income                           556,941      742,546      582,465      427,072      138,896
- --------------------------------------------------------------------------------------------------
     Total revenue                  17,157,406   12,410,425   12,761,525   12,147,375   13,777,911
- --------------------------------------------------------------------------------------------------
Losses and loss adjustment
expenses                             4,843,484    2,613,394    4,923,662    4,597,056    5,622,158
- --------------------------------------------------------------------------------------------------
Commission expenses                  3,042,719    1,786,664    1,864,320    1,762,197    2,605,405
- --------------------------------------------------------------------------------------------------
Other operating and management
expenses                             3,683,860    3,467,801    2,885,953    2,228,570    1,962,772
- --------------------------------------------------------------------------------------------------
Total Losses and Expenses           11,570,063    7,867,859    9,673,935    8,587,823   10,190,335
- --------------------------------------------------------------------------------------------------
Income Before Income Taxes and
Cumulative Effect of Change in
Accounting Principle                 5,587,343    4,542,566    3,087,590    3,559,552    3,587,576
- --------------------------------------------------------------------------------------------------
Provision for income taxes           1,265,544      803,748       68,160      613,788    1,177,758
- --------------------------------------------------------------------------------------------------
Income before cumulative effect
of change in accounting
principle                            4,321,799    3,738,818    3,019,430    2,945,764    2,409,818
- --------------------------------------------------------------------------------------------------
Cumulative effect of change in
accounting for income taxes                 --           --      192,515           --           --
- --------------------------------------------------------------------------------------------------
Net Income                          $4,321,799   $3,738,818   $3,211,945   $2,945,764   $2,409,818
                                   ===========  ===========  ===========  ===========  ===========
- --------------------------------------------------------------------------------------------------
Weighted average number of
common shares outstanding            3,334,444    3,316,464    3,237,559    3,634,894    3,938,045
- --------------------------------------------------------------------------------------------------
Income per share before offset
of change in accounting
principle                           $     1.30   $     1.13    $    0.99    $    0.81   $     0.61
- --------------------------------------------------------------------------------------------------
Cumulative effect of change in
accounting for income taxes                 --           --         0.09           --           --
- --------------------------------------------------------------------------------------------------
 Total Net Income Per Share         $     1.30   $     1.13    $    1.08    $    0.81   $     0.61
                                   ===========  ===========  ===========  ===========  ===========
- --------------------------------------------------------------------------------------------------
Total Assets At End of Period      $94,200,273  $86,128,532  $83,211,041  $79,132,178  $72,784,107
                                   ===========  ===========  ===========  ===========  ===========
- --------------------------------------------------------------------------------------------------

                     SELECTED FINANCIAL DATA OF THE COMPANY
                                  (UNAUDITED)



                                                 FOR THE THREE      FOR THE THREE
                                                  MONTHS ENDED       MONTHS ENDED
                                                 MARCH 31, 1996     MARCH 31, 1995
- ----------------------------------------------------------------------------------
Premiums earned                                     $ 3,610,824        $2,305,776
- ----------------------------------------------------------------------------------
Net investment income                                   939,676         1,170,565
- ----------------------------------------------------------------------------------
Net realized gains on investments                     2,119,748            83,962
- ----------------------------------------------------------------------------------
Other income                                            136,336           175,142
- ----------------------------------------------------------------------------------
     Total revenue                                    6,806,584         3,735,445
- ----------------------------------------------------------------------------------
Losses and loss adjustment expenses                   1,946,108           822,186
- ----------------------------------------------------------------------------------
Commission expenses                                     720,692           588,228
- ----------------------------------------------------------------------------------
Other operating and management
expenses                                                936,588           850,955
- ----------------------------------------------------------------------------------
Total Losses and Expenses                             3,603,388         2,261,369
- ----------------------------------------------------------------------------------
Income Before Income Taxes and
Cumulative Effect of Change in
Accounting Principle                                  3,203,196         1,474,076
- ----------------------------------------------------------------------------------
Provision for income taxes                              910,658           304,656
- ----------------------------------------------------------------------------------
Income before cumulative effect of
change in accounting principle                        2,292,538         1,169,420
- ----------------------------------------------------------------------------------
Cumulative effect of change in
accounting for
income taxes                                                 --                --
- ----------------------------------------------------------------------------------
Net Income                                          $ 2,292,538        $1,169,420
                                                    ===========       ===========
- ----------------------------------------------------------------------------------
Weighted average number of common
shares outstanding                                    3,371,480         3,258,068
- ----------------------------------------------------------------------------------
Income per share before offset of
change in accounting principle                      $      0.68        $     0.36
- ----------------------------------------------------------------------------------
Cumulative effect of change in
accounting for
income taxes                                                 --                --
- ----------------------------------------------------------------------------------
     Total Net Income Per Share                     $      0.68        $     0.36
                                                    ===========       ===========
- ----------------------------------------------------------------------------------
TOTAL ASSETS AT END OF PERIOD                       $94,461,064       $87,315,357
                                                    ===========       ===========
- ----------------------------------------------------------------------------------

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Financial Institutions Insurance Group, Ltd. ("FIIG" or the "Company") for a Special Meeting of Stockholders to be held on _________, _____________, 1996 (the "Special Meeting"). Shares represented by properly executed proxies received by the Company will be voted at the Special Meeting or any adjournment thereof in accordance with the terms of such proxies, unless revoked. Proxies may be revoked at any time prior to the voting thereof either by written notice filed with the Secretary of the Company or by oral notice to the presiding officers during the meeting.

PROPOSAL TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, the stockholders of the Company will consider and vote upon a proposal to approve and adopt a Merger Agreement dated April 12, 1996 (the "Merger Agreement") among the Company, FIIG Holding Corp., a Delaware Corporation ("Buyer"), and FIIG Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Buyer Sub").

     The Merger Agreement provides for the merger (the "Merger") of Buyer Sub into the Company, with the Company being the surviving corporation (the "Surviving Corporation"). Pursuant to the Merger: (i) each outstanding share of the common stock, $1.00 par value, of the Company (the "Common Stock" or "Company Shares") (other than Company Shares held by the Company as treasury shares, or held by Buyer or Buyer Sub, or shares as to which appraisal rights have not been forfeited under the DGCL, if effective notice of exercise of appraisal rights with respect to such shares under Section 262 of the DGCL was required and given prior to the effective time of the Merger ("Dissenting Shares")), will be converted into the right to receive $16.00 per share in cash, without interest (the "Merger Consideration"); (ii) all Company Shares held by the Company as treasury shares and each share of Common Stock held by Buyer or Buyer Sub will be canceled without consideration; (iii) each outstanding share of Buyer Sub common stock will be converted into one share of common stock of the Surviving Corporation; and (iv) each of the outstanding stock options of the Company issued to certain directors, officers and employees of the Company will be converted into the right to receive a cash payment equal to the difference between $16.00 and the exercise price per share of such options. Holders of Dissenting Shares will be entitled to receive from the Surviving Corporation a cash payment in the amount of the "fair value" of such shares, determined in the manner provided in Section 262 of the DGCL, but after the effective time of the Merger such shares will not represent any interest in the Surviving Corporation other than the right to receive such cash payment. See "THE MERGER--Rights of Dissenting Stockholders." A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement.

VOTING RIGHTS; VOTE REQUIRED FOR APPROVAL

     The record date for the Special Meeting is the close of business on July 17, 1996. At that date, there were approximately 281 holders of record of Common Stock and 3,210,584 Company Shares outstanding. Each Company Share entitles its holder to one vote concerning all matters properly coming before the Special Meeting. Any stockholder entitled to vote may vote either in person or by duly authorized proxy. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum. Abstentions and broker non-votes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owner but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) are counted for the purpose of establishing a quorum. The Merger Agreement must be approved by the holders of at least a majority of the outstanding Company Shares. Abstentions and broker non-votes have the same effect as a vote "AGAINST" the approval of the Merger. Votes will be tabulated by the Company's transfer agent, First Chicago Trust Company of New York.

     The following directors and executive officers of the Company with ownership of an aggregate of approximately 20 percent of the outstanding Company Shares have entered into Voting Agreements with Buyer and Buyer Sub pursuant to which each such stockholder has agreed to vote his shares of Common Stock in favor of the Merger: R. Keith Long, John A. Dore, John B. Zellars, Lonnie L. Steffen, W. Dean Cannon, Herschel Rosenthal, William B. O'Connell, Joseph C. Morris, Dale C. Bottom and John P. Diesel. Accordingly, the affirmative vote of holders of Common Stock representing approximately an additional 30 percent of the outstanding Company Shares is required for approval of the Merger. See "SPECIAL FACTORS--Voting Agreements."

VOTING AND REVOCATION OF PROXIES

     All Company Shares represented by properly executed proxies received prior to or at the Special Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND, IN THE DISCRETION OF THE PERSONS NAMED IN THE PROXY, ON SUCH OTHER MATTERS AS PROPERLY MAY BE PRESENTED AT THE SPECIAL MEETING.

     A stockholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of the Company a signed notice of revocation or a later dated and signed proxy or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy.

     The Board of Directors of the Company is not currently aware of any business to be brought before the Special Meeting other than that described herein. If, however, other matters are properly brought before the Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment as to the best interest of the Company.

SOLICITATION OF PROXIES

     Expenses in connection with the solicitation of proxies will be borne by the Company. Upon request, the Company will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to the beneficial owners of Company Shares which such persons hold of record. Solicitation of proxies will be made principally by mail. Proxies may also be solicited in person, or by telephone or telegraph, by officers and regular employees of the Company.

     Although the Company has no present plans to retain any outside firm to aid in the solicitation of proxies, the Company reserves the right to do so if necessary to facilitate the Company's receipt of proxies. It is not anticipated that the aggregate cost for any outside assistance will be material in amount, or will exceed customary charges.

     This proxy material is being mailed to stockholders commencing on or about ___________, 1996.


                                SPECIAL FACTORS

BACKGROUND OF THE MERGER

     On August 18, 1995, the Company received an unsolicited offer from its Chairman of the Board, R. Keith Long, to acquire the Company for a cash price of $13.33 per share of Common Stock by means of a merger with a company to be organized by Mr. Long. The price of $13.33 per share represented an 8.4% premium over the market price for the Common Stock at the close of business on August 14, 1995 (one week prior to the announcement of Mr. Long's proposal). The proposal was contingent on financing, stockholder and regulatory approval and the negotiation of a definitive agreement. The proposal further required each member of the Board of Directors of the Company to enter into a Standstill and Lock-up Agreement and required that the Company deal exclusively with Mr. Long.

     At a meeting of the Executive Committee of the Board of Directors of the Company on September 12, 1995, it was determined to recommend to the Board of Directors that a Special Committee be appointed to evaluate Mr. Long's proposal as well as other alternative strategic actions for the Company. The Executive Committee of the Company is comprised of John B. Zellars (Chairman), John A. Dore, William B. O'Connell and R. Keith Long. Mr. Long did not participate in the discussions regarding his proposal or the appointment of a Special Committee. The Executive Committee also recommended that the Special Committee be given authority to hire a financial advisor to assist in its evaluation. Accordingly, John A. Dore, at the request of the Executive Committee, contacted eight potential financial advisors and obtained information from each on the services to be performed and the related costs. The Executive Committee met with representatives of seven of the firms.

     At a meeting of the Board of Directors of the Company on September 20, 1995, the Board authorized the formation of a Special Committee of disinterested directors to evaluate the proposal received from Mr. Long. The Board of Directors of the Company is comprised of 12 members: R. Keith Long, Richard P. Ackerman, Dale C. Bottom, W. Dean Cannon, Jr., John P. Diesel, John
A. Dore, Gerald J. Levy, Joseph C. Morris, William B. O'Connell, Herschel C. Rosenthal, Thad Woodard and John B. Zellars. Messrs. Zellars, O'Connell, Bottom, Morris and Cannon were appointed to the Special Committee. The membership of the Special Committee remained unchanged throughout the evaluation. The Board of Directors believed that given the size of the full Board of Directors, as a practical matter, and in light of Mr. Long's offer, it was advisable to delegate the duties of evaluation and analysis to a smaller group of directors. The Special Committee was not given authority to make a decision to sell the Company, nor was the Special Committee authorized to negotiate any sale. In addition to evaluating Mr. Long's proposal, the Special Committee was authorized to explore various alternative actions to position the Company for the future, including internal growth, the acquisition of other companies, and the potential acquisition of the Company by other companies.
The Special Committee was charged with evaluating the future direction of the Company and considering the best alternatives for maximizing stockholder value.

     The Special Committee further was authorized by the Board of Directors to engage financial and other advisors deemed necessary in connection with its consideration of strategic alternatives. Mr. Dore and the Executive Committee presented the Special Committee with the information they had obtained on financial advisors. The Special Committee met with representatives of William Blair & Company, L.L.C. ("William Blair") on September 28, 1995, and on September 29, 1995 engaged William Blair as its financial advisor.

     On October 10, 1995, John A. Dore requested that the Executive Committee of the Company grant him permission to pursue the development of a friendly proposal to acquire the Company. Permission was granted by the Executive Committee and subsequently ratified by the Board of Directors.

     Because of the appointment of the Special Committee, the engagement of William Blair as independent financial advisor, and the fact that, with the exception of Mr. Dore, and, during the pendency of his offer, Mr. Long, all of the members of the Board of Directors were independent of management, and had no financial interest in any acquiring party, the Board of Directors did not consider it necessary to retain any other unaffiliated representative to act solely on behalf of the public stockholders for the purpose of negotiating the Merger Agreement or preparing a report concerning the fairness to stockholders of the Merger.

     The Special Committee of the Company met with William Blair on October 18, 1995, November 8, 1995 and November 30, 1995 to receive reports from William Blair of the results of its analysis of the Company. On October 18, 1995, William Blair discussed generally the various strategic and financial alternatives that might be available to the Company, including a stock repurchase, the pursuit of acquisitions, internal growth, the sale of segments of the Company's business, or the sale of the Company as a whole. William Blair also explained to the Special Committee the various approaches that would be utilized in undertaking a valuation of the Company, including comparable company analysis, precedent transaction analysis and an acquisition premium analysis. At its meeting on November 8, 1995, William Blair discussed Mr. Long's offer with the Special Committee members and informed the Committee that preliminary informal indications of interest in a potential acquisition of the Company had been received from a number of parties. The financial advisor again discussed the various valuation approaches with the Committee members, noting that they were continuing to obtain information from the Company for their analysis. On November 30, 1995, the Special Committee met with William Blair to discuss Blair's ongoing analysis. William Blair reviewed the stock price movement of the Company, noting that the market price exceeded the price offered by Mr. Long, and updated the Special Committee with regard to inquiries by interested parties. The Special Committee inquired as to whether William Blair had any information about the capacity of any of the interested parties to finance a transaction. William Blair indicated that certain of the parties were large institutions with adequate capital, but that it would be difficult to predict whether any proposed offers would be contingent on financing. William Blair again reviewed various approaches to valuing the Company, noting in particular that the Company's non-loss related operating expenses relative to premium writings were high relative to comparable companies, and that certain economies of scale could be achieved by larger companies. William Blair also presented the various strategic and financial alternatives that might be available to the Company, including a stock repurchase, the pursuit of acquisitions, internal growth, the sale of segments of the Company's business and the sale of the Company as a whole. It was noted that the Company had in recent years attempted to look for appropriate acquisition candidates, but that such attempts had not proved successful. Further, although the Company had attempted to engage in open market stock repurchases, such attempts also had limited success due in part to the low volume of trading in the Company's shares. The business of the Company is such that "segments" likely could not be sold. Finally, it was noted that the Company faced some obstacles with respect to internal growth, including the following: (i) the fact that as a small company, the Company's expenses are high relative to premiums written;
(ii) as a public company, the Company incurred substantial accounting, legal and internal costs; and (iii) the fact that the insurance and reinsurance industries are very competitive, with premiums growing very slowly or remaining flat and premium rates declining. In its presentation to the Special Committee, William Blair had discussed premiums paid for companies believed to be comparable to the Company, noting that a premium over market price of approximately 28.8% might be an appropriate reference. In the exercise of their fiduciary duties to the stockholders, the Special Committee members believed that it was appropriate to attempt to determine the value that might be available to the stockholders in an acquisition context. Based upon a review of all information available to it, including the information presented by William Blair, the Special Committee concluded that it was appropriate for the Company to explore alternatives to maximize stockholder value, including the potential sale of the Company. William Blair therefore was authorized to undertake a review of potential strategic opportunities for the Company. In addition, because the analysis of William Blair was ongoing, and because the market price of the Company's Common Stock then exceeded the price offered by Mr. Long, no action was taken on the proposal of Mr. Long. The conclusions of the Special Committee were discussed and ratified by the Board of Directors at a meeting on December 6, 1995.

     On December 28, 1995, Mr. Long revoked his offer of $13.33 per share. On January 5, 1996, the Company received a joint proposal from CHP II and John A. Dore to acquire the Company for $15.00 per share of Common Stock in cash, an 18.8% premium over the market price at the close of business on January 4, 1996, and a 22.1% premium over the market price at the close of business on August 14, 1995 (one week prior to the announcement of Mr. Long's offer). The Special Committee met on January 8, 1996 to discuss the CHP II offer. For the reasons stated above, the Special Committee was concerned about whether the Company's stockholders could realize as much value if the Company continued its present business as might be realized in an acquisition context. The Special Committee members believed that their fiduciary duties required that the Company give serious consideration to the CHP II offer. Nevertheless, the Special Committee believed that in order to attempt to achieve maximum value for the stockholders, it was advisable to determine if greater value could be obtained in a transaction with another party. The Special Committee discussed with William Blair the preparation of a confidential selling memorandum, and received an update from William Blair on indications of interest it had received. The Special Committee instructed William Blair to contact the 24 parties who had been identified as potential purchasers, either because such parties had previously contacted the Company or William Blair, or because William Blair had identified the parties as those that might have an interest in purchasing the Company. The parties contacted consisted primarily of insurance companies and private investment firms. Of the 24 parties contacted, 15 expressed interest in receiving a package of publicly-available information on the Company, which William Blair forwarded on January 10, 1996. Between January 18, 1996 and January 24, 1996, William Blair distributed a confidential selling memorandum to eight of the interested parties who had expressed further interest and who had executed confidentiality agreements. Those parties were requested to respond with a written indication of interest in a potential transaction. On January 26, 1996, Danielson Holding Corporation ("DHC") submitted an offer to acquire the Company at a price of $17.19 per share. The offer was contingent upon satisfactory due diligence, obtaining financing and the making of satisfactory arrangements with management. No other offers were received. The Company then entered into negotiations with the two parties that had submitted a written indication of interest.

     In the Company's negotiations with CHP II, CHP II insisted that the Company enter into a letter of intent that provided, among other things, (i) for the Company to deal exclusively with CHP II and Mr. Dore for a period of 45 days, and (ii) for a termination fee of $3,500,000 to be paid to CHP II in the event the Company executed an agreement with a third party involving a merger or other business combination or sale of a substantial portion of the assets or stock of the Company prior to February 17, 1997. The Board of Directors discussed the two proposals and the ongoing negotiations with both parties at meetings on February 5-6, 1996, February 8, 1996 and February 14, 1996.
Further negotiations were conducted with CHP II in which CHP II indicated it would increase its offer to $16.00 per share of Common Stock if the Company entered into a letter of intent containing the exclusive period of 45 days and the termination fee of $3,500,000 described above. On February 15, 1996, the Company was notified by DHC that as a result of certain internal corporate constraints, it was unable to pursue its outstanding indication of interest with the Company at that time. The Special Committee discussed this notification as well as the CHP II proposal at a meeting on February 16, 1996, and determined to recommend that the Board accept the CHP II proposal. The Company later learned that DHC had entered into an agreement in late February, 1996 to acquire all of the outstanding stock of Midland Financial Group, Inc. No further meetings of the Special Committee were held, and all subsequent evaluations and actions were taken by the full Board of Directors (with the exception of John A. Dore who did not participate).

     On February 17, 1996, CHP II submitted a written proposal to acquire the Company at a cash price of $16.00 per share of Common Stock, a 6.7% premium over its prior offer, a 30.1% premium over the market price at the close of business on August 14, 1995 (one week prior to the announcement of Mr. Long's offer), a 31.3% premium over the market price on January 4, 1996 (one day prior to CHP II's first offer), and a 10.3% premium over the market price on February 16, 1996 (the day prior to the receipt of the revised CHP II offer). The proposal included the exclusive period of 45 days and the termination fee of $3,500,000 described above. At a meeting of the Board of Directors of the Company on February 19, 1996, the Board of Directors discussed in detail the CHP II proposal, including the termination fee, and determined that acceptance of the exclusive period and the termination fee was necessary in order to achieve the increase in price from $15.00 to $16.00 per share and thus obtain greater value for the Company's stockholders. The Board noted that the obligation to pay the termination fee existed only until February 17, 1997. The Board noted further that various strategic and financial alternatives for the Company had been considered, including a stock repurchase, the pursuit of acquisitions, internal growth and the sale of the Company. It was noted that the Company had not been successful in finding acquisition candidates, and that attempts to engage in open market stock repurchases also had had limited success. In considering prospects for internal growth, it was noted that the Company's expenses are high relative to premiums written, that the insurance and reinsurance industries are very competitive, with flatness in the growth of premiums and premium rates declining, and that as a small public company, the Company incurred substantial legal, accounting, internal and other related costs. Accordingly, the Board of Directors determined that acceptance of the CHP II offer was the best alternative available for the Company at this time, and authorized the execution of a letter of intent with CHP II. The Board of Directors asked the representatives of William Blair whether they believed that the offer of $16.00 per share was a fair price. William Blair indicated that they believed that the offer was fair from a financial point of view. The letter of intent was executed and delivered by the Company on February 19, 1996.

     CHP II conducted its due diligence evaluation of the Company through March 4, 1996, and on March 4, 1996 delivered to the Company written evidence of its satisfactory conclusion of due diligence. During the next several weeks, representatives of the Company and CHP II negotiated and prepared the Merger Agreement. The Board of Directors of the Company reviewed the terms and conditions of the Merger and Merger Agreement at meetings on March 20, 1996, March 27, 1996 and March 29, 1996. On March 20, 1996, William Blair also presented certain information for consideration by the Board of Directors and advised the Board of Directors that it was the opinion of William Blair that the Merger Consideration to be received by the stockholders of the Company pursuant to the Merger was fair from a financial point of view to the Company's stockholders. See "SPECIAL FACTORS - Opinion of Investment Banker." The report presented to the Board of Directors included a summary of the strategic alternatives considered, background and review of the Special Committee's role and the analysis performed by the Special Committee, a review of CHP II and the terms of its offer and a discussion of the valuation analyses utilized. In preparing its opinion, William Blair considered the DHC indication of interest in reaching its determination that the CHP II offer was fair to the stockholders from a financial point of view. In reviewing the DHC indication of interest, William Blair noted that such indication of interest was the only other proposal received, was subject to a variety of conditions and had been withdrawn. In light of the factors set forth above, the Board of Directors believed that acceptance of the CHP II offer was in the best interests of, and provided maximum value to, the stockholders. At a meeting of the Board of Directors on April 10, 1996, by the unanimous vote of the nine directors participating in the meeting (Messrs. Long, Ackerman, Cannon, Rosenthal, Woodard, O'Connell, Zellars, Bottom and Levy), the Merger and Merger Agreement were approved, and it was determined to submit the Merger Agreement to a vote of the Company's stockholders. Messrs. Diesel and Morris, who were not present at the meeting on April 10, 1996 due to prior conflicting engagements, later ratified and approved all actions taken by the Board. John A. Dore did not participate in any of the discussions by the Board of Directors relating to the Merger. The Merger Agreement was executed by the Company, Buyer and Buyer Sub on April 12, 1996, and a public announcement of the execution of the Merger Agreement was made on April 15, 1996.

OPINION OF INVESTMENT BANKER


     On March 20, 1996, William Blair delivered its written opinion to the Board that, as of such date, the Merger Consideration to be received by the stockholders in the Merger was fair, from a financial point of view. The amount of such consideration was determined pursuant to extensive negotiations between the Company and CHP II. No limitations were imposed by the Company with respect to the investigations made or the procedures followed by William Blair in rendering its opinion. William Blair subsequently updated such opinion in writing as of July 26, 1996.


     The full text of the opinion of William Blair, which sets forth certain assumptions made, matters considered and limitations on the reviews undertaken, is attached as Appendix C to this Proxy Statement, and is incorporated herein by reference. Stockholders are urged to read the opinion in its entirety. The summary of the opinion of William Blair set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion.
William Blair's opinion is directed only to the consideration to be received by the stockholders and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Special Meeting. William Blair's opinion does not address the likely tax consequences of the Merger to any stockholder.

     In arriving at its opinion, William Blair reviewed and analyzed, among other data: (i) the audited financial statements of the Company for the years 1990 through 1995; (ii) the 10-K and 10-Q reports for the Company for the years 1990 through 1995 and the first quarter of 1996; (iii) the statutory financial statements for First Re for the years 1991 through 1995; (iv) other financial and operating information which was provided to William Blair by the Company;
(v) publicly available information regarding the performance of certain other property and casualty insurance companies whose business activities William Blair believed to be generally comparable with the Company; (vi) the reported price and trading activity of the Company's Common Stock and the dividends historically paid with respect thereto, as well as the prices and sales activity for comparable companies; (vii) the financial performance and condition of the Company compared with that of certain other comparable companies; (viii) the financial terms, to the extent publicly available, of certain comparable transactions; (ix) the Merger Agreement; and (x) other
information William Blair deemed relevant.   In addition, William Blair:  (i)
discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company; and (ii) participated in discussions and negotiations among representatives of the Company, CHP II and certain other parties and their financial and legal advisors.

     William Blair assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purposes of its opinion. William Blair did not make any independent valuation or appraisal of the assets or liabilities of the Company. William Blair assumed without independent verification that the reserves for unpaid losses and loss adjustment expenses of the Company are adequate to cover such losses. William Blair's opinions were necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the dates of such opinions.


     In preparing its opinion, William Blair reviewed certain financial forecasts for the Company prepared by the Company's senior management, and summarized below:

                  FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.


                           PROFORMA FINANCIAL RESULTS


                                 (000 OMITTED)




                                                         PROJECTED         BUDGET YEAR
                                                       YEAR ENDED 1995     ENDED 1996
- --------------------------------------------------------------------------------------
REVENUE
  PREMIUMS EARNED                                          $11,800           $16,342
  NET INVESTMENT INCOME                                      4,400             5,105
  NET REALIZED GAINS ON INVESTMENTS                          1,000               500
  GOODWILL AMORTIZATION                                        465               465
  OTHER INCOME                                                 150                50
- --------------------------------------------------------------------------------------
  TOTAL REVENUE                                             17,815            22,462
- --------------------------------------------------------------------------------------
LOSSES AND EXPENSES
  LOSSES AND LOSS ADJUSTMENT EXPENSES
  COMMISSIONS EXPENSES                                       5,600             8,983
  OTHER OPERATING AND MANAGEMENT                             2,800             3,859
  EXPENSES                                                   3,859             3,573

TOTAL LOSSES AND EXPENSES                                   12,259            16,415
- --------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                   5,556             6,046
  PROVISION FOR INCOME TAXES                                 1,300             1,350
NET INCOME                                                   4,256             4,696
- --------------------------------------------------------------------------------------
NET INCOME INCREASE                                           13.8%             10.4%
- --------------------------------------------------------------------------------------
EXPENSE RATIOS
  LOSS RATIO                                                  47.5%             55.0%
  ACQUISITION RATIO                                           23.7%             23.6%
  EXPENSE RATIO                                               32.7%             21.9%
  COMBINED RATIO                                             103.9%            100.4%


William Blair assumed that the financial projections provided to it were reasonably prepared on bases reflecting the best currently available estimates and judgements of the future financial performance of the Company. William Blair relied on the Company's forecasted income statements, as well as its discussions with senior management of the Company to ascertain the reasonableness of such forecasts. William Blair did not, however, independently verify the completeness or accuracy of such information. It is not possible to quantify the extent to which William Blair relied on any particular forecast. The Company does not, as a matter of course, publicly disclose its management's internal financial analyses and forecasts of the type provided to William Blair. Such analyses and forecasts were not prepared with a view towards public disclosure. Such analyses and forecasts were based on numerous variables and assumptions which are inherently uncertain, including, among others, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those projected by such analyses and forecasts.

     In addition, William Blair considered the DHC indication of interest ($17.19 per share) in reaching its determination that the Merger was fair to the stockholders from a financial point of view. In reviewing the DHC indication of interest, William Blair noted that such indication of interest was the only other proposal received, was subject to a variety of conditions and had been withdrawn.

     The following is a summary of the analyses William Blair utilized in arriving at its opinion as to the fairness of the Merger Consideration to be received by the stockholders in the Merger and that William Blair discussed with the Special Committee and the Board.

     Overview. William Blair reviewed certain financial information for the Company prepared in accordance with generally accepted accounting principles ("GAAP") including net premiums earned, total revenues, operating earnings and common book equity as well as the relationships between certain financial data, including premiums earned to common equity and operating earnings to total revenue. In addition, William Blair reviewed certain statutory financial information, including loss ratio, expense ratio, combined ratio and the ratio of net premiums written to surplus. William Blair reviewed the trading volume and price history of the Common Stock since December 31, 1993. In reviewing such price history, William Blair noted that the increases and decreases in the Company's stock price from August, 1995 through the present appear to track the Company's public announcements of the progress of its strategic analysis and acquisition negotiations.

     William Blair noted that $16.00 per share of Common Stock, the consideration to be received by stockholders in the Merger, represented a 31.3% premium over the closing market price on January 4, 1996, which was the day before the CHP II offer was received and a 30.1% premium over the closing market price on August 14, 1995, which was one week prior to the announcement of Mr. Long's proposal. William Blair noted that the total consideration of $54,139,952 ($16.00 x 3,210,586 shares plus the aggregate Spread of $2,770,576 for the outstanding options) to be received by stockholders in the Merger, represented multiples of 1.15x GAAP book value as of March 31, 1996 and 9.9x net income for the twelve months ended March 31, 1996 calculated in accordance with GAAP. Furthermore, William Blair noted that such total consideration represented multiples of 1.26x adjusted book value as of March 31, 1996 (as adjusted to reflect a similar capital structure to that of the comparable companies) and 30.5x projected 1996 "core" net income (as adjusted to remove the effect of non-recurring revenue and expense items).

     William Blair, for purposes of its analyses, subtracted $20,000,000 from the GAAP book value of the Company after considering the following: (i) the amount of capital that management of the Company indicated was required to operate its business; (ii) the amount of capital that could be paid as a dividend to the Company from its insurance subsidiary without special regulatory approval; (iii) the ratio of common equity to total assets of comparable publicly traded companies; and (iv) the ratio of premiums earned to common equity of comparable publicly traded companies. William Blair did not give specific weights to these four techniques in its analysis. The adjustment to book value was made to reflect the over-capitalized position of the Company relative to other, comparable insurance companies. Many valuation techniques utilize multiples from comparable companies and/or comparable transactions to assist in calculating values for the entity to be valued. An important component of the derivation and application of such multiples is that the relative financial positions of the comparable companies and the entity to be valued should be similar. When the financial position of the entity to be valued differs significantly from the comparable companies (as it does in this case whereby the Company has significantly more capital relative to the comparable companies in terms of the capital to assets ratio and the premiums earned to capital ratio), it is necessary to make adjustments to either the multiple or to the financial data of the entity to be valued in order for the calculation of value (the multiple times the financial data) to incorporate this difference. Assuming $20,000,000 of excess capital, it is important to note that excess capital is also excess cash or securities ("Excess Cash") on the asset side of the balance sheet. This Excess Cash has a value equal to its face value of $20,000,000 - it does not receive a premium. Therefore, when applying multiples to arrive at a value, the $20,000,000 of excess capital/Excess Cash is excluded from the financial data to which the multiple is applied (the "multiple calculation"), and then added to the result of the multiple calculation.

     The after-tax adjustments William Blair made to arrive at core net income were: (i) security gains and losses were eliminated; (ii) the income statement benefit of the release of excess reserves into income were eliminated; and
(iii) the investment income on excess capital was eliminated.

     William Blair did not evaluate the $10,000,000 dividend proposed to be paid to Buyer following the Effective Date. Post-closing transactions undertaken by the Buyer have no effect on the value to be received by the Company's stockholders. If the Merger is consummated, stockholders will receive $16.00 per share regardless of whether a dividend is paid by First Re to Buyer. Because the Company has excess capital of approximately $20,000,000, if a dividend of $10,000,000 had been paid by First Re to the Company, and by the Company to its stockholders, the value of the Company would be decreased by $10,000,000. Stockholders therefore would receive a dividend of $10,000,000 ($3.11 per share), but the consideration to be received in an acquisition would correspondingly decrease by $10,000,000 ($3.11 per share). Absent tax considerations, the value to be received by stockholders, therefore, would not be affected.

     Valuation Analysis. William Blair arrived at a range of values for the Company by utilizing three principal valuation methodologies: (i) a comparable company analysis; (ii) a precedent transactions analysis; and (iii) an acquisition premium analysis. A comparable company analysis focuses upon a company's operating performance and outlook relative to a group of publicly traded peers to determine an implied market trading value (without distortion from merger speculation). A precedent transactions analysis provides a valuation range based upon amounts paid for companies in the same or similar industries which have been acquired in selected recent transactions. An acquisition premium analysis provides a valuation range based upon the amounts paid in excess of the market price for the stock of publicly traded companies in the same or similar industries which have been acquired in selected recent transactions.

     No company used in the comparable company analysis described below is identical to the Company and no transaction used in the precedent transactions analysis or acquisition premium analysis described below is identical to the Merger. Accordingly, an analysis of the results of analyses described below necessarily involves complex considerations and judgements concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value or the acquisition value of, or the premium paid for the companies to which they are being compared.

     In accordance with accepted valuation practices, William Blair made certain adjustments to the Company's financial data before applying the multiples determined from the above-described valuation methodologies. These adjustments primarily consisted of removing non-recurring revenue and expense items from both historical and projected financial data, and adjusting the Company's capital structure to that of the comparable companies. Management's forecast included net income in 1996 of $4.7 million. William Blair adjusted this figure as follows: (i) it eliminated the net realized gains of $0.5 million; (ii) it eliminated the negative goodwill amortization of $0.5 million;
(iii) it eliminated the $2.5 million of favorable reserve development; and (iv) it eliminated the $1.0 million of investment income assumed to have been earned on the excess capital.

     Comparable Company Analysis. William Blair compared certain financial and other information of the Company with similar information for the following group of companies that William Blair believed to be appropriate for comparison: Acceptance Insurance Company, Inc.; Capsure Holdings Corp.;

Executive Risk, Inc.; Exstar Financial Corp.; Gainsco, Inc.; Gryphon Holdings, Inc.; Guaranty National Corp.; Markel Corp.; MMI Companies; and Titan Holdings Inc. The information compared included current market price, market capitalization, premiums earned and investment income growth over the last three years, return on assets for 1994 and 1995, return on equity for 1994 and 1995, price/earnings ratio for the twelve months ended March 31, 1996 and projected for calendar 1996, reported 1995 GAAP expense ratio, loss ratio and combined ratio, 1995 statutory expense ratio, loss ratio and combined ratio, latest twelve months operating expenses plus commissions relative to premiums earned, the ratio of 1995 net premiums to statutory surplus, price/book ratio, common equity/assets ratio, dividend yield and market capitalization/operating income. In order to arrive at a public market reference range for the Company, William Blair derived the multiples for the comparable companies, including price as a multiple of: (i) book value per share; (ii) last twelve months earnings per share; (iii) last twelve months operating income per share; and
(iv) 1996 estimated earnings per share. The earnings per share estimates used were based upon several independent data services that monitor and publish compilations of earnings estimates produced by selected research analysts.


     William Blair then derived from this and other data (based on the relative comparability of the comparable companies to that of the Company) the median multiples deemed most meaningful for its analysis. These multiples were then adjusted for a 10% marketability discount (to reflect the Company's smaller size and very low trading volume relative to the comparable publicly traded companies). The median adjusted multiples were as follows: 1.23x book value, with a range from .59x to 2.64x book value, 11.0 last twelve months adjusted earnings, with a range from 7.7X to 32.2X last twelve months adjusted earnings, 9.3x last twelve months adjusted operating income, with a range from 5.9x to 80.7x last twelve months adjusted operating income, and 9.5x 1996 earnings estimate, with a range from 1.4x to 14.7x 1996 earnings estimate. These adjusted multiples were then applied to Company data, and resulted in an implied public market reference value of $40.5 million (or $12.11 per share). William
Blair derived an acquisition reference value for the Company of $52.2 million (or $15.43 per share) by applying a premium of approximately
28.8% (the premium that William Blair believed, based on an analysis of comparable industry transactions, to be the most appropriate) to the public market reference value above. Note that the per share values assume the cashless exercise (pursuant to the Merger Agreement) of the 295,056 options outstanding as of March 20, 1996.


     Precedent Transactions Analysis. William Blair analyzed certain financial data regarding selected acquisitions of companies which it deemed to be comparable to the Company. The transactions used in the analysis included:
Unitrin, Inc.'s acquisition of Milwaukee Insurance Group, Inc.; Zurich Reinsurance Centre Holdings, Inc.'s acquisition of Re Capital Corp.; Home State Holdings, Inc.'s acquisition of Pinnacle Insurance Co.; Acceptance Insurance Companies, Inc.'s acquisition of Redland Group, Inc.; Foundation Health Corp.'s acquisition of Business Insurance Corp.; Vik Brothers International, U.S.A.'s acquisition of American Reliance-Ins Business; Selective Insurance Group, Inc.'s acquisition of Niagara Exchange Corp.; and Vista Resources, Inc.'s acquisition of American Southern Insurance Co. In order to arrive at an acquisition reference value for the Company, William Blair derived multiples for the precedent transactions, including the price paid for the acquired company as a multiple of: (i) book value; (ii) last twelve months net income; and (iii) last twelve months operating earnings. William Blair then derived from this data the multiples deemed most meaningful for its analysis (which were 1.41x book value, 15.6x net income, and 14.4x operating earnings) and applied these multiples to the Company. Applying the multiples derived from the precedent transactions resulted in a reference value for the Company of $49.0 million (or $14.55 per share). Note that the per share value assumes the cashless exercise (pursuant to the Merger Agreement) of the 295,056 options outstanding as of March 20, 1996.

     Acquisition Premium Analysis. William Blair analyzed premiums paid for companies which it believed to be comparable to the Company. The transactions used in the analysis included: Michigan Physicians Mutual Liability Company's acquisition of Kentucky Medical Insurance Co.; Unitrin, Inc.'s acquisition of Milwaukee Insurance Group, Inc.; Sierra Health Services, Inc.'s acquisition of CII Financial, Inc.; First Financial Management Corp.'s acquisition of Employee Benefits Plans, Inc.; USF&G Corp.'s acquisition of Victoria Financial Corp.; Beverly Enterprises, Inc.'s acquisition of Pharmacy Management Services; Wellpoint Health Networks, Inc.'s acquisition of UniCare Financial Corp.; and Foundation Health Corp.'s acquisition of National Health Care Systems. William Blair compared the prices paid for the companies relative to their market price one week prior to the announcement of the acquisition of the respective company. Accordingly, William Blair determined that the comparable premium for use in its analysis was 28.8%. Applying this premium to the Company's market price one week prior to the announcement of the first offer resulted in a reference value of $53.0 million (or $15.67 per share).

     William Blair used different transactions in the precedent transactions and acquisition premium analysis because only two of the companies identified in the precedent transaction analysis met the size criteria utilized for the acquisition premium analysis and had a public market prior to the acquisition. Accordingly, William Blair expanded the search from close comparables of the Company to a broader range of insurance companies in order to get a larger sample of public insurance company merger premiums. Nevertheless, the acquisition premium analysis included one of the precedent transactions companies (Milwaukee Insurance), and excluded the other (Niagara Exchange) due to the 21-month time frame from initial announcement to closing in that transaction. This significant delay from announcement to closing effectively eliminates the usefulness of the premium data, as economic, industry and market conditions could all have had implications on the stock price, in addition to any price variation related to the merger.

     The summary set forth does not purport to be a complete description of the review and analyses performed by William Blair. William Blair reviewed various financial data and performed several valuation analyses, including: (i) a comparable company analysis; (ii) a precedent transaction analysis; and (iii) an acquisition premium analysis. William Blair did not assign specific weights or probabilities to particular analyses. William Blair noted that the preparation of a fairness opinion is a complex undertaking and is not necessarily susceptible to partial analysis or summary description. Rather, William Blair believes that its analyses must be considered as a whole.
William Blair may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions.

     In performing its analyses, William Blair made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Among the assumptions made by William Blair are the following: (i) for the forecasted income statements, William Blair assumed a 25% average tax rate based upon a blending of the average tax rate for the Company through the first three quarters of 1995 of approximately 20% and the statutory corporate income tax rate of 34%, and the trend in 1995 of proportionately less tax-advantaged investment income; (ii) for forecasted interest rates, William Blair assumed no change in rates due to the impossibility of predicting future interest rates; and (iii) for forecasted interest income, William Blair assumed that $20 million of excess capital was not available for investment. For general economic factors considered, William Blair noted that stock prices were near all-time highs and had experienced recent volatility, concern existed regarding the effect of rising interest rates, interest rates were rising due to strong economic indicators, consumer debt was at an all-time high, election-related uncertainty existed, and volatility in retail sales existed (very weak year-end 1995 followed by strong January, 1996). For industry-specific factors considered, William Blair noted that the property/casualty insurance industry was experiencing a very competitive market, "soft" pricing since the late 1980s, narrowing margins, excess capacity, excess capital, consolidation and restructuring, and a volatile interest rate environment. Such analyses were prepared solely as part of William Blair's analysis of the fairness, from a financial point of view, of the Merger Consideration to be received by the Company's stockholders, and were presented to the Special Committee and the Board in connection with the delivery of William Blair's opinion and should not be used for any other purpose. The term "fair from a financial point of view" is a standard phrase contained in the fairness opinions of investment banks and refers to the fact that William Blair's opinion as to the fairness of the terms of the Merger Agreement are addressed solely to the financial attributes of the Merger Agreement.

     As described above, William Blair's opinion and presentation to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Merger Agreement. Consequently, the William Blair analysis described above should not be viewed as determinative of the Board's conclusions with respect to the value of the Company or of the decision of the Board to agree to the Merger.

     Pursuant to the Special Committee's engagement of William Blair on September 29, 1995, the Company agreed to pay William Blair the following for its services: (i) an engagement fee of $50,000; (ii) quarterly retainer fees of $25,000; (iii) an opinion fee of $100,000 payable upon the rendering of such opinion; (iv) a success fee equal to 1.2% of the total consideration received by the Company and its stockholders, less certain amounts previously paid; and
(v) reimbursement for out-of-pocket expenses, up to $50,000, reasonably incurred by it in connection with its engagement.

     William Blair and the Company entered into a separate letter agreement, dated September 29, 1995, by which the Company agreed to indemnify William Blair against certain liabilities, including liabilities which may arise under the securities laws.

     William Blair is a full service investment banking firm headquartered in Chicago, Illinois, with over 60 years of experience in investment banking. In particular, William Blair has extensive experience in middle market mergers and acquisitions. William Blair also acts as a market maker in the Company Shares.

THE BOARD OF DIRECTORS' REASONS FOR THE MERGER; RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

     Each member of the Board of Directors of the Company (with the exception of Mr. Dore who did not participate in any discussions of the Board regarding the Merger) has determined that the Merger is fair from a financial and procedural point of view and is in the best interests of the Company's stockholders, has approved the Merger Agreement and the transactions contemplated by the Merger Agreement, and has resolved to recommend that the Company's stockholders vote for adoption of the Merger Agreement. Although the Merger is not structured so that the approval of a majority of the unaffiliated stockholders is required, in light of (i) the arms-length nature of all negotiations with respect to the Merger, (ii) the fact that 11 of the Company's 12 directors are independent of management and will have no continuing interest in Buyer and (iii) the engagement of William Blair, the Company and John Dore believe that the manner in which the Merger was considered was procedurally fair to the unaffiliated stockholders. The Board of Directors of the Company held meetings on January 30, 1996, February 5-6, 1996, February 8, 1996, February 14, 1996, February 19, 1996, March 20, 1996, March 27, 1996, March 29,
1996 and April 10, 1996 to receive advice and presentations from its financial advisor and the Company's legal counsel concerning the then current status of negotiations and the evolving terms of the Merger. The presentations by the Company's financial and legal advisors described and explained: (i) the terms and conditions of the proposed Merger and Merger Agreement; (ii) the terms of the proposed Voting Agreement (discussed below); and (iii) the fiduciary duties applicable to the Company's Board of Directors in the evaluation of the proposed transaction. The Board of Directors, in discussing the

Merger, was aware of the special interests of John A. Dore in the transaction and considered those interests and/or conflicts in making its evaluation. See "Interest of John A. Dore and Management in the Merger" and "Interests of Certain Persons in the Merger."

     In reaching its conclusion to approve the Merger Agreement and to recommend adoption of the Merger Agreement by the Company's stockholders, the Company's Board of Directors considered a number of factors, including, without limitation, the following:

        (1) The condition, prospects and strategic direction of the Company's business, including the following factors which could affect future earnings and therefore the value of the Shares: the fact that publicly available insurance industry information indicates that the Company's expenses are high relative to premiums written when compared to other insurance companies; the current "softness" and the overall competitiveness in the property and casualty insurance and reinsurance industry, as reflected by flatness in the growth of premiums, a decline in premium rates and favorable policy terms; and the significant legal, accounting, internal and director and other costs incurred by the Company as a small public company totalling approximately $500,000 - $750,000 per year (approximately $60,000 - $120,000 in professional fees (legal, accounting), $250,000 - $350,000 in director fees and expenses, which would be substantially reduced or eliminated if the Company were not public, $40,000 - $80,000 in filing, printing and mailing costs, and $150,000 - $200,000 in allocation of internal costs);

        (2) Current market conditions and historical market prices, volatility and trading information with respect to the Company Shares, noting that the price of $16.00 per share exceeds historical market prices (see "SUMMARY--Comparative Market Price Data"), and considering the probable range of prices at which the Company Shares could be expected to trade if the CHP II offer were not accepted, which the Board of Directors believed would be less than $16.00 per share;

        (3) The consideration to be received by the stockholders in the Merger, including the fact that the Merger Consideration represents a substantial premium over the market price of the Company Shares preceding announcement of a proposed transaction, and the relationship between the Merger Consideration and the Company's reported earnings and certain other measures, including the fact that the per share price of $16.00 exceeded book value both at December 31, 1995 which was $14.32 per share and at March 31, 1996 which was $14.65 per share;

        (4) The fact that Buyer's offer did not have a financing contingency, thus increasing the likelihood of consummation of the transaction and eliminating the necessity to discount the Merger Consideration for such uncertainty;

        (5) The terms and conditions of the Merger and the Merger Agreement, including the amount and form of the consideration, as well as the parties' mutual representations, warranties and covenants, and the conditions to their respective obligations, which eliminate future obligations of the stockholders;

        (6) The fact that the Company, through its financial advisor, contacted several prospective purchasers which executed confidentiality agreements and reviewed due diligence materials resulting in one other expression of interest, which was subsequently withdrawn; and

        (7) The presentation and analysis of the Company made by William Blair and its opinion that the proposed consideration to be received by the Company's stockholders was fair from a financial point of view (which analyses were relied upon but not adopted by the Board of Directors).

Because CHP II has not indicated any plans to liquidate the Company, and the Board of Directors has no plans to liquidate the Company, liquidation value was not considered by the Board of Directors in analyzing the Merger. However, in the Board's judgment, a liquidation of the Company in the near future would not result in net proceeds greater than $16.00 per share given the costs that would be incurred in a liquidation and because the Company does not hold assets that have appreciated in excess of book value. William Blair performed a valuation analysis for the Company in connection with the Merger based upon certain valuation approaches (see "SPECIAL FACTORS - Opinion of Investment Banker"), but did not perform a going concern valuation. Consequently, the Board did not consider going concern value in its fairness analysis.

     In addition to considering the Merger, the Board of Directors and the Special Committee had considered other alternatives to maximize stockholder value, including internal growth and the acquisition of other companies. While these alternatives might or might not lead to increased value for the Company's stockholders over the long term due to significant contingencies outside of the Company's control (e.g., competitiveness of the insurance industry, general economic conditions, availability of other appropriate companies to acquire), the receipt of the CHP II offer presented a near-term opportunity for the stockholders to receive a fair cash price on terms not subject to those contingencies. Although one preliminary indication of interest was received by the Company at a price higher than the Merger Consideration (i.e., the DHC proposal at $17.19 per share), that offer was preliminary, was subject to due diligence and the making of satisfactory arrangements with management, and was contingent on financing. The indication of interest had been withdrawn, and no other proposals or offers were received. The Board of Directors accordingly determined that the acceptance of a definitive offer at $16.00 per share was in the best interests of the Company and its stockholders.

     The Board of Directors did not consider in its analysis the fact that the Buyer had requested approval for payment by First Re of a $10,000,000 dividend to Buyer after the Effective Date because the Board was not aware of Buyer's plan to request such approval. After becoming aware of such proposed dividend, the Board does not believe that it has any effect on the fairness of the Merger Consideration. In conjunction with the analysis performed by William Blair, the Board of Directors of the Company determined that the Company has approximately $20,000,000 in excess capital on a consolidated basis. The Board therefore believes that if a dividend of $10,000,000, or $3.11 per share, were paid by First Re to the Company and by the Company to its stockholders, the consideration to be paid to the stockholders in the Merger would be reduced by $3.11 per share. In addition, if approved, the payment by First Re of a dividend of $10,000,000 to the Buyer after the Merger would not affect the consideration to be received by the stockholders - i.e., if the Merger is consummated, the stockholders will receive $16.00 per share regardless of whether or when First Re pays a dividend to Buyer. See "SPECIAL FACTORS - Opinion of Investment Banker." The Board of Directors did not consider whether the Buyer may have discounted the Merger Consideration in order to take into account the uncertainty of whether the dividend would be approved by the Connecticut Commissioner.

     In view of the wide variety of factors considered in connection with its evaluation of the terms of the Merger, the Company's Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its conclusions. Based on the factors described above, the Company's Board of Directors determined that the Merger is in the best interests of the Company's stockholders and preferable to the other alternatives considered, approved the Merger Agreement and the transactions contemplated by the Merger Agreement and certain related agreements and resolved to recommend that the stockholders of the Company vote for adoption of the Merger Agreement.

VOTING AGREEMENTS

     The following executive officers and directors of the Company with ownership of an aggregate of approximately 20 percent of the outstanding Company Shares have entered into Voting Agreements, pursuant to which each such stockholder has agreed to vote his shares of Common Stock in favor of the
Merger: R. Keith Long, John A. Dore, John B. Zellars, Lonnie L. Steffen, W. Dean Cannon, Jr., Herschel Rosenthal, William B. O'Connell, Joseph C. Morris, Dale C. Bottom and John P. Diesel.

     A copy of the form of Voting Agreement is attached hereto as Appendix D. In addition, each of the other directors of the Company has indicated that he intends to vote his Company Shares in favor of the Merger. See "The Board of Directors' Reasons for the Merger; Recommendation of the Company's Board of Directors."

INTEREST OF JOHN A. DORE AND MANAGEMENT IN THE MERGER


     In response to the receipt of the offer by Keith Long to acquire the Company at a price of $13.33 per share, and the subsequent appointment of a Special Committee to review strategic actions for the Company, in October, 1995, John A. Dore, President and Chief Executive Officer of the Company, requested permission from the Executive Committee of the Company to pursue the development of a friendly proposal to acquire the Company. Mr. Dore did not participate in the discussions of the Board of Directors or Special Committee regarding the sale of the Company in general, or the sale of the Company to CHP
II. Given that the Board had decided to explore the value that might be achieved in connection with the sale of the Company, and given the interest of CHP II in acquiring the Company, Mr. Dore believed the time was appropriate to explore the acquisition of the Company with CHP II. Accordingly, Mr. Dore executed letter agreements dated January 4, 1996 with Castle
Harlan, Inc. ("CH"), the investment manager of CHP II ("Dore Agreement") pursuant to which Mr. Dore and CHP II agreed to make a joint proposal to acquire the company and to cooperate generally with respect to such acquisition. The Dore Agreement provides, among other things, that Mr.
Dore will not negotiate or enter into any agreement with the Company or an affiliate of the Company, or any other party, to be employed by the Company or any such other party in the event of the purchase of the Company by such other party. Such exclusivity provision can only be modified with the mutual consent of CHP II and Mr. Dore. The Dore Agreement also states that Mr. Dore is prepared to invest in Buyer (which will own the Company after the Merger). In order to effectuate such investment, Mr. Dore currently intends to roll over a portion of his options in the Company through the cancellation of options for approximately 91,953 Shares held by Mr. Dore in the Company. Mr. Dore will cancel options in the Company with an aggregate spread of $1,000,000 in exchange for the issuance by Buyer, after the Merger, of options in the Buyer having an aggregate spread of $1,000,000. It is expected that, as a result of such cancellation and issuance, Mr. Dore will hold options for approximately 3% of the shares of Buyer after the Merger. As of __________________, 1996, Mr. Dore owned, directly or indirectly, 181,108 Company Shares, valued at $2,897,728 ($16.00 x 181,108), all of which Shares will be cashed out in the Merger. As of ____________, 1996, Mr. Dore also held options to acquire 115,200 Company Shares. As a result of the Merger, in addition to the $2,897,728 for his Company Shares, Mr. Dore will receive a cash payment of $156,750 equal to the difference between $16.00 per share and the exercise price of Mr. Dore's remaining options for 23,247 Shares. Subsequent to the execution of the Merger Agreement, certain officers and employees of the Company also were offered the opportunity to invest in Buyer. Lonnie L. Steffen, Chief Financial Officer, Robert E. Wendt, Senior Vice President, Lana
J. Braddock, Secretary, Renee Engman, Vice President, and Vernon Suckerman, Assistant Vice President, are expected to own, in the aggregate, shares and options aggregating approximately 1% of the outstanding shares of Buyer after the Merger. It is anticipated that the investment by such individuals would be made by rolling over a portion of the Company Shares owned by them which would be effectuated by contributing such Company

Shares to Buyer prior to the Merger in exchange for shares of Buyer. Buyer had also agreed to provide loans to such officers and employees up to an aggregate amount of $500,000 in order to finance the acquisition of shares of Buyer. A portion of the investment by Mr. Steffen may also be made by a rollover of his options in the Company which would be effectuated through the cancellation of a portion of his options in the Company prior to the Merger and the issuance by Buyer of new options on stock of Buyer. Neither Mr. Dore nor any of the other officers or employees of the Company participated in any of the negotiations regarding the Merger on behalf of any party.



     The Dore Agreement further provides that it is contemplated that Mr. Dore will serve as Chief Executive Officer and as a director of Buyer, the Surviving Corporation, all of its subsidiaries, as well as another insurance company controlled by CHP II after the Merger. See "THE MERGER - Plans or Proposals after the Merger." Mr. Dore is expected to enter into a three year employment agreement with the Company providing for an annual salary of $300,000. Mr. Dore will also be granted additional options to acquire approximately 4% of the stock of the Buyer. The options will be exercisable at a price per share equal to the price per share which will be paid by CHP II. Although the terms of such options have not yet been finally determined, it is currently contemplated that the options will vest over a three year period and will be exercisable for 10 years. The employment agreement would provide Mr. Dore with a severance payment equal to two times his annual base salary in the event he is terminated prior to the end of the contract term for any reason other than death, disability or cause. All members of senior management of the Surviving Corporation would be eligible to participate in an incentive - based bonus plan.


DORE'S BELIEF AS TO THE FAIRNESS OF THE MERGER


     Mr. Dore has indicated that he believes the Merger to be financially and procedurally fair to the Company's stockholders based upon numerous factors, including the following factors: (i) the fact that the Merger Consideration represents a substantial premium over the market price of Company Shares preceding the announcement of a possible transaction and exceeds historical market prices of the Company Shares (see "SUMMARY--Comparative Market Price Data") and the net book value of the Company Shares, which was $14.32 as of December 31, 1995 and $14.65 as of March 31, 1996; (ii) the approval of the Merger by all the directors of the Company (with the exception of Mr. Dore, who did not participate in any discussions of the Board regarding the Merger), each of whom is an independent non-employee director of the Company; (iii) the opinion of William Blair that the Merger Consideration is fair to the Company's stockholders from a financial point of view; and (iv) the fact that the Merger Agreement was extensively negotiated on an arms-length basis between representatives of the Company and CHP II. Although William Blair was engaged by the Special Committee and Board of Directors of the Company, and not by Mr. Dore, the fact that a qualified financial advisor rendered an opinion as to the fairness of the Merger Consideration from a financial point of view, nevertheless was a relevant factor in a determination that the Merger is fair to the stockholders of the Company. Although Mr. Dore did not specifically quantify the going concern value of the Company, Mr. Dore also generally analyzed the value of the Company as a going concern, as evidenced by the Company's historical and current earnings (see "SUMMARY - Comparative Market Price Data") and anticipated future earnings, and determined that $16.00 represented a fair price for the Company Shares. In performing his analysis, Mr. Dore reviewed the same projections which had been provided to William Blair, which forecasted total revenue and net income for the year ended December 31, 1996 to be approximately $22.5 million and $4.7 million, respectively. Mr. Dore also reviewed the following forecasts of underwriting results which were prepared by management:

                  FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.


                               UNDERWRITING RECAP




                       PROJECTED     BUDGET      FORECAST     FORECAST     FORECAST     FORECAST
                         1995         1996         1997         1998         1999         2000
- -----------------------------------------------------------------------------------------------------
PREMIUM               $11,114,468  $16,332,751   $19,344,028   $21,062,430   $22,952,674  $25,031,941
EARNED                  5,029,325    9,235,804    11,387,006    13,063,707    15,858,078   17,281,885
LOSSES                  2,669,727    3,859,946     4,377,636     4,557,226     4,907,654    5,288,563
ACQUISITION             3,415,416    3,237,001     3,579,386     3,441,497     2,186,942    2,461,493
COST                        45.3%        56.5%         58.9%         62.0%         69.1%        69.0%
UW PROFIT                   24.0%        23.6%         22.6%         21.6%         21.4%        21.1%
LOSS RATIO
ACQUISITION
RATIO
COMBINED LOSS               69.3%        80.2%         81.5%         83.7%         90.5%        90.2%
AND ACQUISITION
RATIO


In reaching his determination as to fairness, Mr. Dore did not assign specific weights to particular factors and considered all factors as a whole, but relied primarily on an analysis of book value and historical stock prices, and less on a going concern valuation. CHP II has indicated that it does not have any plans to liquidate the Company following the Merger. Accordingly, liquidation value of the Company Shares was not considered by Mr. Dore in determining the fairness of the Merger. However, in Mr. Dore's judgment, a liquidation of the Company in the near future would not result in net proceeds greater than the $16.00 per share Merger Consideration, given the costs that would be incurred in effecting a liquidation, and because the Company does not hold assets that have appreciated in excess of book value.

     Mr. Dore did not consider the DHC indication of interest at $17.19 per share in performing his analysis, as Mr. Dore was not aware of the terms of that offer. After learning of the DHC indication of interest, Mr. Dore nevertheless believes that the Merger Consideration is fair to the stockholders. It is Mr. Dore's understanding that the DHC indication of interest was preliminary, was subject to a number of contingencies and was subsequently withdrawn.

     Mr. Dore does not believe that the $10,000,000 dividend to be paid to Buyer, if approved by the Connecticut Commissioner, would affect the fairness of the consideration to the stockholders. The dividend is to be paid by First Re after the Merger to Buyer. It is Mr. Dore's understanding that Buyer will utilize the funds for part of the Merger Consideration. No part of the $10,000,000 dividend is expected to be paid out to the stockholders of Buyer, including Mr. Dore.

     Mr. Dore did not receive any reports, opinions or appraisals from any outside party relating to the Merger or the fairness of the consideration to be received by the stockholders.


CHP II'S BELIEF AS TO THE FAIRNESS OF THE MERGER



     CHP II has indicated that it believes the Merger to be fair to the Company's stockholders based upon numerous factors, including those cited above by Mr. Dore and the Board of Directors. CHP II analyzed the value of the Company as a going concern, as evidenced by the Company's historical and current earning (see "SUMMARY -- Comparative Market Price Data") and anticipated further earnings, and reviewed the same projections that had been provided to William Blair. In reaching its determination as to fairness, CHP II did not assign specific weights to particular factors and considered all factors as a whole, but relied principally on the factors cited by Mr. Dore above.



     CHP II received an executive summary draft report (the "Report") prepared by Am-Re Consultants, Inc. ("Am-Re Consultants") dated February 28, 1996, which summarized in preliminary form the due diligence review of the Company performed by Am-Re Consultants. Am-Re Consultants is a nationally recognized consultant in the insurance industry, specializing in due diligence, and was selected by CHP II based on Am-Re Consultants' experience and reputation as well as its prior relationship with CHP II in having performed a similar due diligence review and co-invested with CHP II in connection with another insurance company acquisition. The Am-Re Consultants due diligence review was performed over a four-day period, both on-site at the office of the Company's subsidiaries in Chicago as well as further analyses performed off-site. In addition to its general due diligence observations, Am-Re Consultants concluded in the report that the Company's gross loss and allocated loss adjustment expense reserves as of December 31, 1995 were projected to be "redundant", or in excess of actuarially determined amounts by up to $ 6.2 million. The AM-RE Consultants analysis employed traditional actuarial methodologies including incurred loss projections, Bornhuetter-Ferguson, and loss ratio selection techniques. Am-Re Consultants also relied in part on an actuarial analysis performed by the Company's accountants. Am-Re Consultants stated in the report that estimates of loss reserves are subject to potential errors of estimation, since ultimate liability for claims is subject to the outcome of future events, and that thus there can be no assurance as to the adequacy of projected reserve levels. Am-Re Consultants' analysis was further based on the Company's historical experience, supplemented by industry data and other qualitative information where appropriate. Am-Re Consultants stated in the Report that this historical data may not be a prediction of future experience for the company, that Am-Re Consultants did not anticipate any extraordinary changes to the legal, social and economic environment which might affect the cost and frequency of claims, and further stated in the report that future loss emergence will likely deviate, perhaps substantially, from its estimates. The Report was prepared for internal use by CHP II only and was not intended to be disclosed or distributed to any other person. A copy of the report with respect to the Company's loss reserves will be made available for inspection and copying at CHP II's offices at 150 East 58th Street, 37th Floor, New York, New York 10022 during regular business hours for any interested equity security holder of the Company or its representative so designated in writing. Reliance on the report by persons other than CHP II is expressly prohibited by the Report and by the terms of the engagement of Am-Re Consultants by CHP II.


PURPOSE AND CERTAIN EFFECTS OF THE MERGER

     The purpose of the Merger is for Buyer and its owners, including CHP II and John A. Dore and certain other officers and employees of the Company, to acquire the entire equity interest in the Company. No alternative methods were considered for achieving this purpose as the Merger is the most direct and efficient means for CHP II to acquire all of the outstanding shares of the Company. As a result of the Merger, the Company will no longer be a publicly-held company, its shares will not be traded on The NASDAQ Stock Market and the Company will not be subject to the reporting requirements of the Securities Exchange Act of 1934. Consummation of the Merger will eliminate any opportunity of the stockholders of the Company to share in any future earnings and growth of the Company and any potential to realize greater value for their Company Shares. The opportunity to hold a continuing equity interest in the Company, which is available to Mr. Dore and certain other officers and employees of the Company, is not available for other stockholders of the Company. Because the Surviving Corporation will not be a public company, costs and expenses associated with SEC compliance and reporting and maintaining stockholder relations would be reduced or eliminated. In addition, it may be possible for the Surviving Corporation to achieve some economies of scale by combining certain operations with another insurance company affiliate of CHP II. See "THE MERGER--Plans or Proposals After the Merger." See also "THE MERGER--Effects of the Merger."


     CHP II has applied to the Connecticut Commissioner for approval for First Re to pay a dividend to Buyer after the Merger in the amount of $10,000,000.
If approved and paid, the dividend will have no effect on the consideration to be received by the stockholders of the Company. See "SPECIAL FACTORS - Opinion of Investment Banker," and "SPECIAL FACTORS - The Board of Directors' Reasons for the Merger; Recommendation of the Company's Board of Directors." If approved, the Buyer will receive $10,000,000 from First Re after the Merger, and the Company understands that Buyer will utilize such proceeds to fund part of the Merger Consideration. It is the Company's understanding that Buyer is not expected to pay out any of the $10,000,000 as a dividend to its stockholders. Accordingly, neither Mr. Dore nor CHP II will receive any part of the dividend.


INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Board of Directors of the Company with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that, in addition to the matters discussed above, certain members of both management and the Board of Directors of the Company have interests in the Merger in addition to the interests of stockholders of the Company generally.

Stock Option Plan and Directors' Incentive Plan

     Pursuant to the Merger Agreement, each of the outstanding stock options of the Company issued to certain directors, executive officers and other employees of the Company under the Company's Stock Option Plan and Directors' Incentive Plan (collectively, the "Plans") will be converted into the right to receive a cash payment equal in amount to the difference between $16.00 and the exercise price per share of such option (the "Spread"). At the date of this Proxy Statement, stock options covering a total of 295,056 Company Shares with exercise prices ranging from $3.13 to $10.70 per share were outstanding under the Plans (including unvested options as described below under "Acceleration of Stock Options"). The aggregate Spread on all stock options under the Plans payable pursuant to the Merger is $2,770,586 (less the Spread on any options which are rolled over by Mr. Dore and Mr. Steffen, as discussed above). The Company, Buyer and Buyer Sub have agreed that, with respect to all stock options outstanding under the Plans at the Closing, Buyer or the Surviving Corporation will pay out at the Effective Time the Spread on each stock option outstanding at the Closing. See "STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS." The following directors, executive officers and employees hold stock options that will be converted into the right to receive the Spread:

               Directors                Officers and Employees
               ---------                ----------------------

               R. Keith Long            John A. Dore
               Richard P. Ackerman      Lonnie L. Steffen
               Dale C. Bottom           Robert E. Wendt
               W. Dean Cannon, Jr.      David Konar
               John P. Diesel           Lana J. Braddock
               Gerald J. Levy           Renee Engman
               Joseph C. Morris         Vernon Suckerman
               William B. O'Connell     Sheila Armour Cunningham
               Herschel C. Rosenthal    Chad Gaizutis
               Thad Woodard             Dennis Leigh
               John B. Zellars          Christel Lobbins
                                        Richard Nowell
                                        Gayle Rutter
                                        Patricia Tallungan



Acceleration of Stock Options

     The Stock Option Agreements executed by the officers and employees of the Company provide for the accelerated vesting of any unvested options outstanding under the Stock Option Plan at the Closing. Currently there are 94,896 options outstanding under the Plans which have not yet vested through the passage of time, with an aggregate Spread of $821,949.

Employment Agreements

     Currently, four key executives of the Company are parties to employment agreements. Under the terms of these agreements, if employment is terminated by the executive within six months immediately following the Merger, the executive may elect to receive (i) a monthly termination payment equal to the executive's base salary for the month immediately preceding the effective date of termination, and continuing for a period consisting of one month for each full year and final fraction of a year of employment (subject to a 6-month minimum payment period, and in the case of Mr. Dore, subject to a 12-month minimum payment period), or (ii) the present value of the monthly termination payments described above. Mr. Dore is expected to enter into an employment agreement with Buyer after the Merger. See "SPECIAL FACTORS -- Interest of John A. Dore and Management in the Merger" for a description of available information on Mr. Dore's proposed employment arrangement.

     Pursuant to his employment agreement with the Company, Mr. Dore has received the following compensation from the Company and its subsidiaries in the last two fiscal years:


                                       Securities
                                       Underlying  Exercise
      Annual             Stock Awards  Options     Price
Year  Salary    Bonus    (# Shares)    Granted     ($/Share)
- ------------------------------------------------------------
1994  $217,658  $50,000  7,200         21,600        $9.22
- ----------------------------------------------------------
1995  $217,658  $40,000  7,200         14,400        $9.28
==========================================================

In addition, pursuant to the Thrift Plan ("401(k) Plan") available to employees of the Company, supplemental and matching contributions of $13,500 were made to Mr. Dore's 401(k) account in 1994 and 1995.

It is the Company's understanding that the current executive officers (John Dore, President and Chief Executive Officer, Lonnie L. Steffen, Executive Vice President and Chief Financial Officer, Robert E. Wendt, Senior Vice President, Daniel S. Konar, Controller, and Lana J. Braddock, Secretary) of the Company will remain executive officers of the Surviving Corporation. Except as described above with respect to Mr. Dore, no information has been provided to the Company regarding the terms of any employment arrangements that Buyer and/or CHP II may make with any such officers or any employees of the Company.

Indemnification and Insurance

     The Merger Agreement provides that Buyer will cause the Surviving Corporation to maintain the current directors' and officers' liability and corporate indemnification insurance policy for all directors and officers of the Company and its subsidiaries prior to the Merger for a period of at least 36 months (provided that the Surviving Corporation shall not be required to pay an annual premium for any such policy in excess of 125% of the current premium), and maintain in effect the provisions of the certificate of incorporation and bylaws of the Surviving Corporation and its subsidiaries and cause the Surviving Corporation to comply with all agreements between the Company and its directors and officers providing for corporate indemnification of all such persons.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THE COMPANY'S STOCKHOLDERS

     Set forth below is a description of certain federal income tax aspects of the Merger to holders of Company Shares disposed of in the Merger under current law and regulations. The discussion is based on the Internal Revenue Code of 1986, as amended. Although the Company has not sought any rulings from the Internal Revenue Service ("IRS") or obtained an opinion of counsel or other tax expert with respect to the transactions contemplated hereby, the Company believes that the Merger will have the federal income tax consequences described below.

     The following discussion is limited to the material federal income tax aspects of the Merger for a holder of Company Shares who is a citizen or resident of the United States, and who, on the date of disposition of such holder's Company Shares, holds such shares as capital assets. All holders are urged to consult their own tax advisors regarding the federal, foreign, state and local tax consequences of the disposition of Company Shares in the Merger. The following discussion does not address potential foreign, state, local and other tax consequences, nor does it address taxpayers subject to special treatment under the federal income tax laws, such as life insurance companies, tax-exempt organizations, S corporations and taxpayers subject to alternative minimum tax.

     A holder of Company Shares will realize gain or loss upon the surrender of such holder's Company Shares pursuant to the Merger in an amount equal to the difference, if any, between the amount of cash received and such holder's aggregate adjusted tax basis in the Company Shares surrendered therefor.

     In general, any gain or loss recognized by a stockholder in the Merger will be eligible for capital gain or loss treatment. Any capital gain or loss recognized by stockholders will be long-term capital gain or loss if the Company Shares giving rise to such recognized gain or loss have been held for more than one year; otherwise, such capital gain or loss will be short term. An individual's long-term capital gain is subject to federal income tax at a maximum rate of 28% while any capital loss can be offset only against other capital gains plus $3,000 of other income in any tax year. Any unutilized capital loss will carry over as a capital loss to succeeding years for an unlimited time until the loss is exhausted.

     For corporations, a capital gain is subject to federal income tax at a maximum rate of 35% while any capital loss can be offset only against other capital gains. Any unutilized capital loss can be carried back three years and forward five years to be offset against net capital gains generated in such years.

     Each holder of an option to acquire Company Shares who receives a cash payment equal to the Spread on such stock option will have ordinary income to the extent of the cash received.

     Under the federal income tax backup withholding rules, unless an exemption applies, the Paying Agent (as defined below) will be required to withhold, and will withhold, 31% of all cash payments to which a holder of Company Shares or other payee is entitled pursuant to the Merger Agreement, unless the stockholder or other payee provides a tax identification number (social security number, in the case of an individual, or employer identification number, in the case of other Company stockholders) and certifies that such number is correct. Each Company stockholder, and, if applicable, each other payee, should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be returned to the Paying Agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the Paying Agent.

     THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH HOLDER OF COMPANY SHARES IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE MERGER (INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS).


                                   THE MERGER

     The following information describes certain material aspects of the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the appendices hereto, including the Merger Agreement, which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. All stockholders are urged to read Appendix A in its entirety. See also "THE MERGER AGREEMENT."

     The Board of Directors of the Company has approved the Merger Agreement and recommended approval of the Merger Agreement by the stockholders and has determined that the transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company's stockholders. See "SPECIAL FACTORS--The Board of Directors' Reasons for the Merger; Recommendation of the Company's Board of Directors."

   THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.


EFFECTS OF THE MERGER

     Upon consummation of the Merger: (i) Buyer Sub will merge with and into the Company, which will be the Surviving Corporation; (ii) the Company will become a wholly-owned subsidiary of Buyer (and therefore, an indirect subsidiary of CHP II); and (iii) each Company Share outstanding immediately prior to the Effective Time (other than Dissenting Shares, shares held by the Company as treasury shares, and shares held by Buyer or Buyer Sub) will be converted, in a taxable transaction, into the right to receive $16.00 in cash, without interest.

     As of the record date, there were 3,210,584 Company Shares outstanding and 295,056 Company Shares reserved for future issuance pursuant to currently outstanding stock options. Assuming that no additional Company Shares or stock options are outstanding at the Effective Time, then, upon consummation of the Merger, holders of Company Shares and stock options would be entitled to receive, in the aggregate, $54,139,930. Because John A. Dore and certain officers and employees of the Company are expected to exchange certain of their Company Shares and options for shares and options of the Buyer, the net consideration to be paid by Buyer is approximately $52,639,930.

     Each certificate previously representing Company Shares will thereafter represent only the right to receive the Merger Consideration (or, in the case of Dissenting Shares, the statutorily determined "fair value" of such shares). Certificates previously representing Company Shares may be exchanged for the Merger Consideration as provided below, without interest. All Company Shares held as treasury shares by the Company and each share of Common Stock held by Buyer or Buyer Sub will be canceled and no payment will be made with respect thereto.

     The "fair value" of Dissenting Shares will be determined and paid as described in "Rights of Dissenting Stockholders."

     For a description of the procedures for exchanging certificates representing Company Shares, see "Procedures for Exchange of Certificates."

EFFECTIVE TIME

     If the Merger Agreement is adopted by the requisite vote of the Company's stockholders and the other conditions to the Merger are satisfied (or waived to the extent permitted), the Merger will be consummated and become effective at the time the Certificate of Merger is filed with the Secretary of State of the State of Delaware or at such later date as is specified in the Certificate of Merger (the "Effective Time").

     The Merger Agreement provides that the parties will cause the Effective Time to occur as promptly as practicable, but in any event within 5 days, after the adoption of the Merger Agreement by the stockholders of the Company and the satisfaction (or waiver, if permissible) of the other conditions set forth in the Merger Agreement. The Merger Agreement may be terminated prior to the Effective Time by either party in certain circumstances, whether before or after the adoption of the Merger Agreement by the Company's stockholders. See "THE MERGER AGREEMENT--Termination."

PROCEDURES FOR EXCHANGE OF CERTIFICATES

     As of the Effective Time, Buyer will deposit, or will cause to be deposited, with First Chicago Trust Company of New York (the "Paying Agent"), for the benefit of the holders of Company Shares for exchange in accordance with the terms of the Merger Agreement, net consideration of approximately $52,639,930 (the "Payment Fund") issuable pursuant to the Merger Agreement in exchange for outstanding Company Shares. The Paying Agent will, pursuant to irrevocable instructions, deliver to the holders of Company Shares their respective portions of the Payment Fund according to the procedure summarized below.

     After the Effective Time there will be no further transfers on the stock transfer books of the Company of Company Shares which were outstanding immediately prior to the Effective Time.

     As soon as practicable after the Effective Time, but in no event more than 20 days after the date upon which the Effective Time occurs (the "Effective Date"), the Company will mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Company Shares (the "Certificates") (i) a notice and letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Paying Agent); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent together with a letter of transmittal, duly executed, and any other documents as may be required pursuant to such instructions, the holder of a Certificate will be entitled to receive in exchange therefor the Merger Consideration. The Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of Company Shares which is not registered in the stock transfer records of the Company, it shall be a condition to such exchange that a Certificate representing the proper number of Company Shares be presented by a transferee to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration upon surrender.

     STOCKHOLDERS OF THE COMPANY SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND SHOULD NOT RETURN THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

     Any portion of the Payment Fund remaining undistributed 180 days after the Effective Time will be returned to the Surviving Corporation upon demand, and any holders of theretofore unsurrendered Company Shares will thereafter be able to look only to the Surviving Corporation and only as general creditors thereof for any portion of the Payment Fund to which they are entitled without interest thereon. Neither Buyer, Buyer Sub, the Surviving Corporation nor the Paying Agent will be liable to any person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of Common Stock have not been surrendered prior to five (5) years after the Effective Date (or immediately prior to such earlier date on which any Merger Consideration in respect of any such certificate would otherwise escheat to or become the property of any Governmental Entity), any such cash, shares, dividends or distributions payable in respect of such certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

ACCOUNTING TREATMENT

     The Merger will be accounted for under the purchase method of accounting under which the total consideration paid in the Merger will be allocated among the Surviving Corporation's consolidated assets and liabilities based on the fair values of the assets acquired and liabilities assumed. At the Effective Time, the Company will become a wholly-owned subsidiary of Buyer.

SOURCE AND AMOUNT OF FUNDS

     Buyer intends to fund payment of the Merger Consideration through third party debt financing and equity contributions by CHP II. John A. Dore and certain other officers and employees of the Company will contribute Company Shares and options valued at approximately $1,500,000 to Buyer in exchange for shares and options aggregating approximately 4% of Buyer. The Merger is not contingent upon the Buyer obtaining financing. Subject to the terms of a commitment letter between CHP II and ING Capital Corporation dated June 4, 1996, ING Capital Corporation has agreed to act as agent to provide to the Company an $11,500,000 seven year senior secured amortizing term loan (the "Tranche A Loan"), a $4,000,000 seven and one-half year senior secured amortizing term loan (the "Tranche B Loan"), and a $5,000,000 two and one-half year revolving credit facility (the "Revolver"). Interest will accrue at either (a) the higher of the Federal Funds Rate plus one-half of one percent or the prime commercial lending rate of ING Capital Corporation, as announced from time to time ("Base Rate Loans") or (b) the Eurodollar Rate ("LIBOR Based Loans"), plus in either case an applicable margin. The margins for LIBOR Based Loans would be +2.50% for the Revolver and the Tranche A Loan, and +2.75% for the Tranche B Loan. The margin for Base Rate Loans would be +1.00% for the Revolver and the Tranche A Loan and +1.25% for the Tranche B Loan. The loans would be secured by the assets of the Company, including the capital stock of its directly owned subsidiaries. It is anticipated that dividends paid by First Re to the Company would be the principal source of funds to repay the loans. ING Capital Corporation's obligation to provide financing is subject to the execution of definitive documentation and there is no assurance that a definitive agreement will be reached. If a definitive agreement is not reached, CHP II will seek other senior financing sources to replace ING Capital Corporation and in its discretion, may provide bridge financing on an interim basis. The aggregate net cost to Buyer of acquiring all of the Company Shares in the Merger, making required payments to holders of stock options (see "SPECIAL FACTORS--Interests of Certain Persons in the Merger") and payment of its fees and expenses will be approximately $55,029,930.

     The Buyer has requested approval from the Commissioner of Insurance of the State of Connecticut for First Re to pay a dividend of $10,000,000 to Buyer after the Effective Date. The Company was informed of the Buyer's intention to request payment of the dividend after the execution of the Merger Agreement. The Merger Agreement does not provide for the Merger Consideration to be adjusted if the dividend is not approved. An initial application on Form A for approval of the Merger and all related transactions was submitted by CHP II, Buyer and Buyer Sub to the Connecticut Commissioner on May 8, 1996 and was supplemented on June 12, 1996 and June 26, 1996. A waiver of Connecticut General Statute Section 38a-136(i)(2)(A) which requires the approval of the Connecticut Commissioner for the payment of dividends for a period of two years following a change-in-control also has been requested, and the granting of such waiver is a condition to Buyer's obligation to close.

PLANS OR PROPOSALS AFTER THE MERGER

     Following the Merger, the Company will be a wholly-owned subsidiary of Buyer, the Company Shares will no longer be traded on The Nasdaq Stock Market and the registration of the Company Shares under the Exchange Act will be terminated. Except as set forth herein, it is expected that the Company and its subsidiaries will continue to engage in insurance and reinsurance activities on a basis substantially consistent with current operations.

     It is contemplated that at some future date (i) the Company and Buyer may merge and (ii) JBR Holdings, Inc., a Delaware corporation ("JBR") which is a wholly-owned subsidiary of the Company and the parent company of First Re, may merge with the Company so that the subsidiaries of the Buyer would be First Re, Oakley, FRM and F/I Agency. CHP II currently is the owner of Homestead National Corporation, a Delaware corporation ("HNC"). HNC is the parent company of Homestead Insurance

Company, a Pennsylvania property and casualty insurer ("HIC"). It is contemplated that at some future date HNC may be combined with the Company, and First Re, HIC and their affiliates will become subsidiaries of the combined entity. There are, however, no definitive plans for such a combination at the present time. HIC and First Re may also enter into a pooling arrangement whereby the companies would share the premiums, losses and expenses of certain insurance business based on proportions equivalent to the percentage of capital/surplus of each company to their combined capital/surplus. It is anticipated that some of the programs currently written in HIC will be written in First Re. In addition, it is anticipated that management agreements between certain affiliates of the Company and certain affiliates of HNC will be entered into for the purpose of underwriting and marketing insurance products.

     John A. Dore will continue to be a member of the board of directors of the Company and its subsidiaries. See also "SPECIAL FACTORS--Interest of John A. Dore and Management in the Merger." None of the other persons currently serving on the Board of Directors of the Company will continue as a director.

     It is expected that, to the extent permissible under Connecticut insurance law, dividends will continue to be paid by First Re to the Company. See "SUMMARY--Dividends." The Company in turn will pay dividends to Buyer in order to, among other things, support principal and interest payments on any third party debt financing obtained by Buyer to finance the Merger.

     Other than as set forth herein, the Buyer has not indicated any present plans or proposals that would result in an extraordinary corporate transaction or other material change in the present business of the Company. It is expected, however, that the Buyer will continue to review the business and operations of the Company and may propose or develop additional plans or proposals which it considers to be in the best interests of the Company and its then stockholders.

RIGHTS OF DISSENTING STOCKHOLDERS

     Pursuant to the DGCL, any holder of Company Shares (i) who properly files a demand for appraisal in writing prior to the vote taken at the Special Meeting and (ii) whose shares are not voted in favor of the Merger, shall be entitled to appraisal rights under Section 262 of the DGCL.

     SECTION 262 IS REPRINTED IN ITS ENTIRETY AS APPENDIX B TO THIS PROXY STATEMENT. THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW RELATING TO APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX B. THIS DISCUSSION AND APPENDIX B SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO, AS FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH HEREIN OR THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

     A holder of record of Company Shares as of the Record Date who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the Effective Time, who otherwise complies with the statutory requirements of Section 262 and who neither votes in favor of the Merger Agreement nor consents thereto in writing may be entitled to an appraisal by the Delaware Court of Chancery (the "Delaware Court") of the fair value of his or her shares of stock ("Dissenting Shares").

     Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the Special Meeting, not less than 20 days prior to the meeting each constituent corporation must notify each of the holders of its stock for which appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This
Proxy Statement shall constitute such notice to the record holders of Company Shares.

     Voting stockholders of the Company who desire to exercise their appraisal rights must not vote in favor of the Merger Agreement or the Merger and must deliver a separate written demand for appraisal to the Company prior to the vote by the stockholders of the Company on the Merger Agreement and the Merger. A stockholder who signs and returns a proxy without expressly directing by checking the applicable boxes on the reverse side of the proxy card enclosed herewith that his or her shares of Common Stock be voted against the proposal or that an abstention be registered with respect to his or her shares of Common Stock in connection with the proposal will effectively have thereby waived his or her appraisal rights as to those shares of Common Stock because, in the absence of express contrary instructions, such shares of Common Stock will be voted in favor of the proposal. (See "Voting and Revocation of Proxies.") Accordingly, a stockholder who desires to perfect appraisal rights with respect to any of his or her shares of Common Stock must, as one of the procedural steps involved in such perfection, either (i) refrain from executing and returning the enclosed proxy card and from voting in person in favor of the proposal to approve the Merger Agreement or (ii) check either the "Against" or the "Abstain" box next to the proposal on such card or affirmatively vote in person against the proposal or register in person an abstention with respect thereto. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform the Company of the identity of the stockholder of record and that such record stockholder intends thereby to demand appraisal of the Company Shares. A person having a beneficial interest in shares of Common Stock that are held of record in the name of another person, such as a broker, fiduciary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect whatever appraisal rights are available. If the shares of Common Stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian) or other nominee, such demand must be executed by or for the record owner. If the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.

     A record owner, such as a broker, fiduciary or other nominee, who holds shares of Common Stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Common Stock outstanding in the name of such record owner.

     A stockholder who elects to exercise appraisal rights, if available, should mail or deliver his or her written demand to: Financial Institutions Insurance Group, Ltd., 300 Delaware Avenue, Suite 1704, Wilmington, DE, 19801,
Attention: Corporate Secretary.

     The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of Common Stock owned, and that the stockholder is thereby demanding appraisal of his or her shares. A proxy or vote against the Merger Agreement will not by itself constitute such a demand. Within ten days after the Effective Time, the Surviving Corporation must provide notice of the Effective Time to all stockholders who have complied with
Section 262.

     Within 120 days after the Effective Time, either the Surviving Corporation or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. Accordingly, stockholders of the Company who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. The Buyer does not have any present intentions as to whether it would file any such petition in the event a stockholder makes a written demand. If appraisal rights are available, within 120 days after the Effective Time, any stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Common Stock not voting in favor of the Merger Agreement and with respect to which demands for appraisal were received by the Company, and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by the Surviving Corporation.

     If a petition for an appraisal is timely filed and assuming appraisal rights are available, at the hearing on such petition, the Delaware Court will determine which stockholders, if any, are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of Common Stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In such event, the Delaware Court's appraisal may be more than, less than, or equal to the Merger Consideration. In determining fair value, the Delaware Court is to take into account all relevant factors. In relevant case law, the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts ascertainable as of the date of the merger that throw light on future prospects of the merged corporation. The Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262, however, provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

     The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. Upon application of a dissenting stockholder of the Company, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

     Any holder of Company Shares who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

     At any time within 60 days after the Effective Time, any stockholder will have the right to withdraw such demand for appraisal; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the Surviving Corporation. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, stockholders' rights to appraisal shall cease. Any stockholder may withdraw such stockholder's demand for appraisal by delivering to the Surviving Corporation a written withdrawal of his or her demand for appraisal and an acceptance of the Merger, except that (i) any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of the Surviving Corporation, and (ii) no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

     ANY HOLDER WHO FAILS TO COMPLY FULLY WITH THE STATUTORY PROCEDURE SUMMARIZED ABOVE WILL FORFEIT HIS OR HER RIGHTS OF DISSENT AND WILL RECEIVE THE MERGER CONSIDERATION FOR HIS OR HER SHARES.

REGULATORY APPROVALS

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), certain acquisition transactions may not be consummated unless notice has been given and certain information has been furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the FTC and certain waiting period requirements have been satisfied. The Merger is subject to these requirements.

     The Company and the Buyer each filed with the Antitrust Division and the FTC a Notification and Report Form with respect to the Merger on June 13, 1996. Under the HSR Act, the Merger may not be consummated until the expiration of a waiting period of at least 30 days following the receipt of each filing, unless the waiting period is earlier terminated by the FTC and the Antitrust Division, or unless the waiting period is extended by a request for additional information. The waiting period was terminated as of July 13, 1996.

     State Attorneys General and private parties also may bring legal actions under the federal or state antitrust laws under certain circumstances. There can be no assurance that a challenge to the proposed Merger on antitrust grounds will not be made or of the result if such a challenge is made.

CONNECTICUT INSURANCE LAWS

     Under Section 38a-130 of the General Statutes of Connecticut and related regulations, the direct or indirect acquisition of control of a Connecticut domestic insurer such as First Re must receive prior approval by the Commissioner of Insurance of the State of Connecticut ("Connecticut Commissioner"). Section 38a-132 of the General Statutes of Connecticut provides that the Connecticut Commissioner shall approve the transaction unless, after a public hearing, he finds that (a) after the acquisition of control, the Connecticut domestic insurer would not satisfy the requirements to be licensed to write the lines of business for which it is presently licensed;
(b) the transaction would substantially lessen competition in the insurance business in the State of Connecticut; (c) the financial condition of the acquiring party might jeopardize the financial stability of the Connecticut domestic insurer or prejudice the interests of its policyholders; (d) any plans or proposals to make material changes in the Connecticut domestic insurer's business, corporate structure or management are unfair and unreasonable to its policyholders and not in the public interest; (e) the competence, experience and integrity of the persons who would control the operation of the Connecticut domestic insurer are such that the transaction would not be in the interest of policyholders and the general public; or (f) the acquisition is likely to be hazardous or prejudicial to those buying insurance. Protection of stockholders is not a criterion of the Connecticut Commissioners's review of change of control transactions. An application on Form A for approval of the Merger and all related transactions was submitted by CHP II, Buyer and Buyer Sub to the Connecticut Commissioner on May 8, 1996, and updated applications were submitted on June 12, 1996 and June 26, 1996. The

Form A includes a request for approval for First Re to pay a dividend to Buyer of $10,000,000 after consummation of the Merger. A waiver of Connecticut General Statute Section 38-136(i)(2)(A) which requires the approval of the Connecticut Commissioner for the payment of dividends for a period of two years following a change-in-control also has been requested. The approval of the Form A and the granting of such waiver by the Connecticut Commissioner are conditions to Buyer's obligation to close. The hearing has been scheduled for July 26, 1996.


                              THE MERGER AGREEMENT


     The following discussion of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, which is included in this Proxy Statement as Appendix A (exclusive of all exhibits and schedules) and is incorporated herein by reference.

GENERAL

     The Merger Agreement provides for the merger of Buyer Sub into the Company. The Company will be the Surviving Corporation of the Merger, and, as a result of the Merger, Buyer will own all of the Surviving Corporation's common stock. In the Merger, the stockholders of the Company (other than Buyer and Buyer Sub and holders who perfect their dissenters' rights) will receive the Merger Consideration described below. Pursuant to a letter agreement dated as of April 12, 1996, CHP II has agreed to guaranty to the Company the full and punctual payment and performance of all obligations of Buyer and Buyer Sub under the Merger Agreement, provided that the liability of CHP II shall not exceed $3,500,000.

EFFECTIVE TIME

     The Effective Time of the Merger will occur upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL or at such later date as may be specified in the Certificate of Merger. It is anticipated that such Certificate of Merger will be filed promptly after the approval and adoption of the Merger Agreement by the stockholders of the Company at the Special Meeting. The Merger Agreement provides that the parties will cause the Effective Time to occur as promptly as practicable, but in any event within 5 days, after the adoption of the Merger Agreement by the stockholders of the Company and the satisfaction (or waiver, if permissible) of the other conditions set forth in the Merger Agreement.

CONSIDERATION TO BE RECEIVED BY STOCKHOLDERS OF THE COMPANY

     In connection with the Merger, each outstanding Company Share at the Effective Time (except those Company Shares held by the Company as treasury shares, or held by Buyer or Buyer Sub or shares as to which appraisal rights have not been forfeited under the DGCL, if effective notice of exercise of appraisal rights with respect to such Shares under Section 262 of the DGCL was required and given prior to the Effective Time) will be converted into the right to receive $16.00 in cash, without interest. All Company Shares held by the Company as treasury shares and each share of Common Stock held by Buyer or Buyer Sub will be canceled without consideration. Dissenting Shares will be converted to cash in the manner described in "THE MERGER--Rights of Dissenting Stockholders." Instructions with respect to the surrender of certificates formerly representing Company Shares, together with the letter of transmittal to be used for that purpose, will be mailed to stockholders as soon as practicable after the Effective Time. As soon as practicable following receipt from the stockholder of a duly executed letter of transmittal, together with certificates formerly representing Company Shares and any other items specified by the letter of transmittal, the Paying Agent will pay the Merger Consideration to such stockholder, by check or draft.

     Each of the outstanding shares of Buyer Sub will automatically be converted into one share of common stock, par value $1.00 per share, of the Surviving Corporation.

   STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES FOR COMPANY SHARES WITH THE ENCLOSED PROXY CARD.

     After the Effective Time, the holder of a certificate formerly representing Company Shares will cease to have any rights as a stockholder of the Company, and such holder's sole right will be to receive the Merger Consideration with respect to such shares (or, in the case of Dissenting Shares, the statutorily determined "fair value"). If payment is to be made to a person other than the person in whose name the surrendered certificate is registered, it will be a condition of payment that the certificates so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of such payment or establish to the satisfaction of the Surviving Corporation that such taxes have been paid or are not applicable. No transfer of shares outstanding immediately prior to the Effective Time will be made on the stock transfer books of the Surviving Corporation after the Effective Time. Certificates formerly representing Company Shares presented to the Surviving Corporation after the Effective Time will be canceled in exchange for the Merger Consideration.

     In no event will holders of Company Shares be entitled to receive payment of any interest on the Merger Consideration to be distributed to them in connection with the Merger.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of the Company relating to, among other things:

        (a) corporate organization, existence, qualification and good standing of the Company and corporate power and authority to own, operate and lease its assets and properties and carry on its business and enter into and perform its obligations under the Merger Agreement;

        (b) organization, existence, qualification and good standing of the Company's subsidiaries and corporate power and authority to own, lease and operate their respective assets and properties and carry on their respective business and perform their respective obligations under the Merger Agreement;

        (c) the right, power and authority of the Company to enter into, execute and deliver the Merger Agreement and perform its obligations thereunder, and the Merger Agreement being the legal, valid and binding obligation of the Company;

        (d) the absence of conflicts with the certificate of incorporation or bylaws of the Company or any subsidiary or with any agreement to which the Company or any of its subsidiaries is a party, and the absence of any violations of permits, licenses or applicable law;

        (e) consents and approvals of governmental entities;

        (f) the directors and officers of the Company and its subsidiaries;

        (g) the charter, bylaws, and corporate records of the Company and its subsidiaries;

        (h)  the capital structure of the Company and its subsidiaries;

        (i)  compliance with law and obtaining of permits and licenses;

        (j) the proper filing by the Company with the Securities and Exchange Commission of required documents and the accuracy of the information contained in such documents;

        (k) fair presentation of the financial statements and statutory financial statements of the Company and its subsidiaries supplied by the Company to the Buyer;

        (l)  reasonable provision for loss reserves;

        (m) compliance with risk-based capital provisions and certain Insurance Regulatory Information System guidelines;

        (n)  continuation of reinsurance agreements;

        (o) policies and contracts of insurance and reinsurance being in compliance in all material respects with applicable law;

        (p) licensing of producers utilized by the Company and its subsidiaries;

        (q) reasonable provision for premium balances receivable and ownership of admitted assets;

        (r) insurance and reinsurance claims having been paid or provided for in accordance with the terms of the policies or contracts under which they arose;

        (s)  certain matters related to federal, state and local taxes;

        (t) certain matters related to employee benefit plans and employment and labor agreements;

        (u)  investments of the Company and its subsidiaries;

        (v)  ownership of patents, trademarks, service marks, etc.;

        (w) ownership of tangible property, ownership and leasing of real property, and title to assets;

        (x)  agreements for borrowed money;

        (y)  material contracts of the Company and its subsidiaries;

        (z)  absence of litigation;

        (aa) certain environmental matters;

        (bb) utilization of brokers and finders;

        (cc) banking arrangements of the Company and subsidiaries;

        (dd) maintenance of insurance with respect to properties and conduct of business;

        (ee) knowledge of legislation limiting the business of the Company or its subsidiaries;

        (ff) operations of the Company and its subsidiaries since December 31, 1995;

        (gg) absence of potential conflicts of interest;

        (hh) membership in guaranty funds and pools; and

        (ii) full disclosure of information by the Company.

COVENANTS

     Each of the parties to the Merger Agreement has agreed to use its best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Merger, including cooperation in the preparation and filing of this Proxy Statement, obtaining the termination of waiting period requirements under the HSR Act, making filings and obtaining approvals of insurance regulatory authorities, and the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Merger.

     Pursuant to the Merger Agreement, the Company has agreed that, except as expressly contemplated by the Merger Agreement or consented to in writing by Buyer, from the date of the Merger Agreement until the Effective Time of the Merger, the Company will not and will not permit any of its subsidiaries to:

           (i) declare or pay or set aside dividends or other distributions (whether in cash, stock or property) on its capital stock or make any direct or indirect redemption, retirement, purchase or other acquisition of any shares of capital stock;

           (ii) issue, redeem, sell or dispose of any shares of the capital stock of the Company or any of its subsidiaries or any rights relating to capital stock (whether authorized but unissued or held in treasury) or issue any option, warrant or other right to acquire any shares of its capital stock;

           (iii) effect any stock split, reclassification or combination;

           (iv) adopt a plan of, or resolutions providing for, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

           (v) amend or modify its certificate of incorporation or by-laws (or equivalent charter documents);

           (vi) merge or consolidate with any corporation or other entity otherwise than as contemplated by the Merger Agreement or reclassify any shares of its capital stock or change the character of its business;

           (vii) enter into, adopt, modify or amend in any material respect any written employment, severance, consulting, "change of control," "parachute payment," bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock purchase, employee benefit, welfare benefit or other agreement, plan or arrangement providing for compensation or benefits to employees or directors or stockholders which would have effect for any employee of the Company or its subsidiaries after the Effective Time;

           (viii) incur or contract for any capital expenditures in excess of $25,000 in the aggregate;

           (ix) amend, terminate or waive any right of value material to the business of the Company or any of its subsidiaries;

           (x) make any change in its accounting methods, principles or practices or make any change in depreciation or amortization policies or rates adopted by it, except insofar as may be required by a change in generally accepted accounting principles, or make any change in its accounting policies with respect to loss reserves;

           (xi) revalue any portion of its assets, properties or businesses other than in the ordinary course of business in a manner consistent with past practice;

           (xii) materially change any of its business policies, including, without limitation, advertising, marketing, pricing, purchasing, personnel, sales or budget policies;

           (xiii) make any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants or agents, other than to persons other than its officers, directors or shareholders made in the ordinary course of business in a manner consistent with past practice;

           (xiv) make any loan or advance to any of its officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business in a manner consistent with past practice) or make any other loan or advance;

           (xv) make any payment or commitment to pay severance or termination pay to any of its officers, directors, employees, consultants, agents or other representatives;

           (xvi) enter into any lease (as lessor or lessee); sell, abandon or make any other disposition of any of its investments or other assets, properties or businesses other than in the ordinary course of business consistent with past practice; grant or suffer any lien on any of its assets, properties or businesses or on any of the capital stock of the Company (other than for taxes not yet due and payable); enter into or amend any contract or other agreement to which it is a party or by or to which it or its assets, properties or businesses are bound or subject, except in the ordinary course of business in a manner consistent with past practice; or enter into or amend any contract or other agreement pursuant to which it agrees to indemnify any person or to refrain from competing with any person (other than insurance policies and reinsurance treaties and contracts entered into in the ordinary course of business);

           (xvii) incur or assume any debt, obligation or liability, or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, liabilities of any other person or make any loans or advances, individually or in the aggregate, material to the business of the Company and its subsidiaries (other than insurance policies and reinsurance treaties and contracts entered into in the ordinary course of business);

           (xviii) except for tangible property acquired in the ordinary course of business in a manner consistent with past practice, make any acquisition of all or any part of the assets, properties, capital stock or business of any other person;

           (xix) except in the ordinary course of business in a manner consistent with past practice, amend, terminate or enter into any contract or other agreement or amend, terminate or enter into any other material transaction; or

           (xx) directly or indirectly solicit proposals from, or cooperate with, or furnish any information concerning the business, financial condition, properties or assets of the Company or any of its subsidiaries, or continue or enter into any discussion, negotiation, agreement or understanding with any person concerning any acquisition of the Company or any of its subsidiaries, except to the extent required by fiduciary obligations.

In addition, the Merger Agreement provides that, except as expressly contemplated by the Merger Agreement or consented to in writing by Buyer, the Company has agreed that:

           (i) the Company and each of its subsidiaries will conduct their respective businesses in the ordinary course and consistent with past practice and will use their reasonable best efforts to preserve intact their business organization and goodwill, preserve the goodwill and business relationships with all parties having business relationships with each of them, keep available the services of their respective present officers, employees, consultants and agents, defend and protect their respective assets from infringement or usurpation, perform all of their obligations under all contracts, leases and any and all other agreements relating to or affecting its assets or its business, conduct their respective businesses in such a manner so that the representations and warranties contained in the Merger Agreement shall continue to be true, complete and accurate on and as of the Effective Date with the same force and effect as if made on and as of the Effective Date, and shall maintain their books, accounts and records in the usual manner consistent with past practice and comply in all material respects with all laws, ordinances and regulations of governmental entities applicable to the Company and any of its subsidiaries, including, without limitation, all applicable insurance laws;

           (ii) each of the Company and its subsidiaries will use accounting policies in keeping its books and records and preparing its financial statements in accordance with GAAP, applied consistently with the application of such principles in preparing the annual financial statements and in accordance with statutory accounting principles, applied consistently with the application of such principles in preparing the annual convention statements;

           (iii) the Company shall, and shall cause each of its subsidiaries to, use all reasonable efforts to afford Buyer and its authorized representatives free and full access during normal business hours to the Company and its subsidiaries and to the employees, properties, books and records, and contracts and other agreements, documents and other papers, and copies, extracts and summaries of each of the foregoing in order to afford Buyer the opportunity to make such investigations of the affairs of the Company and its subsidiaries as it deems desirable;

           (iv) the Company and each of its subsidiaries shall furnish to Buyer such information relating to their respective businesses and affairs (and which is reasonably available to the Company and its subsidiaries) as Buyer shall from time to time reasonably request and will cause their officers, employees, agents and consultants to keep the officers of the Buyer informed as to the affairs of the Company and its subsidiaries;

           (v) the Company and its subsidiaries shall maintain in force (including necessary renewals thereof) their insurance policies, except to the extent that they may be replaced with equivalent policies appropriate to insure the assets, properties and businesses of the Company and its subsidiaries to the same extent as currently insured at the same or lower rates or at rates approved by Buyer;

           (vi) the Company shall promptly notify Buyer of any suits, actions, claims, proceedings or investigations which are commenced after the date of the Merger Agreement or, to the Company's knowledge, threatened, against the Company or any of its subsidiaries or against any officer, director, employee, consultant, agent or stockholder with respect to the affairs of the Company or any of its subsidiaries;

           (vii) the Company shall give prompt written notice to Buyer of: (a) the occurrence, or failure to occur, of any event which would be likely to cause any representation or warranty of the Company contained in the Merger Agreement, to be untrue or inaccurate; (b) any failure of the Company or any of its subsidiaries or of any officer, director, employee, consultant or agent of the Company or any of its subsidiaries, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them under the Merger Agreement; (c) any event of which they have knowledge which will result, or which has a reasonable prospect of resulting, in the failure to satisfy the conditions specified in the Merger Agreement; (d) any notice of, or other communication relating to, a default (or event which, with notice or lapse of time or both, would constitute a default), received by the Company or any of its subsidiaries subsequent to the date of the Merger Agreement and prior to the Closing Date, under any contract or other agreement material to the business of the Company or any of its subsidiaries; (e) the termination or cancellation of any reinsurance agreement; (f) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (g) any notice or other communication from any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority in connection with the Merger or any other material notice or other material communication from any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority; (h) any change which has a material adverse effect on the business, operations, assets or prospects of the Company and its subsidiaries taken as a whole, or the occurrence of any event which, so far as can be foreseen at the time of its occurrence, would have such a material adverse effect; or (i) any matter arising which, if existing, occurring or known at the date of the Merger Agreement, would have been required to be disclosed to Buyer;

           (viii) the Company and its subsidiaries shall: (a) provide to Buyer a monthly management report in scope and detail reasonably satisfactory to Buyer; (b) timely prepare, and promptly deliver to Buyer, monthly financial statements in scope and detail reasonably satisfactory to Buyer; (c) provide to Buyer a monthly statement of investments in detail reasonably satisfactory to Buyer; (d) provide to Buyer a monthly list of all claims paid under any insurance or reinsurance policy issued by the Company or any of its subsidiaries in excess of $50,000; (e) file with the Securities and Exchange Commission all reports, schedules, forms, statements and other documents required to be filed under the Securities Exchange Act of 1934 (the "SEC Filings") and promptly provide Buyer with a copy of such SEC Filing; and (f) file all reports, schedules, forms, statements and other documents required to be filed under any applicable insurance laws and promptly provide Buyer with a copy of any such filing; and

           (ix) the Company shall cause a special meeting of its stockholders to be called and held for the purposes of acting on the Merger Agreement and the Merger, and shall, through its Board of Directors, and subject to its fiduciary duties, recommend to its stockholders approval of the Merger.

Further, each of the Company and the Buyer have, pursuant to the Merger Agreement, agreed to:

           (i) promptly and timely file with the Federal Trade Commission and the Department of Justice, all notifications, including responses to requests for information, required by the HSR Act applicable to the Company and Buyer;

           (ii) use their respective best efforts to take all steps necessary or appropriate to obtain the approval of the Connecticut Commissioner and any other insurance regulatory approvals required for the consummation of the Merger;

           (iii) duly make all regulatory filings required to be made by each in respect of the Merger Agreement or the transactions contemplated thereby, including the filing of a Form A with the Connecticut Commissioner for approval of the Merger and the filing of a request for a waiver of Connecticut General Statute Section 38-136(i)(2)(A) which requires the approval of the Connecticut Commissioner for the payment of dividends for a period of two years following a change-in-control (the "Connecticut Waiver");

           (iv) comply as promptly as practicable with all governmental requirements applicable to the Merger, and obtain promptly all necessary permits, orders and other consents of governmental entities and consents of third parties necessary for the consummation of the Merger; and

           (v) execute such contracts and other agreements and documents and other papers and take such further actions as may be reasonably required or desirable to carry out the Merger, and use its best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Merger, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Merger.

TERMINATION FEE

     The Merger Agreement provides under certain circumstances for the payment of a cash fee in the amount of $3,500,000 to CHP II, along with reimbursement of expenses of Buyer up to $100,000, in the event the Company executes an agreement with a third party involving a merger or other business combination or sale of a substantial portion of the assets or stock of the Company prior to February 17, 1997 (the "Termination Fee"). No Termination Fee shall be paid if: (i) at any time Buyer lowers the cash consideration per share below $16.00; (ii) the Merger is not consummated due to the failure by Buyer to satisfy the terms and conditions of the Merger Agreement; (iii) Buyer for any reason (other than due to the failure by the Company to satisfy the terms and conditions of the Merger Agreement) determines not to pursue the transaction with the Company; (iv) any regulatory approval required for the Merger is not obtained; or (v) the Merger Agreement is terminated as a result of the Connecticut Department denying the Connecticut Waiver. The Termination Fee is the sole and exclusive remedy of Buyer upon any such termination of the Merger Agreement.

AMENDMENTS AND WAIVERS

     The Merger Agreement may not be amended except by an instrument in writing signed on behalf of the Company, Buyer and Buyer Sub. By mutual written consent, the parties may (a) extend the time for performance of obligations,
(b) waive inaccuracies in representations and warranties, (c) waive compliance with covenants and agreements, or (d) make other modifications as agreed to by the parties' Boards of Directors. After approval of the Merger Agreement by the stockholders of the Company, the Board of Directors of the Company will not, without first obtaining the further approval of the stockholders, approve any amendment which is materially adverse, as reasonably determined by the Company, to the rights of the stockholders of the Company.

EXPENSES

     The Merger Agreement provides that, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, except for (i) the Termination Fee and (ii) reimbursement to the Company for expenses of up to $50,000 if the Merger Agreement is terminated as a result of the Connecticut Waiver being denied.

     The following is an estimate of the costs and expenses incurred or expected to be incurred by the Company in connection with the Merger:



               Legal Fees and Expenses                                  $250,000
               Transfer Agent Fees                                      $  3,500
               SEC and Other Filing Fees                                $ 10,830
               Printing and Mailing Costs                               $ 12,000
               Fees and Expenses to Financial Advisor                   $685,000
                                                                      ----------
                  Total                                                 $961,330

CONDITIONS TO CONSUMMATION OF THE MERGER

     The obligations of the parties to effect the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of a number of conditions typical in acquisition transactions, including: accuracy of representations and warranties; performance of all covenants; receipt of all necessary approvals, consents and clearances (including approval by the Connecticut Commissioner of the Form A and the Connecticut Waiver); absence of certain litigation; and approval by the holders of a majority of the Company's outstanding Common Stock. In addition, Buyer's obligation to close is conditioned upon:

           (a) receipt of a legal opinion from Lord, Bissell & Brook, special counsel for the Company, with respect to certain legal matters;

           (b) receipt of all required approvals, none of which shall contain any terms, limitations or conditions which Buyer determines in good faith to be materially burdensome to Buyer or its affiliates or to the Company or its subsidiaries taken as a whole, or which restrict Buyer's rights as a controlling stockholder of the Company (including without limitation its right to participate actively in the management of the Company or its subsidiaries), which would prevent Buyer, its affiliates or the Company and its subsidiaries from conducting their respective businesses in substantially the same manner as currently conducted;

           (c) no legislation shall have been proposed in bill form or enacted and no statute, law, ordinance, code, rule or regulation shall have been adopted, revised or interpreted by any governmental entity that would require the divestiture or cessation of the conduct of any business presently conducted by the Company or any of its subsidiaries or by Buyer or any of its affiliates, or which may individually or in the aggregate have an adverse effect on Buyer or any of its affiliates, or which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the Company or any of its subsidiaries;

           (d) resignation of certain directors and officers of the Company and its subsidiaries;

           (e) receipt of notices of intent to dissent from the holders of not more than 5 percent of the Company Shares; and

           (f) no material adverse effect on the business or operations of the Company and its subsidiaries taken as a whole.

TERMINATION

     The Merger Agreement may be terminated and the Merger abandoned at any time before the Effective Time, notwithstanding approval of the Merger Agreement by the stockholders of the Company:

           (i) by mutual written consent of Buyer and the Company;

           (ii) at the election of the Company, if Buyer or Buyer Sub has breached or failed to perform or comply with in any material respect any representation, warranty, covenant or agreement contained in the Merger Agreement, and such breach or failure is not cured within 15 days;

           (iii) at the election of Buyer, if the Company or any of its Subsidiaries has breached or failed to perform or comply with in any material respect any representation, warranty, covenant or agreement contained in the Merger Agreement, and such breach or failure is not cured within 15 days;

           (iv) by Buyer or the Company if the Effective Date shall not be on or before September 30, 1996 or such later date as the parties may agree upon, unless the failure to consummate the Merger is the result of a willful and material breach of the Merger Agreement by the party seeking to terminate the Merger Agreement;

           (v) at the election of the Company, in the event of receipt of an unsolicited acquisition proposal, if the Board of Directors determines in good faith pursuant to a written opinion of outside counsel that its fiduciary duties require it to consider such proposal, and the Company has paid the Termination Fee; or

           (vi) by Buyer 45 days following the date on which the Company first actively participates in any discussions or negotiations regarding, or furnishes to any person any confidential information with respect to, any unsolicited acquisition proposal, unless prior to the expiration of such 45 day period the Company notifies Buyer that such acquisition proposal has been rejected and any such negotiations have been terminated.

          STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     Since January 1, 1994, John A Dore has acquired 24,552 Company Shares at prices ranging from $8.51 to $12.19. Of the 24,552 Company Shares so acquired, 6,552 were acquired in open market purchases and 18,000 were issued by the Company to Mr. Dore pursuant to the terms of his employment agreement. In addition, during such period, Mr. Dore received options to acquire 36,000 Company Shares pursuant to the terms of his employment agreement and as incentive compensation awarded by the Executive Compensation Committee of the Company. The average purchase price for the Company Shares acquired by John A. Dore in open market purchases since January 1, 1994 is as follows:


                                          Average Purchase
                      Quarter Ended          Price
                      ------------------  ----------------

                      June 30, 1994          $9.03
                      September 30, 1994     $8.77
                      March 31, 1995         $9.38



     As of March 31, 1996 the following persons or entities were known by the Company to be beneficial owners of 5 percent or more of the Company's Common
Shares:


                                 Amount and Nature       Percent of
            Name and Address    of Beneficial Ownership  Class(1)
            ----------------  -------------------------  ----------

  R. Keith Long Direct   -           Direct   -   285,004 Shares
  400 Royal Palm Way                 Indirect -   113,184 Shares(2)
  Suite 204                                       -------
  Palm Beach, Florida 33480                       398,188 Shares(3)  12.6%


  Pierpont Morgan Ltd./
   Scott J. Seligman                 Direct   - 196,150 Shares(4)     6.0%
  1760 S. Telegraph Rd.
  Bloomfield Hills, Michigan 48302

  Jane Marvel Garnett                Direct   - 171,936 Shares(5)     5.4%
  David G. Booth                     Direct   -  73,468 Shares(5)     2.3%
  24 Monroe Place
  Brooklyn, New York 11238

  John F. Fyfe                       Direct   - 248,745 Shares(6)     7.8%
  630 W. Fullerton Parkway
  Chicago, Illinois 60614

  John A. Dore                       Direct   - 107,114 Shares
  First Re Management Company, Inc.  Indirect -  73,994 Shares(7)     7.4% (8)
  55 West Monroe Street                         --------------
  Suite 2700                                    181,108 Shares
  Chicago, Illinois 60603


  William M. Toll                    Direct   - 370,344 Shares(9)    11.5% (9)
  1904 Lamington Road
  Bedminster, New Jersey 07921


- -----------
(1) Calculated for each beneficial owner on the basis of shares outstanding at March 31, 1996, plus shares subject to options exercisable by such beneficial owner within 60 days of March 31, 1996.

(2) Owned directly by a limited partnership, the general partner of which is a corporation owned by Mr. Long.

(3) Mr. Long also holds options to purchase 7,200 shares of the Company's Common Stock.

(4) Schedule 13D dated June 26, 1992 filed with the Securities and Exchange Commission reported ownership of 192,096 Common Shares. The Company's records indicate an additional 4,054 shares subsequently were acquired.

(5) As reported in an Amendment to Schedule 13D dated March 8, 1995 filed with the Securities and Exchange Commission. David G. Booth is the spouse of Jane Marvel Garnett.

(6) As reported in a Schedule 13D dated December 16, 1994 filed with the Securities and Exchange Commission.

(7) 6,336 shares of Common Stock are owned directly by the children of Mr. Dore, and 67,658 shares of Common Stock are owned directly by the spouse of Mr. Dore.

(8) Mr. Dore also holds options (currently exercisable or exercisable within 60 days of March 31, 1996) to acquire 59,040 shares of Common Stock.

(9) As reported in a Form 4 dated September 6, 1995 filed with the Securities and Exchange Commission.

     The amount and nature of beneficial ownership of Common Shares by the directors and named executive officers of the Company as of March 31, 1996 is set forth below:


                                        Amount and Nature
    Name                           of Beneficial Ownership(1)                   Percent of Class (2)
- ---------------------------------  -------------------------------------------  ----------------------

Richard P. Ackerman                  Direct    -           0 Shares                     0%
Dale C. Bottom                       Direct    -       8,823 Shares                    (*)
W. Dean Cannon, Jr.                  Direct    -      24,984 Shares                    (*)
John P. Diesel                       Direct    -       7,200 Shares                    (*)
John A. Dore                         Direct    -     107,114 Shares
                                     Indirect  -      73,994 Shares(3)                7.4%(3)
Gerald J. Levy                       Direct    -       4,608 Shares                    (*)
R. Keith Long                        Direct    -     285,004 Shares
                                     Indirect  -     113,184 Shares(4)               12.6%
Joe C. Morris                        Direct    -      10,080 Shares
                                     Indirect  -       3,196 Shares(5)                 (*)
William B. O'Connell                 Direct    -       4,176 Shares
                                     Indirect  -      10,137 Shares(6)                 (*)
Herschel Rosenthal                   Direct    -      19,248 Shares
                                     Indirect  -       5,990 Shares(7)                1.2%
Thad Woodard                         Direct    -       4,608 Shares                    (*)
John B. Zellars                      Direct    -      54,062 Shares
                                     Indirect  -         720 Shares(7)                1.9%
Lonnie L. Steffen                    Direct    -      30,624 Shares
                                     Indirect  -       3,168 Shares(8)                1.8%(8)
Robert E. Wendt                      Direct    -       7,012 Shares                    (*)
                                                     -----------------

All directors and named executive
 officers as a group                                 777,932 Shares                  27.9%


(*) Less than one percent.
- --------------------------

(1) The directors and named executive officers also hold certain options to purchase shares of the Company's Common Stock as described below.

(2) Calculated for each beneficial owner on the basis of shares outstanding at March 31, 1996, and including shares subject to options currently exercisable or exercisable by such beneficial owner within 60 days of March 31, 1996.

(3) 6,336 shares of Common Stock are owned directly by the children of Mr. Dore and 67,658 shares of Common Stock are owned directly by the spouse of Mr. Dore. Mr. Dore's ownership percentage of 7.4 percent is calculated by including options held by Mr. Dore that are currently exercisable or exercisable within 60 days of March 31, 1996. If the percentage ownership is calculated by including all the options held by Mr. Dore, regardless of whether such options are exercisable, Mr. Dore's percentage ownership would be 8.9 percent.

(4) Owned directly by a limited partnership, the general partner of which is a corporation owned by Mr. Long.

(5)  Owned directly by a trust of which Mr. Morris is trustee.

(6) Owned directly by the estate of the spouse of the person whose ownership is reported.

(7)  Owned directly by the spouse of the person whose ownership is reported.

(8) Owned directly by the children of Mr. Steffen. Mr. Steffen's ownership percentage of 1.8 percent is calculated by including options currently exercisable or exercisable within 60 days of March 31, 1996. If the percentage ownership is calculated by including all options held by Mr. Steffen, regardless of whether such options are exercisable, Mr. Steffen's ownership percentage would be 2.4 percent.


     As used herein, "beneficially owned" means the sole or shared power to vote or direct the voting of a security and/or sole or shared investment power with respect to a security (i.e., the power to dispose or direct the disposition of a security). Unless otherwise indicated, all directors and executive officers have sole voting and sole investment power over the shares listed.

     As of March 31, 1996, the directors and named executive officers held options to acquire the following Company Shares:

                                                  Amount of Securities
                 Name                              Subject to Options
                 ----                             --------------------
                 William B. O'Connell                    12,960
                 W. Dean Cannon, Jr.                      5,760
                 R. Keith Long                            7,200
                 John B. Zellars                          5,760
                 Joe C. Morris                            7,200
                 Thad Woodward                           12,960
                 Dale C. Bottom                          12,960
                 Gerald J. Levy                          12,960
                 Herschel Rosenthal                      12,960
                 John A. Dore                            115,200
                 Lonnie L. Steffen                       43,200
                 Robert E. Wendt                          7,920

See "SPECIAL FACTORS--Stock Option Plan and Directors' Incentive Plan" and "SPECIAL FACTORS--Acceleration of Stock Options."

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any matters to be presented for action at the Special Meeting other than those described herein and does not intend to bring any other matters before the Special Meeting. However, if other matters should come before the Special Meeting, it is intended that the holders of proxies solicited hereby will vote thereon in their discretion.

                     PROPOSALS BY HOLDERS OF COMPANY SHARES

     In the event the Merger is not consummated for any reason, proposals of stockholders intended to be presented at the 1996 annual meeting of stockholders must be received by the Company at its principal executive offices a reasonable time prior to the Company's solicitation of proxies in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting. Once the date of any such annual meeting is scheduled, stockholders will be informed in a timely manner of the date by which such proposals must be received. In addition, a stockholder who intends to present business at any annual meeting must comply with the notice requirements set forth in the Company's Bylaws. Stockholders should mail any proposals by certified mail-return receipt requested.

                            EXPENSES OF SOLICITATION

     The expenses in connection with solicitation of the enclosed form of proxy will be paid by the Company. In addition to solicitation by mail, officers or regular employees of the Company, who will receive no compensation for such services other than their regular salaries, may solicit proxies personally or by telephone or facsimile. Arrangements will be made with brokerage houses, nominees, participants in central certificate depository systems and other custodians and fiduciaries to supply them with solicitation material for forwarding to their principals, and arrangements may be made with such persons to obtain authority to sign proxies. The Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in connection therewith.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated financial statements of the Company as of December 31, 1995, and for each of the years in the five-year period ended December 31, 1995, incorporated by reference have been audited by Coopers & Lybrand, LLP, independent public accountants, as stated in their report.

     It is not anticipated that a representative of Coopers & Lybrand will attend the Special Meeting.

                             AVAILABLE INFORMATION


     The Company is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copies made at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of Commission at its Washington address at prescribed rates.

               BUSINESS, FINANCIAL INFORMATION AND MANAGEMENT'S
                           DISCUSSION AND ANALYSIS





GENERAL


The Company is an insurance holding company which, through its subsidiaries, underwrites insurance and reinsurance. The principal lines of business include professional liability, directors and officers liability, property catastrophe reinsurance and other lines of property and casualty reinsurance.



The Company conducts its business by operating an insurance company and managing insurance and reinsurance assumptions through two underwriting agencies.



First Re is the largest subsidiary. Incorporated in 1911, First Re was the first reinsurance company formed in the United States. First Re is domiciled in the State of Connecticut and currently maintains direct licenses in 20 states. First Re has reinsurance authorities in an additional 14 states. A second insurance company, Financial Institutions Insurance Fund, Incorporated ("FIIF"), was sold in the third quarter of 1994, after all of its business and unrestricted net assets were transferred to First Re.


The principal underwriting activity of the group is managed by a wholly-owned subsidiary, Oakley Underwriting Agency, Inc. ("Oakley"). Formed in 1993, Oakley underwrites directors and officers liability insurance and professional liability insurance coverages on behalf of First Re and Virginia Surety Company, Inc. ("VSC"). VSC is an unaffiliated insurance company that maintains an underwriting contract with Oakley.

Oakley produces its business through independent insurance agents and brokers. In 1994, Oakley became the major source of premium revenue for the Registrant, providing 78.5% of the net written premium revenue and 66.1% of the earned premium revenue. In 1995 Oakley premiums increased to 88.3% and 84.4% respectively of the Registrant's total net written and earned premium.

First Re provides reinsurance behind VSC on the Oakley produced premium. The agreement with VSC permits First Re to retain approximately 70.0% of the gross premium revenue paid by the insureds. The remaining 30.0% of the premium is ceded to approximately 15 other reinsurance companies. First Re assumes a maximum net exposure of $500,000 per risk under the current reinsurance program that expires April 1, 1996.

The non-Oakley reinsurance activities of First Re depend on agreements ("reinsurance treaties") that have been entered into with non-affiliated ceding insurance companies that market and underwrite policies of insurance. First Re has entered into reinsurance treaties whereby companies cede a portion of their premiums, commissions and related incurred losses to First Re.

These agreements consist of both quota share and excess of loss treaties with the ceding companies. The principal distinction between these two types of agreements is that in quota-share treaties, the reinsurer usually takes a pro rata portion of the risk and receives that pro rata portion of the premium revenues. Under the excess of loss treaty, for a specified rate, a portion of the liability is assumed in excess of a specific retention and up to the agreed reinsurance limit.


The treaties are usually for a one year duration and cover policies attaching during that period. The policies covered by the agreements are normally for a one year term. Most of the premiums written in 1995 were for quota share treaties. These treaties with ceding companies were the primary source of non-investment related income during 1995. The loss of revenues from any one treaty or cedant would not affect the Company's ability to remain a going concern.

First Re recognizes premium revenues according to the terms of the reinsurance treaties and the insurance contracts it issues. Premiums assumed under the terms of quota share treaties are earned by the cedant on a pro rata basis, whereas premiums assumed on excess of loss treaties are calculated by applying the respective rate and participation percentages to the subject premiums. In both kinds of treaties, the premiums earned are based on the terms and the periods of the underlying insurance contracts.


In addition, First Re exercises the right to periodically review ceding companies' records to evaluate their compliance with such matters as premium accounting, underwriting standards and claims handling. Reports on the performance of the ceding companies are reviewed by the Company's affiliates.



The Company's subsidiaries have 25 full-time employees and 6 part-time employees and maintained offices in Chicago, Illinois and Avon, Connecticut.


PRODUCTS AND COMPETITORS

Oakley operates as an insurance underwriting agency, writing professional liability and directors and officers liability insurance policies under contracts with First Re and VSC. The producers of this business are both retail and wholesale insurance brokers who represent the insureds. Oakley underwrites, issues and maintains the policies on behalf of First Re and VSC. First Re assumes a portion (approximately 70.0%) of the gross written premium that VSC cedes to its reinsurers after deductions for acquisition costs. In 1995, 40.6% of the premiums written through the Oakley operation were written directly for First Re. First Re, when acting as the insurer, shares the same reinsurance protections as are arranged for VSC. The Oakley operation gives First Re a larger degree of control over the risk selection at reduced commission terms than it could expect as a quota-share reinsurer.

A directors and officers liability policy indemnifies its directors and officers for claims made against the directors and officers for wrongful acts. The policy is written on a claims made basis and provides coverage to insureds, not for profit entities, public entities, and educational entities. The professional liability policy provides selected lines of business with insurance for errors and omissions in the conduct of the insureds professional activities. The majority of the professional liability business written covers lawyers, architects and engineers, consultants and insurance agents. These policies are also written on a claims made basis.

First Re also operates as a reinsurer in the intermediary segment of the reinsurance market. Business is produced by non-affiliated reinsurance intermediaries (brokers) who represent various ceding companies in the purchase of quota-share and excess of loss reinsurance.

First Re assumes various lines of property and casualty reinsurance. These exposures are typically less than 10.0% of any one reinsurance program. The property exposures are excess of loss and quota share coverages. The liability lines are professional liability, directors and officers liability, municipal liability and auto exposures. First Re competes with other reinsurance companies within the intermediary market and with direct marketing reinsurers. A direct market reinsurer does not use intermediaries, but instead markets its reinsurance through an employed production staff.

Factors that affect First Re's ability to compete in the insurance and reinsurance marketplace are: (1) approval by various state regulatory authorities, brokers, reinsurance intermediaries and ceding companies which would enable other companies to transact business with First Re, (2) First Re's "A-" rating by A.M. Best Company, the traditional rating agency for the reinsurance (insurance) industry, and (3) the size of the surplus of First Re.

The agreement structured between Oakley and VSC allows Oakley to utilize a company that has in place the filings necessary to compete in the current marketplace until First Re can gain its own approvals by various state insurance departments. VSC is rated A+ (Superior) by A.M. Best Company. There is no one dominant company that can be identified as a major competitor of First Re. The insurance industry is a competitive marketplace where no one insurer or reinsurer dominates the industry.

The competitive marketplace for products changes with cycles in the insurance industry. At any given time there are a number of insurance carriers competing for professional liability, property-casualty reinsurance programs, and directors and officers liability insurance. Over the last three years, First Re has reduced its dependence on VSC production by expanding First Re's ability to write insurance business and by expanding into new lines of reinsurance from other insurance companies. It is management's intent to continue to build the Oakley/First Re facilities. See further discussion under "Customers."


For further discussion of these products and their inherent risks, see the General Business section of the Management's Discussion and Analysis.


LICENSING AND REGULATION


Insurance and reinsurance companies must comply with laws and regulations of the jurisdictions in which they do business. These regulations are designed to ensure financial solvency of insurance and reinsurance companies and to require fair and adequate service for policyholders. The regulations are enforced in the United States and certain other countries through the granting and revoking of licenses to do business. Licensing of agents, monitoring of trade practices, policy form approval, maximum premium and commission rates, investment parameters, underwriting limitations, minimum reserve and capital requirements, transactions with affiliates, dividend limitations, changes in control and a variety of other financial and non-financial components of an insurance company's business are also regulated under the various regulatory jurisdictions. These regulations and procedures are administered by individual state insurance departments by means of regular reporting procedures and periodic examinations. The quarterly and annual financial reports to the regulators in the various states utilize accounting principles (statutory accounting principles), which are different from the generally accepted accounting principles used in stockholder reports. The statutory accounting principles, in keeping with the intent to assure policyholder protection, are primarily based on a solvency concept, while generally accepted accounting principles are based on a going concern concept. The Company believes that more, rather than less, regulation is likely in the future.



In particular, the National Association of Insurance Commissioners ("NAIC") has adopted systems of assessing risk based capital and establishing statutory capital requirements based on levels of risk assumed by insurance companies. Based on the formulas adopted by the NAIC in 1994, the capital of First Re exceeds required levels by a significant margin. The Company does not foresee any regulatory impediments to its planned operations.


CUSTOMERS


The Company's principal source of revenue, other than that which it derives from its investment portfolio, is now produced by Oakley. The Oakley business has increased from 16.5% in 1993 to 66.4% in 1994, and to 84.4% in 1995, of the total premiums earned. The other reinsurance business provided 15.3%, 23.0% and 27.0% in 1995, 1994, and 1993 respectively of premiums earned. These are the two main components of the Company's current business.


The VSC financial institutions blanket bond and directors and officers sources of business, were approximately 0.2%, 10.5% and 54.3%, of the premiums earned in 1995, 1994, and 1993 respectively.

Oakley markets its products through a network of producers who represent the insureds. Approximately 50 independent producers account for 90% of the Oakley business. Additionally, the Oakley staff visits producers, advertises in trade publications and participates in industry seminars and conferences to promote its products and further its relationships with the producers.

First Re is continuing to develop its insurance and reinsurance sources of income as opportunities present themselves.

PROPERTIES
No properties are owned by the Company that are material to its business.

SELECTED CONSOLIDATED FINANCIAL DATA
FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.




STATEMENTS OF INCOME

                                                                          Year Ended December 31,
                                                    --------------------------------------------------------------------
                                                        1995          1994          1993          1992          1991
                                                    --------------------------------------------------------------------

Premiums earned . . . . . . . . . . . . . . . . . . $11,356,083   $ 7,819,784   $ 7,433,716   $ 7,344,128    $ 8,872,195

Net investment income . . . . . . . . . . . . . . .   4,050,602     3,277,864     3,470,202     3,344,198      3,936,098

Net realized gains (losses) on investments  . . . .   1,193,780       570,231     1,275,142     1,031,977        830,722

Other income  . . . . . . . . . . . . . . . . . . .     556,941       742,546       582,465       427,072        138,896
                                                    --------------------------------------------------------------------

  TOTAL REVENUE . . . . . . . . . . . . . . . . . .  17,157,406    12,410,425    12,761,525    12,147,375     13,777,911
                                                    ====================================================================

  NET INCOME  . . . . . . . . . . . . . . . . . . . $ 4,321,799   $ 3,738,818   $ 3,211,945   $ 2,945,764    $ 2,409,818
                                                    ====================================================================

PER SHARE(**) . . . . . . . . . . . . . . . . . . . $      1.30   $      1.13   $      0.99   $      0.81    $      0.61
                                                    ====================================================================

DIVIDENDS DECLARED PER SHARE(*) . . . . . . . . . . $      0.22   $      0.18   $      0.17   $      0.16    $      0.12
                                                    ====================================================================



(**) As of 12/10/93 a 2-for-1 stock split to shareholders of record on January
     20, 1994 was recorded.

     As of 6/7/95 a 20% stock dividend was declared payable to stockholders of record on July 27, 1995.

     As of 12/6/95 a 20% stock dividend was declared payable to stockholders of record on January 26, 1996.

     Earnings per share were restated to reflect the stock dividend dilution.

(*) As of 12/6/95 $.075 of dividends were declared payable to stockholders of record on January 26, 1996 and were accrued by FIIG as part of the other liabilities.



BALANCE SHEET DATA

                                                                     December 31,
                                          -------------------------------------------------------------------
                                              1995         1994          1993          1992          1991
                                          -------------------------------------------------------------------

Assets

Investments . . . . . . . . . . . . . . . $75,184,832   $65,235,902   $63,968,135   $49,763,479   $53,474,614

Other assets  . . . . . . . . . . . . . .  19,015,441    20,892,630    19,242,906    29,368,699    28,456,009
                                          -------------------------------------------------------------------

  TOTAL ASSETS  . . . . . . . . . . . . . $94,200,273   $86,128,532   $83,211,041   $79,132,178   $81,930,623
                                          ===================================================================

Liabilities and stockholders' equity

  Reserves for unpaid losses and loss
    adjustment expenses . . . . . . . . . $32,455,874   $32,967,809   $33,502,333   $33,179,237   $24,686,811

  Other liabilities . . . . . . . . . . .  15,781,277    14,377,067    12,136,749    11,135,083    18,666,723
                                          -------------------------------------------------------------------

TOTAL LIABILITIES . . . . . . . . . . . .  48,237,151    47,344,876    45,639,082    44,314,320    43,353,534

Stockholders' equity  . . . . . . . . . .  45,963,122    38,783,656    37,571,959    34,817,858    38,577,089
                                          -------------------------------------------------------------------

  TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY  . . . . . . . . $94,200,273   $86,128,532   $83,211,041   $79,132,178   $81,930,623
                                          ===================================================================


The accompanying notes are an integral part of these financial statements.

Certain balance sheet amounts have been reclassified for prior years to conform with 1995 presentations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS




                                GENERAL BUSINESS

The profitability of the property-casualty business is dependent on competitive influences, the efficiency and costs of operations, investment results between the time premiums are collected and losses are paid, the level of ultimate losses paid, and the ability to estimate each of these factors in setting premium rates. Investment results are dependent on the selection of investment vehicles, the ability to project ultimate loss payments, and the timing of the loss payments. Ultimate loss payments are dependent on the types of coverages provided, results of litigation, the geographic areas of the country covered and the quality of underwriting.

The major product lines the Registrant reinsures are professional liability, directors & officers ("D&O") liability, other reinsurance lines, and run-off reinsurance exposures acquired in the First Re acquisition. These product lines and their unique risk characteristics are discussed below.

OAKLEY  PROFESSIONAL LIABILITY COVERAGES

Oakley was formed in April 1993 to underwrite professional liability and D&O coverages. The underlying business had been managed by an experienced staff and established systems at VSC. Oakley agreed to hire certain staff from VSC and entered into an arrangement that compensates VSC for its costs with an override related to the renewal of policies and the use of VSC as the issuing carrier until First Re can gain the necessary approvals to insure these coverages. The exclusive portion of the contract with VSC was extended until September 1996. In 1995 84.4% of First Re's premiums earned came from Oakley, up from 66.1% in 1994 and 16.5% in 1993.

ASSUMED REINSURANCE


Since 1991, First Re has expanded its reinsurance business by writing participating coverages brokered by reinsurance intermediaries. As a result of these efforts, First Re has been able to increase existing business lines in casualty, professional liability and property catastrophe. These exposures are typically less than $500,000 per insured exposure of each reinsurance program ceded and have different risk characteristics from the Company's insurance program.


The property exposures are significant natural disaster coverages where First Re reinsures the insureds losses in excess of underlying retentions and reinsured coverages. The losses on this class are reported and settled in a shorter time frame than First Re's traditional business. Catastrophe losses are sporadic, difficult to predict and vary depending on the cedent's underwriting exposures.

Because of the sporadic nature of the insured catastrophes, in any one year the losses incurred can exceed the premiums for that year. The underwriters for this class typically attempt to recoup this shortfall of premiums in excess of losses over a period of time.

The professional liability and casualty reinsurance components of this business are typically claims-made policies that reimburse injured third parties or defend insureds for wrongful acts.

At December 31, 1995, 1994 and 1993 these programs accounted for 15.3%, 23.0% and 27.0% respectively of First Re's earned premium.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (CONTINUED)


FINANCIAL INSTITUTIONS REINSURANCE


The Company was originally formed to support reinsurance of financial institutions blanket bond and directors and officers liability insurance coverages. First Re reinsured two companies, Virginia Surety Company, Inc. and Dearborn Insurance Company ("DIC"), both affiliates of Aon Corporation ("Aon"). Effective July 1, 1993, VSC withdrew from the market for these coverages.


The financial institutions reinsurance was approximately 0.2%, 10.5% and 54.3%, of the premiums earned in 1995, 1994, and 1993 respectively. All of the policies expired by June 30, 1994.

First Re continues to reserve and pay claims on these lines of business.


     BLANKET BOND COVERAGE ("BOND")

The Bond policy issued by VSC/DIC, which was marketed by Aon affiliates and in part reinsured by First Re, is based on a Surety Association of America standard form. This program was terminated when VSC withdrew from the market on July 1, 1993. The policy provides for indemnification of the insured financial institution for any losses discovered during the period of coverage.

Bonds policies issued as a result of the treaties had limits up to $5,000,000, of which First Re reinsured 50% of the first $500,000 limit and 11% of the limits between $500,000 and $5,000,000.

     DIRECTORS AND OFFICERS LIABILITY COVERAGES

The D&O liability coverages issued by VSC/DIC and other ceding companies, and reinsured in part by First Re, is a Directors and Officers and Company
Indemnity Policy form ("Policy").   The policy was marketed by Aon Corporation
affiliates until the program terminated July 1, 1993, when VSC withdrew from the market for this coverage.

Policies issued from this treaty coverage had limits up to $3,000,000, of which First Re reinsured $600,000 (in 1993) and amounts up to $1,000,000 in earlier years.

CLAIMS INCURRED AND RESERVES

The reinsurance contracts generally have customary clauses which bind First Re to pay its share of claims and claim settlement costs. First Re reviews and monitors all aspects of the reinsurance relationships based on the monthly or quarterly reports it receives as part of the contract terms.

Oakley claims are adjusted by an affiliate of Aon for VSC, First Re and its reinsurers. The claims are typically reported to the insured's broker who in turn reports them to Oakley or VSC. VSC reports the claims to reinsurers as per terms of the reinsurance agreements in place. Some of the claims reported will be notification of an incident or potential claim that will ultimately be closed without payment or indemnity. Legal counsel is assigned to significant claims.

First Re establishes reserves for its loss and loss adjustment expense liabilities. These liabilities consist of accruals for reported claims and estimates for incurred but not reported claims ("IBNR"). First Re utilizes ceding company actuarial reports, industry experience, independent legal counsel and its own experience to establish IBNR reserves.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (CONTINUED)


CLAIMS INCURRED AND RESERVES (CONTINUED)


The following table outlines the respective reserve components and their balances at December 31, 1994 and at quarterly intervals through the period to March 31, 1996:



                                                 RESERVES ON
                                                   REPORTED                      IBNR
       DATE           RESERVES        %             CLAIMS          %           RESERVES        %
DIRECT AND ASSUMED
    12/31/94          32,967,809      100%          12,814,155      38.87%      20,153,654      61.13%
     3/31/95          33,048,655      100%          13,551,763      41.01%      19,496,892      58.99%
     6/30/95          33,794,332      100%          13,106,992      38.78%      20,687,340      61.22%
     9/30/95          34,546,320      100%          12,486,310      36.14%      22,060,010      63,86%
    12/31/95          32,455,874      100%          11,688,406      36.01%      20,767,468      63.99%
     3/31/96          32,280,982      100%          13,201,167      40.89%      19,079,815      59.11%

CEDED
    12/31/94           6,424,110      100%           4,006,925       62.37%       2,417,185      37.63%
     3/31/95           6,228,220      100%           4,282,499       68.76%       1,945,721      31.24%
     6/30/95           6,712,578      100%           5,503,357       81.99%       1,209,221      18.01%
     9/30/95           6,598,823      100%           5,058,984       76.66%       1,539,839      23.34%
    12/31/95           4,181,349      100%           2,199,000       52.59%       1,982,349      47.41%
     3/31/96           3,199,588      100%           2,510,388       78.46%         689,200      21.54%

NET RESERVES
    12/31/94          26,543,699      100%           8,807,230       33.18%      17,736,469      66.82%
     3/31/95          26,820,435      100%           9,269,264       34.56%      17,551,171      65.44%
     6/30/95          27,081,754      100%           7,603,635       28.08%      19,478,119      71.92%
     9/30/95          27,947,497      100%           7,427,326       26.58%      20,520,171      73.42%
    12/31/95          28,274,525      100%           9,489,406       33,56%      18,785,119      66.44%
     3/31/96          29,081,394      100%          10,690,779       36.76%      18,390,615      63.24%


First Re regularly monitors the relative proportions of its gross reserves to ensure that they are adequate. In the event such reserves are deemed to be either redundant or deficient, adjustments are made at the time of such determination. Such adjustments were recorded as reductions in losses and loss adjustment expenses in the consolidated income statement for 1995, 1994 and 1993 in the amounts of $4,883,000, $3,352,436, and $1,648,000, respectively.


Management considers the Company's current capitalization, investments and net reserves to be adequate to meet the Company's operating needs and to support the level of insurance and reinsurance premiums currently being written.


LIQUIDITY & CASH FLOWS

The extended development period on claims permits First Re to invest the reserves from the associated premiums and then realize investment income. Such extended periods may also cause temporary and possibly significant pressure on liquidity due to unanticipated requests for claim payments.


The Company engages the firms of Asset Allocation and Management Company
("AAM") and Otter Creek Management, Inc. ("OCM") to provide investment portfolio management services under the Board of Directors' approved guidelines, which in turn are conformed to the insurance laws of Connecticut. The investment portfolio remains at investment grade quality. No investment in a single security or issuer exceeds 5.0% of the total investment portfolio.
OCM began managing $5,000,000 of the portfolio January 1, 1994 and the portfolio had a market value of approximately $6,700,000 at December 31, 1995. OCM is controlled by a director of the Company who manages portfolios for a variety of clients seeking investments in certain segments of the market that are perceived as undervalued. In January 1995, the Company invested
$1,000,000 in PSCO Partners Limited Partnership ("PSCO"), a limited partnership, that invests in publicly held financial services stocks. The partnership is recorded as part of the common stock investments of the Company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (CONTINUED)


LIQUIDITY & CASH FLOWS(CONTINUED)


The Company's investment portfolio historically has been structured such that the average expected maturity of the portfolio is approximately three and one half years. In the first three months of 1996, the average duration of the fixed portfolio was reduced to approximately two years. This action was taken to protect the market value of the fixed portfolio from the potential effect of rising interest rates. The Company also reduced its market risk exposure to common stock and convertible securities during this period. The Company believes that the current investment market risk justifies a defensive posture. Following this policy, the Company realized $2,119,748 of capital gains from the held for sale portfolio in the first three months of 1996 by selling longer term fixed securities and equity investments and reinvesting the proceeds into short-term investments.



The Company and its investment advisors believe that, given the current uncertainties in the fixed income market, it was appropriate to realize these gains. This activity increased the liquidity and quality of the portfolio. The length of time needed to settle claims from contracts or policies is influenced by the type of coverage involved, the complexity of the individual loss
occurrence and the early determination of ultimate liability.   Management
believes that it has positioned the Company's investment portfolio to ensure that it can meet its obligations without adverse deviation from its current investment objectives. It is also believed that the Company's current investment policies permit it to continue to take advantage of favorable changes that might occur in the investment marketplace. The Company has also reduced exposure to duration risk and maintains an investment grade portfolio with an average credit rating of "A" as determined by Moodys.


At January 1, 1994, First Re had capital loss carryforwards of approximately $404,000, which were utilized in 1994 to offset taxes due on the realized capital gains of $570,231. Approximately $778,000 of the $1,275,142 gains recorded in 1993 were free of taxes paid, due to the utilization of capital loss carryforwards. The capital gains realized in 1995 were fully taxed.


As part of its revised investment policy, the Company elected, beginning in 1991, to segregate its securities held for investment from those which are held for trading. Fixed maturities held for investment were carried at amortized cost, because the Company had the ability and intent to hold such investments to maturity. As of December 31, 1993, the Registrant adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 allows the Registrant to classify its portfolio of fixed maturities and equity securities as available for sale and to report them at market value. The market value of the non-redeemable preferred equities at December 31, 1995 was $6,091,931. Fixed maturities held for sale had a market value of $58,834,592 as of December 31, 1995. Common stocks had an aggregate market value of $4,148,237 at December 31, 1995.


The unrealized gain or loss on these securities in the held for sale portfolio is recorded directly to stockholders' equity less the applicable capital gains tax. The unrealized gain net of taxes on these securities was $1,542,730 at December 31, 1995. Short-term investments are carried at the lower of amortized cost or market value, which was $6,110,072 and $4,673,778, as of December 31, 1995 and 1994 respectively.


The Company believes that it will not have to sell invested assets to meet its obligations ahead of their scheduled maturities. There are no equity investments with an unrealized loss position that represent a permanent impairment to the Company's fixed capital structure.


Cash balances at year end were $3,782,536 in 1995 as compared to $3,251,227 in 1994.

Cash flow provided from operations was $5,368,018 in 1995 as compared to $2,933,553 in 1994 and $1,014,343 in 1993. Investing activities used cash in the amount of $4,413,500 in 1995 and $3,981,220 in 1994 as compared to a contribution of $3,266,013 in 1993.

Financing activities used cash amounting to $423,209, $564,822 and $517,825 in 1995, 1994 and 1993 respectively. Receipt of shareholder loans and proceeds from stock options totaling $270,754 offset an increase in stockholder dividends of $129,141 in 1995. Payment of cash dividends was the sole financing activity in 1994 and 1993.


The Oakley operations of the Company generated most of the cash increase from operations in 1995 and 1994. Oakley collects premiums from producers and invests them in short-term investments until settlement with the issuing company (VSC or First Re) is required. Oakley invests these funds in short-term investments that are matched to quarterly settlement dates. First Re, as a reinsurer and an insurer, receives its contractual portion of these funds and invests them in fixed income securities that match the anticipated loss payout term. Oakley completed its second full year of operation in 1995.


In 1993, operating activities included the release of funds held by VSC which provided $14,101,348 of cash. A decrease of $607,932 related to the utilization of other assets, and accrued liabilities provided additional cash
in 1994.   Purchases of fixed maturities held for trading in 1993 totaled
$16,727,247.  These purchases  were the principal use of the cash.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (CONTINUED)


LIQUIDITY & CASH FLOWS(CONTINUED)


Investing activities in 1995 reflect a net use of cash totaling $4,413,500 compared to $3,981,220 in 1994. The Company increased its short-term investments $1,437,064 to fund the contractual settlement requirements of Oakley. It also invested $1,000,000 in an investment partnership (PSCO) in January 1995. PSCO invests in publicly traded financial services company common stocks and this investment is carried as part of common stocks. The year end value of PSCO was $1,379,000.


Sales of fixed term investments and other securities were completed in 1993 and 1994 as part of a strategy to utilize all of a long term capital loss carryforward that would have expired on December 31, 1994. The realized gains of $570,231 were utilized in the remaining balance of that capital loss carryforward. The investing activity in 1993 was also directed at utilizing the long term capital loss and investing for the highest after tax total return possible.


The Company's cash flow in the first three months of 1996 reflects a decrease in net cash of $1,350,931. The net cash outflow is comprised of $2,591,346 related to cash used for purchasing of investments, cash inflow of $1,411,428 related to operations and a cash outflow of $171,013 related to the payments of dividends less stock options being exercised. The prior year 1995 reflects a net cash decrease of $923,240 comprised of the purchases of investments of $2,528,549, cash provided by operations of $1,744,062 and cash used to pay dividends less cash received on stock options in the amount of $138,753. The decrease in cash provided by operations is primarily due to the increase in loss adjustment expenses and operating expenses.



As of April 1, 1995, First Re increased its net participation in the lower layer of the Oakley treaties and eliminated its participations in the two upper layers. The net exposure per risk increased by less than 1% (from $495,000 to $500,000) but was concentrated in the first layer of coverage rather than spread among the policy limits of up to $5,000,000. The net premium writings increased from approximately 44% of the gross premiums, to approximately 70% of the gross premiums. This change in participation created a proportional increase in the commission expenses and incurred losses on the program.



The Company is unaware of any other trends or uncertainties that have had, or that the Company reasonably expects will have, a material effect on its liquidity, capital resources or operations. Management feels that the Company's liquidity and capital resources are adequate to meet future needs.





CAPITAL RESOURCES


Prior to risk based capital standards, general convention in the insurance industry established an informal guideline ratio of premiums to capital that was deemed appropriate. Typically, this ratio provided that written premiums be no greater than three times the capital and surplus of First Re. The Company has maintained a ratio of less than $ .40 of premium written for each $1.00 of its capital and surplus since its inception. On the basis of these results, management believes that it has available insurance capacity to increase its writings should the opportunity present itself. Additionally, the Company must file certain reports with various regulatory agencies.
These reports measure the liquidity, capital resources and profitability of
the Company to insurance industry standards.   Based on these reports, for
the years 1994 and 1995, and the first three months of 1996, the liquidity and capital resources of the Company exceed the insurance industry standards.



Payments of future cash dividends are reviewed and voted on at regularly scheduled Board of Directors' meetings of the Company and its subsidiaries. In declaring the most recent dividend, the Company considered its current financial condition with special attention to current income and retained earnings, and its Stockholder Dividend Policy. These decisions, further, are based upon the subsidiaries' performance, taking into account regulatory restrictions on the payment of dividends by such subsidiaries, which are discussed in more detail in the footnotes to the financial statements.



In September 1994, the Company made a formal offer to acquire, in a cash transaction, AmerInst Insurance Group, Inc. ("AIIG"), a publicly held reinsurer of accountants professional liability insurance. This offer was rejected by the AmerInst board as being insufficient. The Company increased its offer to purchase AIIG in January, 1995 and this offer too was rejected as being insufficient.



The Company announced in March, 1995 plans to repurchase up to three million dollars of its common stock in open market purchases, but to date has not acquired any stock through this program.



Management considers the Company's capitalization and net reserves to be adequate to meet current operating and financing needs. The Company is unaware of any other trends or uncertainties that have had, or it reasonably expects will have, a material effect on its liquidity, and capital resources or operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (CONTINUED)


RESULTS OF OPERATIONS


The Company's financial position and results of operations are subject to fluctuations due to a variety of factors. Abnormally high severity or frequency of claims in any period could have a material adverse effect on the Company. Additionally, re-evaluations of the Company's loss reserves could result in an increase or decrease in these reserves and a corresponding adjustment to earnings. The historical results of operations are not necessarily indicative of future results.



The Company has replaced its financial institutions' reinsurance business with Oakley's professional liability and D&O policies and other reinsurance writings that may not match the historical experience the Registrant recorded on its financial institutions' business. Oakley is an insurance underwriter who can write a broad range of professional liability and D&O policies produced by the marketing efforts of insurance producers. This underwriting will likely cost less in commission expense but will increase operating costs as the risk analysis is performed by company staff for each submission for an insurance policy. The other assumed reinsurance writings will depend on First Re's ability to participate in the brokered reinsurance market.


Net income per share in 1995 amounted to $1.30 as compared to $1.13 for 1994. This represents an increase of 15.0% for the year. In 1994, earnings per share were 14.1% higher than 1993 ($1.13 vs $.99). Earnings per share are calculated on a primary basis and have been adjusted to reflect the 20.0% stock dividends declared in June 1995 and December 1995.

Net income in 1995 is 15.6% higher than 1994 ($4,321,799 vs $3,738,818) and
1994 was 16.4% higher than 1993 ($3,738,818 vs $3,211,945).


Earnings per share in the three months ended March 31, 1996 and 1995 amounted to $.68 and $0.36 respectively. This represents an increase of 89% from the comparable period of 1995. Earnings per share are calculated on a diluted basis.



Net income for the three months ended March 31, 1996 is 96% higher than for the same period in 1995 ($2,292,538 vs. $1,169,420).



Premiums earned and realized capital gains caused the total revenue to increase by $3,071,139 or 82% for the three months. Incurred losses and commission expenses increased proportionally to the premium increase, but favorable development in losses in the financial institution reinsurance programs continued to contribute significantly to the Company's net income.


The major factors influencing performance are:

1. NET INVESTMENT INCOME AND NET REALIZED CAPITAL GAINS

Net investment income and net realized gains on investments in 1995 increased by 36.3% to $5,244,382 from $ 3,848,095. Capital gains increased $623,549 due to improvement in the stock and bond markets. Investment income increased principally due to increased investment funds from underwriting operations.
Net investment income and net realized gains on investments in 1994 decreased from 1993 by 18.9% from $4,745,344 to $3,848,095. This decrease is attributable to reduced capital gains and lower short-term interest rates that were available in the first six months of 1994.

The pre-tax average yields on mean invested assets for the years 1995 and 1994 were 5.5% and 5.1%, respectively. Improvement in short term rates was the major reason for the increase in yield.


The Company's investments at December 31, 1995 had an unrealized after-tax
gain of $1,542,730 as  compared to a loss of   $1,562,822 at December 31, 1994.
In 1994, the Company utilized the $404,000 remaining unrealized capital loss carry forward from December 31, 1993 to offset taxes that would otherwise be paid on its capital gains.



Net investment income in the three months ended March 31, 1996 decreased approximately 20% ($939,676 vs. $1,170,565). This was due to a greater proportion of the portfolio being invested into shorter duration securities yielding lower interest rates.



Net realized gains on investments in the three months ended March 31 increased approximately 2,425%, ($2,119,748 vs. $83,962). The gains earned in 1996 represented repositioning of the total portfolio. The Company secured these gains due to the uncertainties in the investment market and the potential negative effect that investment losses could have on the impending acquisition of the Company.



Future realized gains will be dependent on portfolio positions and market conditions. Consistent with its investment guidelines adjusted as discussed above, the Company will continue to invest for the highest total return possible while maintaining its portfolio's current liquidity and credit characteristics.


Uncertainty exists about the future direction of investment yields and realization of capital gains, making forecasts regarding future interest income difficult.

2.   PREMIUMS EARNED AND COMMISSION EXPENSES

Premiums earned increased 45.2% in 1995 (to $11,356,083) as compared to a 5.2% growth in 1994 (to $7,819,784) as First Re continued its expansion into other reinsurance lines and finished its second full year of the Oakley operation (the 1993 results reflected nine months of Oakley). These increases offset the loss of revenue from the financial institutions program due to the withdrawal of VSC as an underwriter of this coverage in the third quarter of 1993. The financial institutions' program represented less than 0.2% of total earned premium in 1995, as compared to 10.5% in 1994 and 54.3% in 1993.


Premiums earned for the three months ended March 31, 1996 increased 57% ($3,610,824 vs. $2,305,776) over 1995. This increase is primarily due to earned premiums from business produced by the Company's Oakley subsidiary and is largely related to an increase in retention of gross premium written from approximately 44% to 70% of the gross premium, which occurred in the second quarter of 1995.


Gross premiums written increased approximately 7% for the first three months of 1996 when compared to 1995.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (CONTINUED)


2.   PREMIUMS EARNED AND COMMISSION EXPENSES(CONTINUED)

The Oakley operation produced professional liability and D&O net written premiums of approximately $12,500,000 for 1995, $7,038,954 for 1994 and $3,256,991 in the last three quarters of 1993. The increase was due to an increase in gross written premiums and to a change in participation of the underlying risk premium (gross premium) from approximately 37.0% to 47.0% in the second quarter of 1994 and to 70.0% in the second quarter of 1995.


Commission expense increased 70.3% to $3,042,719 in 1995. The 1995 commissions paid include contractual contingent commissions of $416,000 on financial institutions' business for the prior underwriting year results. The remainder of the 1995 commission expense increase relates to the increase in premiums written.



The three months ended March 31, 1996 had a commissions expense increase of approximately 23% ($720,692 vs. $588,228) from the same period in 1995. The 1996 increase in commission expenses is proportional to the increased premiums earned. The effective commission rate on premiums earned in 1996 decreased from 26% to 20% from the comparable period in 1995. The lower acquisition cost relates to the change in retention levels on the Oakley business at the April 1, 1995 treaty renewal date and the lower acquisition costs associated with writing more business directly in First Re.



Commissions paid relate directly to premiums written as they follow contractually set rates. The Oakley premiums have a lower commission rate due to the use of ceded reinsurance programs. The average commission rate on Oakley production is approximately 24.0%, as contrasted to 29.0% on the discontinued financial institution business. The Company expects to lower its commission rate as the Oakley premiums become an even larger proportion of the total writings. The Company's premium writings for all sources of business in 1995, 1994 and 1993 were approximately $14,140,000, $8,962,000 and
$7,425,000 respectively.



The Company believes that in the current environment, a conservative underwriting philosophy is warranted. The Company, however, will take advantage of opportunities which provide a reasonable return. It seeks to make an underwriting profit on all lines and will withdraw from opportunities that do not provide a reasonable return.


3.   OTHER INCOME

Other income decreased 25.0% to $556,941 in 1995 from 1994. Other income increased 27.5% to $742,546 in 1994 from 1993. The 1995 amount includes amortization of the excess of acquired net assets over cost related to the First Re purchase of $455,000 and the remainder is brokerage income from the company's financial institution division of its Oakley subsidiary. This division was terminated in the second quarter of 1995. The 1994 amount includes amortization of the excess of acquired net assets over cost related to the First Re purchase of $466,465 and the remainder is from management fees related to First Re Management Company, Inc. activities and brokerage income from the Oakley operation.

4.   LOSSES AND LOSS ADJUSTMENT EXPENSES

Loss and loss adjustment expenses incurred in 1995 were $4,843,484.  This is
$2,230,090 or 85.3% greater than 1994.   The year 1994 losses incurred were
$2,310,268 or 46.9% less than in 1993. These changes vary in direct relation to the volume of business underwritten for the subject year, the type of business written, and the development of actual claims incurred for both the subject year and re-estimations of prior year claims.

The incurred relationship between paid losses and reserves in the current and prior periods is explained in Note K to the financial statements.


Favorable development in underlying claim settlements on the VSC financial institutions' business created a favorable re-estimation of liabilities related to claims that had been charged to prior year income statements. The reduction in estimated ultimate losses on this and other non renewed programs for the underwriting years 1988-1990 recorded in the 1995 income statement was
approximately $3,469,000.   For 1994 these coverages represented 96.7% or
approximately $2,585,000 of the incurred claims and 36.3% or $1,771,442 for 1993. The Company continues to monitor these claims carefully and continually re-estimates its ultimate losses based on evaluation of each underlying case and advice from outside counsel and ceding companies' actuaries. The
Company believes its reserves are adequate to cover the remaining exposures in its financial institutions' business.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (CONTINUED)


4.   LOSSES AND LOSS ADJUSTMENT EXPENSES(CONTINUED)


The other reinsurance had incurred losses of approximately $1,167,000 in 1995
as compared to approximately $500,800 in 1994 and $2,022,000 in 1993.   The
1994 losses reflected favorable re-estimations of approximately $1,100,000 related to property exposures on expired reinsurance contracts. The Company records these reserves at values reported by the ceding companies plus estimates for additional development.



Incurred losses and loss adjustment expenses for the quarter ended March 31, 1996 were $1,946,108, a 137% increase over the three month period ended March 31, 1995. The increase in premium earnings caused a increase in losses incurred. The three months ended March 31, 1996 reflected a loss ratio of 54% as compared to 36% in 1995. Favorable liability re-estimations of loss reserves on First Re's reinsurance assumed contracts issued prior to 1993 provided approximately $800,000 of reduction in incurred losses for the period.


Oakley loss estimates are recorded using a combination of the prior underwriting history, industry experience and management judgment. Oakley losses were $7,145,864 in 1995, $4,705,129 in 1994 and $1,052,453 in 1993. The
estimated ultimate losses are approximately 80.9% of the Oakley inception to date earned premiums. The increase in the estimated ultimate losses on these classes were due to the increase in premium revenues and its' related exposure.

Total losses incurred are shown in aggregate terms in the consolidated statements of income in the financial statements. Losses are such that First Re is not required to record premium deficiency reserves.


For income tax purposes, the liability for unpaid losses and loss adjustment expenses is discounted to values less than those reported for accounting purposes. The effect of the discounting is to increase the amount of taxable income and current income tax liability. The tax based adjustments are more fully explained in Notes A and D to the consolidated financial statements of the Company for the year ended December 31, 1995.


5.   OTHER OPERATING AND MANAGEMENT EXPENSES


A portion of the expenses of the Company are fixed and do not vary directly in relation to the volume of operating activity.


The operating and management expenses increased 6.2 % to $3,683,860 in 1995 from 1994. The increase in general expenses relates to the increase in premium revenues and the related expenses on Oakley business as compared to other reinsurance that had been written by First Re. The operating and management expenses increased 20.2 % to $3,467,801 in 1994 from 1993. This was due to the full year of costs involving Oakley, which required more staff and the corresponding expenses including additional office space.


Other operating and management expenses increased 10% for the three months ending March 31, 1996 ($936,588 vs. $850,955) when compared to the same periods of 1995. The increase relates to expenses incurred with the higher levels of premium production and professional fees incurred in resolving various acquisition issues.



The Company continues to identify and initiate expense saving strategies as it becomes more efficient in operating its Oakley subsidiary and managing its run-off liabilities.


6.   TAXES


The Company incurred taxes of $1,265,544, $803,748, and $68,160 for the years ended December 31, 1995, 1994 and 1993 respectively on net income before taxes and cumulative effect of changes in accounting principles. The increase in the tax provision from 1994 to 1995 is primarily due to the favorable re-estimations of loss reserves as described more fully in Paragraph 4 above. This contributed a higher proportion of fully taxable income to the total income.


The effective tax rate was 22.7%, 17.7% and 2.4% for 1995, 1994 and 1993 respectively. The increase from 1993 to 1994 was primarily due to the full recognition of the capital loss carry forward in 1993 due to the adoption of FASB 109. The increase in the rate from 1994 to 1995 is the result of a lower proportion of tax advantaged investment income to the total investment income.


The three months ended March 31, 1996 reflected a 28% effective tax rate as compared to a 21% tax rate for the 1995 period. This increase is due to a higher proportion of fully taxed realized capital gains in the total revenue.


7.   REGULATORY ENVIRONMENT

The reinsurance (and insurance) industry is continually being scrutinized by the Executive and Legislative branches of government, as well as by other regulatory agencies for dividend paying ability and solvency.

Current statutes require prior approval by the Connecticut Insurance Commissioner for any dividend distributions during a twelve-month period that are in excess of the greater of (a) 10% of an insurer's surplus, or (b) net income measured as of the preceding December 31. This will not have any material effect on First Re's dividend paying ability.


The NAIC has established a new set of measurements for risk based capital ("RBC") requirements on 1994 financial statements. The tests correlate the risk and uncertainty of the underwriting exposure with the quality of the assets. Based on the RBC formulas adopted by the NAIC, capital of First Re exceeded the required levels of capital. The Company does not foresee any negative results of this requirement.



The Company will continue to monitor developments and respond as necessary to the changing environment. Without an appropriate response, actions of regulatory authorities could adversely affect the operations of the Company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (CONTINUED)


7.   REGULATORY ENVIRONMENT(CONTINUED)


The NAIC is currently conducting a project to codify statutory accounting principles. The codification is not expected to be final until 1997. At this time the impact on the financial statements of the Company cannot be determined.

                         INDEX TO FINANCIAL STATEMENTS

Independent Auditor's Report......................................  PG. F-2

Consolidated Balance Sheets - December 31, 1995 and 1994..........  PG. F-3

Consolidated Statements of Income - Years ended
December 31, 1995, 1994 and 1993..................................  PG. F-4

Consolidated Statements of Stockholders' Equity - Years ended
December 31, 1995, 1994 and 1993..................................  PG. F-5

Consolidated Statements of Cash Flows - Years ended
December 31, 1995, 1994 and 1993..................................  PG. F-6

Notes to Consolidated Financial Statements........................  PG. F-7-20

Consolidated Interim Financial Statements (Unaudited).............  PG. F-21-24


[Coopers & Lybrand LOGO]


                       REPORT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
     Financial Institutions Insurance Group, Ltd.:

We have audited the consolidated balance sheets of Financial Institutions Insurance Group, Ltd. as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995 and the financial statement schedules of Financial Institutions Insurance Group, Ltd. listed in
Item 14 (a) of this Form 10-K. These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Financial Institutions Insurance Group, Ltd. as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedules referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

As discussed in Note A to the consolidated financial statements, the Company changed its method of accounting for income taxes and accounting and reporting for debt and equity securities in 1993.

Hartford, Connecticut
March 28, 1996



                                                COOPERS & LYBRAND L.L.P.

FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS
- -------------------------------------------------------------------------------

                                                                                                               DECEMBER 31,
                                                                                                       ---------------------------
                                                                                                          1995            1994
                                                                                                       -----------     -----------
ASSETS

INVESTMENTS
  Fixed maturities held for sale at market . . . . . . . . . . . . . . . . . . . . . . . . . . .       $58,834,592     $52,283,318
  Non-redeemable preferred equities at market  . . . . . . . . . . . . . . . . . . . . . . . . .         6,091,931       5,785,356
  Common stocks at market  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,148,237       2,493,450
  Short-term investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,110,072       4,673,778
                                                                                                       -----------     -----------
        TOTAL INVESTMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        75,184,832      65,235,902

OTHER ASSETS

  Cash and equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,782,536       3,251,227
  Restricted cash  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,601,312       2,831,922
  Premiums receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,101,867       2,934,056
  Reinsurance recoverable on losses paid . . . . . . . . . . . . . . . . . . . . . . . . . . . .           347,620         330,210
  Reinsurance recoverable on unpaid losses . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,181,349       6,424,110
  Accrued investment income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           757,395         594,748
  Deferred acquisition costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,583,607         974,751
  Current federal income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           271,298          --
  Deferred federal income taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,082,569       2,330,000
  Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,305,888       1,221,606
                                                                                                       -----------     -----------
        TOTAL OTHER ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        19,015,441      20,892,630
                                                                                                       -----------     -----------
        TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $94,200,273     $86,128,532
                                                                                                       ===========     ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Reserves for unpaid losses and loss adjustment expenses  . . . . . . . . . . . . . . . . . . .       $32,455,874     $32,967,809
  Unearned premium reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8,146,302       5,244,747
  Accrued liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,874,970       4,322,792
  Funds withheld from reinsurers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,601,312       2,831,922
  Current federal income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            --             363,051
  Excess of acquired net assets over cost  . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,158,693       1,614,555
                                                                                                       -----------     -----------
        TOTAL LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        48,237,151      47,344,876

STOCKHOLDERS' EQUITY
  Preferred stock, $1,000 par value, 75,000 shares authorized; no shares issued
    and outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $    --         $    --
  Common stock, $1 par value, 6,000,000 shares authorized; 3,901,211 shares issued . . . . . . .         3,901,211       2,923,404
  Additional paid-in capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        43,201,779      29,534,302
  Treasury stock, at cost (1995 - 707,300 shares; 1994 - 746,700 shares) . . . . . . . . . . . .        (6,471,628)     (7,016,554)
  Unrealized investment gains (losses), net of taxes . . . . . . . . . . . . . . . . . . . . . .         1,542,730      (1,562,822)
  Retained earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,789,030      14,905,326
                                                                                                       -----------     -----------
        TOTAL STOCKHOLDERS' EQUITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        45,963,122      38,783,656
                                                                                                       -----------     -----------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY . . . . . . . . . . . . . . . . . . . . . . .       $94,200,273     $86,128,532
                                                                                                       ===========     ===========


The accompanying notes are an integral part of these financial statements.

p
FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.
CONSOLIDATED STATEMENTS OF INCOME

                                                                                               Year ended December 31,
                                                                                   -------------------------------------------
                                                                                      1995             1994           1993
                                                                                   -----------      -----------    -----------
REVENUE
 Premiums earned................................................................   $11,356,083      $ 7,819,784    $ 7,433,716
 Net investment income..........................................................     4,050,602        3,277,864      3,470,202
 Net realized gains on investments..............................................     1,193,780          570,231      1,275,142
 Other income...................................................................       556,941          742,546        582,465
                                                                                   -----------      -----------    -----------
  TOTAL REVENUE.................................................................    17,157,406       12,410,425     12,761,525

LOSSES AND EXPENSES
 Losses and loss adjustment expenses............................................     4,843,484        2,613,394      4,923,662
 Commission expenses............................................................     3,042,719        1,786,664      1,864,320
 Other operating and management expenses........................................     3,683,860        3,467,801      2,885,953
                                                                                   -----------      -----------    -----------
  TOTAL LOSSES AND EXPENSES.....................................................    11,570,063        7,867,859      9,673,935

INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING PRINCIPLE..........................................................     5,587,343        4,542,566      3,087,590

 Provision for income taxes.....................................................     1,265,544          803,748         68,160
                                                                                   -----------      -----------    -----------
Income before cumulative effect of change in accounting principle...............     4,321,799        3,738,818      3,019,430
 Cumulative effect of change in accounting for income taxes.....................           -                -          192,515
                                                                                   -----------      -----------    -----------
NET INCOME......................................................................   $ 4,321,799      $ 3,738,818    $ 3,211,945
                                                                                   ===========      ===========    ===========
PER SHARE DATA
 Income before cumulative effect of change in accounting principle..............   $      1.30      $      1.13    $      0.93
 Cumulative effect of change in accounting for income taxes.....................           -                -             0.06
                                                                                   -----------      -----------    -----------
NET INCOME PER SHARE............................................................   $      1.30      $      1.13    $      0.99
                                                                                   ===========      ===========    ===========

Weighted average number of shares outstandings after the 20% stock
 dividend declared June 7, 1995 and December 6, 1995                                 3,334,444        3,316,464      3,237,559
                                                                                   ===========      ===========    ===========



The accompanying notes are an integral part of these financial statements.

FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY



                             COMMON STOCK           TREASURY STOCK          ADDITIONAL                                    TOTAL
                        -------------------------------------------------    PAID-IN       UNREALIZED     RETAINED     STOCKHOLDERS'
                          SHARES      AMOUNT      SHARES       AMOUNT        CAPITAL       GAIN/(LOSS)    EARNINGS        EQUITY
- -------------------------------------------------------------------------   -----------    -----------    --------     -------------
Balance at December
 31, 1992 ............  1,461,702    $1,461,702   388,150    $(7,332,925)   $30,948,605    $   668,386   $ 9,072,090    $34,817,858

Treasury shares issued
 to officers and
 directors ...........      --            --       (8,000)       171,000         13,000          --           --            184,000
Dividends on common
 stock declared ......      --            --         --           --            --               --         (529,625)      (529,625)
Stock Split
 declared ............  1,461,702     1,461,702   380,150         --         (1,461,702)         --           --              --
Unrealized investment
 losses, net of
 taxes ...............      --            --         --           --            --            (112,219)       --           (112,219)
Net income ...........      --            --         --           --            --               --        3,211,945      3,211,945
                        ---------    ----------   -------    -----------    -----------    -----------   -----------    -----------
Balance at December
 31, 1993 ............  2,923,404    $2,923,404   760,300    $(7,161,925)   $29,499,903    $   556,167   $11,754,410    $37,571,959
                        =========    ==========   =======    ===========    ===========    ===========   ===========    ===========


Treasury shares issued
 to officers and
 directors ...........      --            --      (13,600)       145,371         34,399          --           --            179,770
Dividends on common
 stock declared ......      --            --         --           --            --               --         (587,902)      (587,902)
Unrealized investment
 losses, net of
 taxes ...............      --            --         --           --            --          (2,118,989)       --         (2,118,989)
Net income ...........      --            --         --           --            --               --        3,738,818      3,738,818
                        ---------    ----------   -------    -----------    -----------    -----------   -----------    -----------
Balance at December
 31, 1994 ............  2,923,404    $2,923,404   746,700    $(7,016,554)   $29,534,302    $(1,562,822)  $14,905,326    $38,783,656
                        =========    ==========   =======    ===========    ===========    ===========   ===========    ===========


Treasury shares issued
 to officers and
 directors ...........      --            --      (15,800)       168,902         83,098          --           --            252,000
Stock options
 exercised ...........      --            --      (23,600)       252,274       (131,520)         --           --            120,754
Shareholder loan
 received ............      --            --         --          123,750         26,250          --           --            150,000
Dividends on common
 stock declared ......    977,807       977,807      --           --         13,689,649          --      (15,438,095)      (770,639)
Unrealized investment
 gains, net of
 taxes ...............      --            --         --           --            --           3,105,552        --          3,105,552
Net income ...........      --            --         --           --            --               --        4,321,799      4,321,799
                        ---------    ----------   -------    -----------    -----------    -----------   -----------    -----------
Balance at December
 31, 1995 ............  3,901,211    $3,901,211   707,300    $(6,471,628)   $43,201,779    $ 1,542,730   $ 3,789,030    $45,963,122
                        =========    ==========   =======    ===========    ===========    ===========   ===========    ===========


The accompanying notes are an integral part of these financial statements.

FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                             YEAR ENDED DECEMBER 31,
                                                                              -------------------------------------------------
                                                                                  1995               1994              1993
                                                                              ------------        -----------        ----------

OPERATING ACTIVITIES
  Net Income..............................................................     $ 4,321,799         $ 3,738,818       $ 3,211,945
  Adjustments to reconcile net income to net cash provided
    by operating activities (net of effects of acquisitions)
  Fixed maturities held for trading, net..................................              --                  --       (16,727,247)
  Increase in premiums receivable.........................................        (167,811)         (1,430,215)         (886,819)
  (Increase) Decrease in reinsurance recoverable on paid loss.............         (17,410)              8,627           (32,040)
  Increase in funds on deposit with reinsured companies...................              --                  --        14,101,348
  (Increase) Decrease in accrued investment income........................        (162,647)            147,317          (224,335)
  Amortization of deferred acquisition costs..............................        (608,856)           (301,415)          172,032
  Decrease in current federal income taxes................................        (634,349)           (127,446)         (228,842)
  Amortization of excess of acquired net assets over cost.................        (455,862)           (466,138)         (477,465)
  Increase (Decrease) in deferred federal income taxes....................        (100,107)            239,193          (395,514)
  Net amortization of premium on investments..............................         110,454             336,872           361,623
  Gain on dispositions of investments.....................................      (1,193,780)           (531,680)       (1,275,142)
  Gain on sale of subsidiary..............................................              --             (50,000)               --
  Increase in other assets and accrued liabilities........................        (598,794)            607,932         1,877,288
  Increase (Decrease) in unearned premium reserves........................       2,901,555           1,142,625            (7,904)
  Increase (Decrease) in reserves for unpaid losses and loss adjustment
     expenses.............................................................       1,730,826            (560,707)        1,361,415
  Issuance of common stock as compensation................................         243,000             179,770           184,000
                                                                               -----------        ------------       -----------
   NET CASH PROVIDED BY OPERATING ACTIVITIES..............................       5,368,018           2,933,553         1,014,343

INVESTING ACTIVITIES
  Proceeds on the sale of subsidiary......................................              --           1,575,241                --
  Short term investments, sales net.......................................      (1,437,064)         (3,126,644)        1,449,199
  Purchases of investments
    Fixed maturities held for sale........................................     (41,077,681)        (33,567,488)               --
    Fixed maturities held for investment..................................              --                  --        (5,692,142)
    Non-redeemable preferred equities.....................................      (4,256,203)         (4,011,746)       (4,045,318)
    Common stocks.........................................................      (5,155,652)         (5,787,122)
  Proceeds on sales of investments
    Fixed maturities held for sale........................................      39,071,486          21,866,175                --
    Fixed maturities held for investment..................................              --                  --         2,719,755
    Non-redeemable preferred equities.....................................       3,897,707             947,093         1,631,743
    Common stocks.........................................................       4,508,907           3,659,271
  Proceeds on maturities of investments...................................          35,000          14,464,000         7,202,776
                                                                               -----------        ------------       -----------
    NET CASH PROVIDED BY (USED IN) IN INVESTING ACTIVITIES................      (4,413,500)         (3,981,220)        3,266,013

FINANCING ACTIVITIES
  Shareholder loans received..............................................         150,000                  --                --
  Stock options exercised.................................................         120,754                  --                --
  Payment of cash dividends...............................................        (693,963)           (564,822)         (517,825)
                                                                               -----------        ------------       -----------
   NET CASH USED IN FINANCING ACTIVITIES..................................        (423,209)           (564,822)         (517,825)

Increase (Decrease) in cash...............................................         531,309          (1,612,489)        3,762,531
   CASH AND EQUIVALENTS AT BEGINNING OF YEAR..............................       3,251,227           4,863,716         1,101,185
                                                                               -----------        ------------       -----------
CASH AND EQUIVALENTS AT END OF YEAR.......................................      $3,782,536          $3,251,227        $4,863,716
                                                                               ===========        ============       ===========

The accompanying notes are an integral part of these financial statements.

FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - SIGNIFICANT ACCOUNTING POLICIES

THE REGISTRANT

Financial Institutions Insurance Group, Ltd. ("the Registrant") is an insurance holding company, which through its subsidiaries underwrites insurance and reinsurance. The principal lines of business include professional liability, directors and officers liability, fidelity, property catastrophe reinsurance and other lines of property and casualty reinsurance.

The Registrant conducts its business by owning and operating an insurance company and underwriting insurance and reinsurance assumptions through two wholly owned underwriting agencies.

The First Reinsurance Company of Hartford ("First Re") is the insurance company. First Re is domiciled in the State of Connecticut and maintains direct licenses in 20 states. First Re has reinsurance authorities in an additional 14 states. A second insurance company, Financial Institutions Insurance Fund, Incorporated ("FIIF"), was sold at book value plus legal fees in the third quarter of 1994, after all of the liabilities and the net unrestricted assets were transferred to First Re during 1993 and 1994.

The Registrant's primary business from its inception in 1986 through July 1, 1993 was reinsurance of Directors and Officers liability and Blanket Bond coverage for banks and savings institutions that were insured by an unaffiliated insurer, Virginia Surety Company ("VSC"). These reinsurance contracts were assumed by FIIF.

On August 23, 1991, FIIF completed the acquisition of all the outstanding common stock of JBR Holdings, Inc. ("JBR") and its wholly-owned subsidiary, The First Reinsurance Company of Hartford. JBR's only operation is as the holding company for First Re.

First Re had stopped writing new business in April 1990, was running-off its discontinued underwriting operations and commuting, where possible, its underwriting liabilities since that time. The run-off of this book of business has continued since the acquisition and has been combined with the Registrant's primary business. Liabilities on contracts issued prior to November, 1987 were assumed by the former owners of First Re.

In 1992 the Registrant formed an underwriting management company, First Re Management Company "FRM" and began to write reinsurance through the reinsurance intermediary market. FRM typically assumed for First Re 5.0% or less of a
company's reinsurance exposure on terms set by the reinsurance market.   The
premiums are typically related to property catastrophe coverages, professional liability and other liability coverages.

On April 1, 1993, the Registrant acquired the renewal rights from VSC for a book of professional liability and non-financial institutions directors and officers liability insurance and further entered into a management agreement pursuant to which the Registrant will perform underwriting and administrative services with respect to such business. The Registrant organized a wholly-owned subsidiary, Oakley Underwriting Agency, Inc. ("Oakley"), to act as an underwriting management company and hired staff involved with this program
from VSC to underwrite these lines of business.   First Re assumes, as
reinsurance, a portion of the premiums and liabilities from these programs. First Re also issues direct insurance policies in Oakley and reinsures them with non-affiliated reinsurers.

Nearly all of the premiums written by the Registrant are produced by Oakley. Should changes be made to the Oakley program, the revenues of the Registrant could change significantly. In addition, the Registrant writes reinsurance for catastrophe coverage. The Registrant believes its portfolio is well-diversified so that any catastrophic event would not have a material impact on its financial position.

FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles and include the accounts, after inter-company eliminations, of the Registrant and its subsidiaries, JBR, First Re, FIIF (through September 21, 1994), FRM, Oakley, and F/I Insurance Agency("F/I Agency"), Incorporated (collectively "the Registrant").

RECOGNITION OF EARNED PREMIUM AND RELATED ACQUISITION COSTS

Premiums are recognized as revenue over the term of the related reinsurance contracts or policies and are net of deductions for retrocessions to other reinsurers. Unearned premium reserves are established for the unexpired portion of policy premiums.

Acquisition costs, which consist primarily of commissions, are deferred and amortized pro rata over the contract periods in which the related premiums are earned. Future investment income attributable to related premiums is taken into account in measuring the carrying value of this asset. All other acquisition expenses are charged to operations as incurred.

CEDED REINSURANCE

Ceded reinsurance premiums, commissions, expense reimbursements, and reserves related to ceded reinsurance business are accounted for on a basis consistent with that used in accounting for the assumed business. Premiums ceded to other companies have been reported as a reduction of premium income. Loss and loss adjustment expense payments ceded to other companies have been reported as a reduction of those items. A provision for doubtful or uncollectable reinsurance ceded of approximately $171,000 is recorded net of ceded reinsurance recoverable.

INCOME TAXES

The provision for federal and state income taxes gives effect to permanent differences between income before taxes and taxable income. Deferred income taxes are provided for certain transactions which are reported in different periods for financial reporting than for income tax purposes. The deferred federal income tax asset is recognized to the extent that future realization of the tax benefit is more likely than not, with a valuation allowance for the portion that is not likely to be realized.

Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" was adopted by the Registrant during the first quarter of 1993 retroactive to January 1, 1993. SFAS No. 109 establishes an asset and liability approach for financial reporting of income taxes. The adoption of SFAS No. 109 resulted in a one time increase to earnings of $192,515 or $0.08 per share, in the first quarter of 1993. This increase in earnings was principally due to the recognition of a portion of previously unrecognized deferred tax assets.

EXCESS OF ACQUIRED NET ASSETS OVER COST

The excess of acquired net assets over cost relating to the acquisition of First Re during 1991, is being amortized on a straight-line basis over a seven year period, which is the estimated time period over which the purchased liabilities will be settled. The amortization is recorded as other income in the consolidated statement of income.

FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENTS

At December 31, 1993, the Registrant adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Registrant classified its entire portfolio of fixed maturities and equity securities as available for sale and reported them at market value. The unrealized gain or loss on the securities is recorded directly to stockholders' equity, less the applicable capital gains tax. The adoption of SFAS No. 115 had an immaterial effect on the unrealized capital gains of the Registrant, because most of the portfolio had been marked to market prior to December 31, 1993 as part of the trading portfolio. During 1993, before the adoption of SFAS No. 115, the Registrant's fixed maturities portfolio was segregated into two classifications: securities held for trading and securities held for investment. All securities held for trading were previously reported at estimated market values, whereas the securities held for investment were reported at amortized cost.

Non-redeemable preferred equities are carried at estimated market value in 1995 and 1994. The Registrant reports short-term investments at amortized cost, which approximates current market value. Realized gains and losses on investments are determined on the basis of specific identification. The Registrant classifies its portfolio as available for sale, as it has the ability but not the intent to hold these securities to maturity.

LOSS AND LOSS ADJUSTMENT EXPENSE RESERVES

As most of the Registrant's business is written on a claims-made form of coverage, the liability for unpaid losses and loss adjustment expenses consists of an aggregation of the estimated liability for incurred losses and loss adjustment expenses on claims that are known to the Registrant as of the reporting date and an aggregate estimate of the liability for losses and loss adjustment expenses incurred, but not reported to the Registrant, as of the same date. Although such reserves are based on estimates, management believes that the recorded reserves for loss and loss adjustment expenses are adequate in the aggregate to cover the ultimate resolution of reported and incurred but not reported claims. These estimates are continually reviewed, and any required adjustments are reflected in current operations.

The Registrant's estimates are developed from its own experience using independent actuarial analysis and advice from its ceding reinsurers. Additionally, the Registrant uses available industry information on similar lines of insurance coverage to establish its reserves. The Registrant believes that the combined liability reflected in the accompanying consolidated financial statements is a reasonable estimate of unpaid losses and loss adjustment expenses (See Note K).

STATEMENTS OF CASH FLOWS

Cash equivalents include short term, highly liquid investments that are readily convertible to known amounts of cash.

Due to the nature of the Registrant's operations, none of the short-term investments are considered to be cash equivalents for purposes of the statements of cash flows. Restricted cash is also not considered to be cash for the statements of cash flows, as such cash is not available for general corporate purposes.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Certain balances in the prior years' financial statements have been reclassified to conform to current presentation.

FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B - INVESTMENTS AND INVESTMENT INCOME

Effective December 31, 1993, the Registrant adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Registrant classified its entire portfolio of fixed maturities and equity securities as available for sale and reported them at market value. During 1993, before the adoption of SFAS No. 115, the Registrant's portfolio was segregated into two classifications: securities held for trading and securities held for investment. All securities held for trading were previously reported at estimated market values, whereas the securities held for investment were reported at amortized cost. The investment portfolio consisted of securities for which the Registrant had the intention and ability to hold until maturity. The trading portfolio arose primarily because investment assets exceed the amounts needed to match against liabilities, and because the Registrant intended to generate realized gains so the tax benefits of capital loss carry forwards obtained through the purchase of JBR could be realized.

Realized investment gains and losses for the years ended December 31, 1995, 1994 and 1993 are summarized as follows:

                                           1995          1994           1993
                                         ---------     ---------      ---------
Fixed maturities held for sale
                   Realized Gains       $ 1,178,480  $    258,644  $            -
                   Realized Losses         (408,145)     (283,432)              -
Fixed maturities held for trading
                   Realized Gains                 -             -       1,030,003
                   Realized Losses                -             -        (108,705)
Fixed maturities held for investment
                   Realized Gains                 -             -         122,664
                   Realized Losses                -             -
Nonredeemable preferred equities
                   Realized Gains           265,626       233,542         231,180
                   Realized Losses          (52,954)     (123,748)
Common Stocks
                   Realized Gains           217,819       495,960               -
                   Realized Losses           (6,311)      (10,735)              -

Short Term         Realized Losses             (735)            -               -
                                        -----------  ------------  --------------
Net realized Gains on Investments       $ 1,193,780  $    570,231  $    1,275,142
                                        ===========  ============  ==============

The proceeds from the sale of investments held for sale were $39,071,486 and $21,866,175 during 1995 and 1994 respectively.

The proceeds from the sale of investment account securities were $2,719,755, in 1993.

Net purchases and sales activity related to fixed maturities held for trading are reflected in the operating activities section of the consolidated statement of cash flows.

FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B INVESTMENTS AND INVESTMENT INCOME (CONTINUED)


     COMPARATIVE NET INVESTMENT INCOME               1995              1994             1993
                                                    ------            ------           ------
Fixed maturities                                   $3,343,499         $3,169,403     $1,767,929
Short term investments                                383,887             14,740         98,555
Non redeemable preferred equities                     466,554            318,461        928,585
Common Stocks                                         104,329             32,207              -
                                                   ----------         ----------     ----------
  Total investment income on investments            4,298,269          3,534,811      2,795,069
  Investment expenses                                 247,667            256,947        158,216
                                                   ----------         ----------     ----------
Net investment income on investments                4,050,602          3,277,864      2,636,853
Funds on deposit                                            -                  -        833,349
                                                   ----------         ----------     ----------
  Net investment income                            $4,050,602         $3,277,864     $3,470,202
                                                   ==========         ==========     ==========

The carrying values of investments held for sale at market value at December 31, 1995 and 1994 are summarized below.

HELD FOR SALE AT MARKET VALUE AT DECEMBER 31, 1995
                                                                                    GROSS            GROSS          ESTIMATED
                                                                AMORTIZED         UNREALIZED       UNREALIZED         MARKET
                      DESCRIPTION                                  COST             GAINS            LOSSES           VALUE
                      -----------                             -------------    --------------    -------------    ---------------
Fixed maturity securities:
 U.S. Government                                              $   5,147,262    $      130,942    $           -    $     5,278,204
 Foreign                                                          1,925,593           204,349                -          2,129,942
 Municipal Bonds                                                 27,116,990           323,456           10,399         27,430,047
 Corporate                                                       23,123,336         1,153,417          280,355         23,996,399
                                                              -------------    --------------    -------------    ---------------
Total fixed maturity securities as of December 31, 1995       $  57,313,181    $    1,812,164    $     290,754    $    58,834,592
                                                              =============    ==============    =============    ===============
Non-redeemable preferred equities                             $   5,985,937    $      222,019    $     116,025    $     6,091,931
                                                              =============    ==============    =============    ===============
Common stock                                                  $   3,438,930    $      819,706    $     110,399    $     4,148,237
                                                              =============    ==============    =============    ===============

Included in the above, at December 31, 1995, are mortgage backed securities with a market value of $12,292,889 and amortized cost of $12,116,499. The gross unrealized gains and losses are $183,335 and $6,945 respectively.

HELD FOR SALE AT MARKET VALUE AT DECEMBER 31, 1994


                                                                                    GROSS            GROSS          ESTIMATED
                                                                AMORTIZED         UNREALIZED       UNREALIZED         MARKET
                      DESCRIPTION                                  COST             GAINS            LOSSES           VALUE
                                                              -------------    --------------    -------------    -------------
Fixed maturity securities:
 U.S. Government                                              $   1,457,365     $         380    $      43,108    $   1,414,637
 Foreign                                                          1,151,053            14,199                -        1,165,252
 Municipal Bonds                                                 20,974,787            70,036          696,557       20,348,266
 Corporate                                                       30,325,983            96,188        1,067,008       29,355,163
                                                              -------------    --------------    -------------    -------------
Total fixed maturity securities as of December 31, 1994       $  53,909,188     $     180,803    $   1,806,673    $  52,283,318
                                                              =============     =============    =============    =============
Non-redeemable preferred equities                             $   6,189,589     $         960    $     405,193    $   5,785,356
                                                              =============     =============    =============    =============
Common stock                                                  $   2,578,971     $      69,050    $     154,571    $   2,493,450
                                                              =============     =============    =============    =============

FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B INVESTMENTS AND INVESTMENT INCOME (CONTINUED)

INVESTMENT MATURITIES

The amortized cost and estimated market value of fixed income securities at December 31, 1995, by contractual maturity are shown below. Expected maturities will differ from contractual maturities, because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                           DECEMBER 31,  1995
                                                AMORTIZED                         MARKET
                                                  COST                            VALUE
Due one year or less                           $ 1,910,939                     $ 1,933,166
Due after one year through five years           25,050,465                      25,562,079
Due after five years through ten years          13,590,682                      14,134,108
Due after ten years                             16,761,095                      17,205,239
                                               -----------                     -----------
Total fixed maturities                         $57,313,181                     $58,834,592
                                               ===========                     ===========

RESTRICTIONS ON SECURITIES AND ASSETS

First Re has certain invested assets on deposit with state insurance regulatory authorities at December 31, 1995, with an amortized cost of $2,189,091. These deposits are required to maintain the licenses and allow the writing of insurance and reinsurance in those states. Market value of these securities is $2,236,000.

Some of First Re's existing contracts require letters of credit in the amount of the premium paid to be held by the reinsured. First Re collateralized the letter of credit with a U.S. treasury bond totaling approximately $351,000 and has collateralized these with an interest bearing investment of approximately the same amount.

During 1992, First Re drew down a letter of credit from a reinsurer for approximately $3,200,000 in response to the reinsurer's financial condition. The current $2,601,312 balance of restricted cash and funds withheld from reinsurers represents the projected ultimate reinsurance recoverable due to First Re based on expected loss development. On a quarterly basis, the restricted cash is reduced by the amount of losses paid by the Registrant on behalf of the reinsurer, and the remaining balance is not available for general use.

Prior to December 1993, there was an agreement between the principal ceding companies, VSC and First Re, which called for funds to be held by VSC. During the fourth quarter of 1993, the Registrant negotiated the release of these funds by establishing a trust agreement between First Re and VSC. The trust, which is the property of First Re, has been funded with securities with a current estimated market value of approximately $6,606,000 and $13,768,000 for 1995 and 1994 respectively which is included as investments in the consolidated balance sheet. Investments must be maintained in the trust until certain reinsurance assumed obligations are settled.

FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE C - INCOME TAXES


A reconciliation of the expected federal income tax on income before tax expense using the 34% statutory rate to the provision for income taxes is as follows:

                                                           1995               1994             1993
                                                       --------------    --------------    ------------
Income tax provision at statutory tax rate             $    1,899,696    $    1,544,472    $  1,049,781
Nontaxable investment income                                 (458,809)         (478,055)       (441,047)
Change in the valuation allowance                                   -                 -        (192,675)
Amortization of excess of acquired net assets
 over cost                                                   (154,993)         (158,487)       (162,338)
Adjustment to prior year estimate                             (30,110)         (120,000)       (140,692)
Other, net                                                      9,760            15,818         (44,869)
                                                       --------------    --------------    ------------
Provision for income taxes                             $    1,265,544    $      803,748    $     68,160
                                                       ==============    ==============    ============

The net deferred tax asset comprised the tax effects of the temporary differences relating to the following assets and liabilities:

                                                           1995               1994             1993
                                                       --------------    --------------    ------------
Current tax provision                                  $    1,365,651    $      564,555    $    271,160
Deferred tax (benefit) provision                             (100,107)          239,193        (203,000)
                                                       --------------    --------------    ------------
                                                       $    1,265,544    $      803,748    $     68,160
                                                       ==============    ==============    ============

The net deferred tax asset comprised the tax effects of the temporary differences relating to the following assets and liabilities:

                                                     December 31,              December 31,
                                                   ----------------          ----------------
                                                         1995                      1994
                                                   ----------------          ----------------
Deferred Tax Assets
 Reserves for unpaid losses and loss
  adjustment expense                               $      1,922,668          $      1,804,972
 Unearned premium reserves                                  477,202                   287,895
 Unrealized investment losses                                     -                   719,314
 Other                                                       15,865                    15,551
                                                   ----------------          ----------------
Total Deferred Tax Assets                                 2,415,735                 2,827,732
Deferred Tax Liabilities
 Unrealized investment gains                               (794,739)                        -
 Deferred acquisition costs                                (538,427)                 (331,415)
                                                   ----------------          ----------------
Total Deferred Tax Liabilities                           (1,333,166)                 (331,415)
Total Net Deferred Tax assets
 Before Valuation Allowance                               1,082,569                 2,496,317
 Valuation allowance for deferred tax assets                      -                  (166,317)
                                                   ----------------          ----------------
Net Deferred Tax Assets                            $      1,082,569          $      2,330,000
                                                   ================          ================

The Registrant files a consolidated federal income tax return. The Registrant had available a capital loss carryforward of approximately $404,000 as of January 1, 1994, which resulted from former activities of JBR. The loss carryforward is less than the annual limitation prescribed by the Internal Revenue Code and was fully utilized during 1994.

FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE C INCOME TAXES (CONTINUED)

Upon adoption of SFAS No. 109, a valuation allowance of $192,675 was established to reduce the net deferred tax asset to an amount that, based on all available evidence, would more likely than not be realized. During 1993, this allowance was reduced, allowing full recognition of the deferred tax asset as there were unrealized gains on investments in the balance sheet against which the tax deduction giving rise to the asset could be taken.

The valuation allowance established in 1994 is with respect to the tax effect of the unrealized losses on equity securities. There was no valuation allowance established on the tax effect of the fixed maturities in 1994 because, although they were held for sale, management would hold them until maturity to avoid non-deductible losses.

Actual income tax payments made amounted to approximately $2,000,000, $692,000 and $500,000 in 1995, 1994 and 1993, respectively.

NOTE D - REINSURANCE CEDED

First Re had immaterial amounts of ceded premiums earned and incurred losses and loss adjustment expenses for the year ended 1993 as related to the 1987-1993 underwriting years. For the years ended 1995 and 1994, the following schedule shows the components of First Res' underwriting results.


Premiums Written                         1995              1994
                                        ------            ------
                        Direct     $    5,744,722    $      829,586
                        Assumed        10,737,730         9,759,699
                        Ceded          (2,342,441)       (1,626,877)
                                   --------------    --------------
Net Premiums Written               $   14,140,011    $    8,962,408
                                   ==============    ==============
Premiums Earned
                        Direct     $    3,054,758    $      238,741
                        Assumed        10,526,138         8,196,920
                        Ceded          (2,224,813)         (615,877)
                                   --------------    --------------
Net Premiums Earned                $   11,356,083    $    7,819,784
                                   ==============    ==============
Losses Incurred
                        Direct     $    2,228,928    $    1,178,632
                        Assumed         1,349,634         1,920,910
                        Ceded           1,264,922          (486,148)
                                   --------------    --------------
Net Losses Incurred                $    4,843,484    $    2,613,394
                                   ==============    ==============

At December 31, 1995, $4,181,349 represented reinsurance recoverable related to the reserves. First Re is liable to pay the claims even if this is not collected from the reinsurers who are liable under their ceded contracts. The ceded contracts allow First Re to collateralize the reinsurance recoverable to a certain extent with letters of credit and other collateral balances. Accordingly, First Re has received collateral of approximately $1,441,000 which came from a formerly affiliated insurance company in the form of a letter of credit from Citibank of New York. In addition, as discussed in Note B, First Re has restricted cash of $2,601,312, which is drawn upon to pay losses on behalf of a former affiliated reinsurer.

The Registrant released its former affiliated reinsurer of its reinsurance obligation on February 7, 1996, to reduce handling costs and agreed to release $1,340,000 of the funds held and retain $1,261,314 of funds.

FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE E - DIVIDENDS FROM SUBSIDIARY

The State of Connecticut, under the statutes and regulations that govern the operations and affairs of insurance companies that are domiciled in the state, impose a restriction on the amount of dividends that can be paid by First Re to the Registrant without prior regulatory approval. The maximum amount of dividends that may be paid by First Re without prior regulatory approval, is limited to the greater of 10% of statutory surplus (stockholders' equity determined on a statutory basis) or 100% of net income for the preceding fiscal year. There is also a further limitation to earned surplus. Dividends exceeding these limitations require regulatory approval. The maximum dividends that could be paid in 1996 by First Re is equal to 10% of the company's surplus or $4,226,588.

NOTE F - RECONCILIATION OF NET INCOME AND STOCKHOLDERS' EQUITY

The following reconciles the consolidated statutory net income and stockholders' equity of FIIG and its subsidiaries, determined in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of Connecticut, with such amounts determined in conformity with generally accepted accounting principles (GAAP):

FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE F - RECONCILIATION OF NET INCOME AND STOCKHOLDERS' EQUITY (CONTINUED)

                                              1995                 1994             1993
                                        --------------       --------------    ------------
Statutory net income, as filed          $    3,537,110       $    4,050,035    $  3,264,732
cumulative effect of change in
  accounting for income taxes                        -                    -         192,515
Deferred and other federal
  income taxes                                 103,167             (239,193)        284,207
Contingent commissions                               -                    -        (258,161)
Amortization of excess of
  acquired net assets over cost                455,862              466,139         477,465
Net loss from parent and
  its non-insurance affiliates                (383,185)            (857,580)       (638,635)
Deferred acquisition cost                      608,856              301,415        (172,032)
Other                                              (11)              18,002          61,854
                                        --------------       --------------    ------------
GAAP net income                         $    4,321,799       $    3,738,818    $  3,211,945
                                        ==============       ==============    ============
                                                     December 31,
                                              1995                 1994
                                        --------------       --------------
Statutory capital and surplus           $   42,265,879       $   40,112,320
add: Deferred and other federal
 income taxes                                1,082,569            2,330,000
Deferred acquisition costs                   1,583,607              974,750
Unrealized investment gains (losses)           817,168           (1,244,360)
GAAP stockholders' equity (deficit)
 of parent and its non-insurance
 Subsidiaries after elimination
 of investment in insurance
 subsidiaries                                  445,471           (1,872,040)
Excess of acquired net assets over
 cost                                       (1,158,693)          (1,614,555)
Penalty of unauthorized reinsurance            128,000              262,502
Statutory non-admitted assets                  416,642                    -
Other                                          382,479             (164,961)
                                        --------------       --------------
GAAP stockholders' equity               $   45,963,122       $   38,783,656
                                        --------------       --------------

NOTE G - LEASE COMMITMENTS

In June 1993, the Registrant entered into a lease for office space in Chicago with an annual rent of approximately $112,000. The lease is due to terminate on May 31, 1996. On a month to month basis, the Registrant also leases space in Avon, Connecticut to service the run-off operation that it assumed in conjunction with the purchase of JBR and First Re. The annual cost of this is approximately $40,000.

FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE H - PENSIONS, EMPLOYEE BENEFIT OBLIGATIONS

The Registrant has a 401 (k) retirement savings plan which commenced in 1992. All employees are eligible to participate in the plan after completing six months of service. Participants may make contributions on a pre-tax basis of up to 15% of annual compensation subject to IRS limitations. The Registrant matches 50% of the employee's contribution (up to 6%). The Registrant's contributions were approximately $111,000, $120,000, and $95,000 in 1995, 1994 and 1993, respectively.

The Registrant has no other significant pension or other post-retirement programs in place for the benefit of its employees as of December 31, 1995.

NOTE I - STOCK OPTIONS AND STOCK GRANTS

In October 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 is effective for fiscal years beginning after December 15, 1995. SFAS No. 123 introduces a preferable fair value-based method of accounting for stock-based compensation. SFAS No. 123 encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options, and other equity instruments to employees based on the new fair value accounting rules. The Company intends to continue applying the existing accounting rules contained in Accounting Principles Board Opinion No. 25, " Accounting for Stock Issued to Employees," and disclose net income and earnings per share on a pro forma basis, based on the new fair value methodology.

Mr. Dore received a loan from the Registrant in 1991 in the amount of $150,000 in order to finance the purchase of 43,200 shares of common stock from the Registrant at a price of $3.48 per share. Mr. Dore purchased the 43,200 shares from the Registrant on January 2, 1991, and executed a Promissory Note in the amount of $150,000 payable to the Registrant. The Promissory Note provided that payment of the amounts due thereunder was secured by the 43,200 shares so purchased by Mr. Dore. The principal amount bore interest at a rate equal to the average yield on five year Treasury obligations, and interest was due and payable annually. The $150,000 principal amount plus accrued interest was paid in full by Mr. Dore in 1995.

The Board of Directors in 1990 approved plans for stock options and stock grants for certain key officers, directors, and employees.

At December 31, 1995, stock options for an adjusted total of 310,896 shares were outstanding with exercise prices ranging from $3.13-$10.70 per share. Of this total, 180,504 stock options were exercisable. During 1995 there were 23,600 stock options exercised for a total of $120,754. During 1995, stock options for an adjusted total of 51,120 shares were granted with market values $9.20 and $12.32.

In addition, at December 31, 1995, the Registrant had allocated for future grants a total of 3,600 shares after adjusting for the stock dividend. The Registrant granted in 1994 and issued in 1995, 7,200 shares with a market value of $9.20 and in addition the Registrant granted in 1994 and 1995 7,776 shares and issued during 1995 15,552 with a market value of $12.32 per share.

NOTE J - STOCK SPLIT AND STOCK DIVIDENDS

At the December 10, 1993 Board of Directors' Meeting, the Registrant declared a split of the common stock to be effected by a distribution on February 24, 1994 of one fully paid and non-assessable share of common stock for each share of stock outstanding with shareholders of record on January 20, 1994. The Registrant submitted to its shareholders at the June 1994 annual meeting a proposal to increase its authorized shares of stock from 3,000,000 to 6,000,000 which was approved.

At the June 7, 1995 meeting of the Board of Directors, a 20% stock dividend was declared payable on August 24, 1995 to stockholders of record on July 27, 1995. At the December 6, 1995 board meeting, the Registrant declared another 20% stock dividend payable February 22, 1996 to stockholders of record on January 25, 1996. Information set forth herein has been adjusted to reflect the stock split and dividends.

FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE K - REINSURANCE RISK

When a reinsured company reports a claim, the Registrant establishes a reserve equal to that report. It also evaluates the circumstance of that claim based on the judgment of management and reserving practices for the type of business, it establishes additional case reserves sufficient to settle the estimated ultimate liability given the current information. In many cases, several years may elapse between the reporting of a claim and its final settlement. These estimates are difficult to quantify, as the outcome may depend on multi-party litigation and other factors not readily predictable.

The Federal Deposit Insurance Corporation the success of to The Resolution Trust Corporation can be a party to claims in the discontinued financial institution business which tends to lengthen the claims settlement period. The other reinsurance exposures typically would involve property catastrophe events which tend to be more easily quantified, as the claims would likely be notified quickly, and they do not usually involve litigation.

The Registrant, with the help of consulting actuaries and the advice from its reinsured companies, establishes incurred but not reported "IBNR" reserves in addition to the reserves reported by the reinsureds. These reserves are estimates based on company and industry data that estimate claims that may occur against the policy coverage. Reserves are estimates involving actuarial and statistical projections of the ultimate settlement and administration of claims, based on facts and circumstances then known, predictions of future events, estimates of future trends in severity and other variable factors such as new concepts of liability. Future revisions of the estimated claims liability have occurred and are likely to continue to occur. These revisions are recorded on the statement of income in the period in which they occur. The following table displays the effect of those revisions for 1995, 1994, and 1993.

                                                                      DECEMBER 31,
                                                                     (000 omitted)
                                                           1995          1994          1993
                                                          -------       -------       -------
Balance at January 1                                    $   32,968    $   33,502     $  33,179
Less reinsurance recoverables                                6,424         6,398         7,436
                                                        ----------    ----------     ---------
Net reserves for unpaid losses and loss adjustment
  expenses beginning of period                              26,544        27,104        25,743
Incurred losses and loss adjustment expense:
Provision of losses of the current period                    9,726         6,166         6,572
Provision (savings) for losses of prior period              (4,883)       (3,553)       (1,648)
                                                        ----------    ----------     ---------
Total incurred losses and loss adjustment expenses           4,843         2,613         4,924
Payments:
Loss of the current period                                     668           687           153
Losses and loss adjustment expenses attributable
  to losses of prior periods                                 2,444         2,486         3,410
                                                        ----------    ----------     ---------
Total payments                                               3,112         3,173         3,563
                                                        ----------    ----------     ---------
Net reserves for unpaid losses and loss adjustment
  expenses, end of period                                   28,275        26,544        27,104
Reinsurance recoverable on unpaid losses                     4,181         6,424         6,398
                                                        ----------    ----------     ---------
Gross reserves for unpaid losses and loss adjustment
  expenses per the Balance Sheet                        $   32,456    $   32,968     $  33,502
                                                        ==========    ==========     =========

FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE K - REINSURANCE RISK (CONTINUED)

Included in the table on the prior page are reserves with respect to contracts on programs no longer renewed. While this business is not a separate segment or operation, the loss behavior patterns are unique. While no premium is currently being earned on these programs, the continual adjustment of reserves on this business is charged to current operations and has had a material effect on net income. The following table displays the changes in those reserves in 1995 and 1994:


                                                  DECEMBER 31,
                                                 (000 OMITTED)
                                               1995          1994
                                            ----------    ----------
Total net reserves, beginning of year . . . $   26,544    $   27,104
Net reserves on renewed business  . . . . .      7,687         3,526
                                            ----------    ----------
Net reserves on non-renewed business,
 beginning of year  . . . . . . . . . . . .     18,857        23,578
Provision (savings) on losses . . . . . . .     (3,469)       (2,585)
Payments  . . . . . . . . . . . . . . . . .     (1,398)       (2,136)
                                            ----------    ----------
Net reserves on non-renewed business,
  end of year . . . . . . . . . . . . . . .     13,990        18,857
Net reserves on renewed business  . . . . .     14,285         7,687
                                            ----------    ----------
Total net reserves, end of year . . . . . . $   28,275    $   26,544
                                            ==========    ==========

NOTE L - SUBSEQUENT EVENTS

On February 19, 1996 the Registrants entered into a letter agreement to be sold to a new company to be formed by Castle Harlan Partners II and John Dore, the President of the Registrant. This event will not have a material effect on the affairs of the Registrant.

FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS



                                                                                              AS OF            AS OF
                                                                                            MARCH 31,      DECEMBER 31,
                                                                                              1996             1995
                                                                                          ------------     ------------
ASSETS                                                                                   (unaudited)
    INVESTMENTS
    Fixed maturities held for sale at market............................................  $ 50,366,461     $ 58,834,592
    Non-redeemable preferred equities at market.........................................     3,868,225        6,091,931
    Common stocks at market.............................................................     2,386,702        4,148,237
    Short-term investments..............................................................    24,644,880        6,110,072
                                                                                          ------------     ------------
        Total investments...............................................................    81,266,268       75,184,832

    OTHER ASSETS

    Cash and equivalents................................................................     2,431,605        3,782,536
    Restricted cash.....................................................................            --        2,601,312
    Premiums receivable.................................................................     1,747,742        3,101,867
    Reinsurance recoverable on paid losses..............................................       310,255          347,620
    Reinsurance recoverable on unpaid losses............................................     3,199,588        4,181,349
    Accrued investment income...........................................................       716,519          757,395
    Deferred federal income taxes.......................................................     2,134,627        1,082,569
    Other assets........................................................................     2,654,460        3,160,793
                                                                                          ------------     ------------
        Total other assets..............................................................    13,194,796       19,015,441
                                                                                          ------------     ------------
        Total assets....................................................................  $ 94,461,064     $ 94,200,273
                                                                                          ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY
    LIABILITIES

    Reserves for unpaid losses and loss adjustment expenses.............................  $ 32,280,982     $ 32,455,874
    Unearned premium reserves...........................................................     8,172,167        8,146,302
    Accrued liabilities.................................................................     5,910,341        3,874,970
    Funds withheld from reinsurers......................................................            --        2,601,312
    Excess of acquired net assets over cost.............................................     1,046,561        1,158,693
                                                                                          ------------     ------------
        Total liabilities...............................................................    47,410,051       48,237,151

    STOCKHOLDERS' EQUITY
    Preferred stock, $1,000 par value. 75,000 shares authorized; no shares issued
      and outstanding...................................................................  $         --     $         --
    Common stock, $1 par value, 6,000,000 shares authorized; 3,901,204 shares issued....     3,901,204        3,901,211
    Additional paid-in capital..........................................................    43,125,115       43,201,779
    Treasury stock, at cost (1996 - 690,620; shares; 1995 - 707,300 shares).............    (6,325,388)      (6,471,628)
    Unrealized investment gains net of taxes............................................       509,309        1,542,730
    Retained earnings...................................................................     5,840,773        3,789,030
                                                                                          ------------     ------------
        Total stockholders' equity......................................................    47,051,013       45,963,122
                                                                                          ------------     ------------
        Total liabilities and stockholders' equity......................................  $ 94,461,064     $ 94,200,273
                                                                                          ============     ============




See the accompanying notes to the condensed consolidated financial statements.

FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME





                                                                            THREE MONTHS                    THREE MONTHS
                                                                               ENDED                            ENDED
                                                                            MARCH 31, 1996                  MARCH 31, 1995
                                                                            --------------                  --------------
                                                                             (UNAUDITED)                      (UNAUDITED)

REVENUE
        Premiums earned ..........................................              3,610,824                       2,305,776
        Net investment income.....................................                939,676                       1,170,565
        Net realized gains on investments.........................              2,119,748                          83,962
        Other income..............................................                136,336                         175,142
                                                                               ----------                       ---------
                Total revenue.....................................              6,806,584                       3,735,445

LOSSES AND EXPENSES
        Losses and loss adjustment expenses.......................              1,946,108                         822,186
        Commissions expenses......................................                720,692                         588,228
        Other operating and management expenses...................                936,588                         850,955
                                                                               ----------                       ---------
                Total losses and expenses                                       3,603,388                       2,261,369
                                                                               ----------                       ---------
Income before income taxes........................................              3,203,196                       1,474,076
Provision for income taxes........................................                910,658                         304,656
                                                                               ----------                       ---------
Net income........................................................              2,292,538                       1,169,420
                                                                               ==========                       =========
Net income per common share.......................................                   0.68                            0.36
                                                                               ==========                       =========
Weighted average number of shares outstanding
for the entire period.............................................              3,371,480                       3,258,068
                                                                               ----------                       ---------




 See the accompanying notes to the condensed consolidated financial statement

FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.
  CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                     THREE MONTHS         THREE MONTHS
                                                                         ENDED                ENDED
                                                                       MARCH 31,            MARCH 31,
                                                                         1995                 1995
                                                                   ----------------     ----------------
                                                                     (UNAUDITED)          (UNAUDITED)
CASH PROVIDED BY OPERATING ACTIVITIES...........................       $ 1,744,062       $   3,243,561

INVESTING ACTIVITIES
    Net purchases of short term investments.....................          (108,648)           (500,158)
    Purchases of fixed maturities...............................        (4,814,230)        (10,150,663)
    Dispositions of fixed maturities............................         2,926,157          14,821,942
    Net (purchases) dispositions of preferred equities..........           459,484            (954,293)
    Net purchases of common stock...............................          (991,312)         (2,255,075)
                                                                       ------------      -------------
NET CASH (USED) PROVIDED BY INVESTING ACTIVITIES                        (2,528,549)            961,753

FINANCING ACTIVITIES
    Stock options exercised.....................................            25,250                   -
    Payments of cash dividends..................................          (164,003)           (140,927)
                                                                       ------------      -------------
NET CASH USED BY FINANCING ACTIVITIES                                     (138,753)           (140,927)
                                                                       ------------      -------------
INCREASE (DECREASE) IN CASH.....................................       $  (923,240)      $   4,064,387
                                                                       ============      =============



See the accompanying notes to the condensed consolidated financial statements

                  FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                MARCH 31,  1996
                                  (unaudited)



A.   BASIS OF PRESENTATION



     The condensed consolidated financial statements included herein have been prepared by the Registrant without audit, pursuant to the rules and regulations of the Securities and Exchange Commission and reflect all adjustments, consisting of normal recurring accruals, which are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods shown. These statements are condensed and do not include all information required by generally accepted accounting principles to be included in a full set of financial statements. It is suggested that these financial statements be read in conjunction with the consolidated financial statements at, and for the year ended, December 31, 1995 and notes thereto, included in the Registrant's annual report on form 10K as of that date. Certain prior year amounts have been reclassified to conform with the 1996 presentation.



B.   DIVIDENDS PAID



     The Registrant has paid the following cash and common share dividends in 1996 to outstanding stockholders of record:




             Payment            Stockholder       Dividend Paid
             Date               Record Date       Per Common Share
             -----------------  ----------------  ----------------
             February 22, 1996  January 25, 1996  20% Common Stock
             February 22, 1996  January 25, 1996  $0.075




     In addition, the Registrant has declared the following cash dividends in 1996 to outstanding stockholders of record:





                Payment       Stockholder      Dividend Paid
                Date          Record Date      Per Common Share
                ------------  ---------------  ----------------
                May 23, 1996  April 18,  1996  $0.075